    As filed with the Securities and Exchange Commission on December 8, 2003


                                                     Registration No. 333-107233

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 2
                                   TO FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                               ASSURE ENERGY, INC.
                 (Name of Small Business Issuer in its Charter)


        Canada                                 1311                           None
-------------------------          ----------------------------        ----------------
(State or jurisdiction of          (Primary Standard Industrial        (I.R.S. Employer
incorporation organization)        Classification Code Number)        Identification No.)


        521-3rd Avenue S.W., Suite 1250, Calgary, Alberta, Canada T2P 3T3

                                 (403) 266-4975
                                 --------------
          (Address and telephone number of principal executive offices)

                          Copies of communications to:

                            Adam S. Gottbetter, Esq.
                           Gottbetter & Partners, LLP
                               488 Madison Avenue
                            New York, New York 10022



Approximate  date  of  commencement  of  proposed  sale  to  the  public:   Upon
effectiveness of this Registration Statement and consummation of the conversion described herein.


If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                         CALCULATION OF REGISTRATION FEE

Title of each class of                  Amount to be       Proposed                 Proposed               Amount of
securities to be registered             registered         maximum aggregate        aggregate offering     registration fee
                                                           offering price           price
                                                           per share
Common Stock, $.001 par value           16,433,000          $     3.025(1)          $49,709,825(1)          $  4,573.30(1)

Common Stock, $.001 par value            1,548,100          $     4.345(2)          $ 6,726,495(2)          $    618.84(2)
                                       -----------          -----------             -----------             -----------

Total                                   17,981,100                                                          $  5,192.14(3)
                                        ===========                                                         ===========

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices reported on July 17, 2003 on the over-the-Counter Bulletin Board for the common stock, par value $.001 per share, of Assure Energy, Inc., a Nevada corporation which will become common stock, $.001 par value, of Assure Energy, Inc., an Alberta Canada corporation, on a one-for-one basis pursuant to the continuance and conversion described in this Registration Statement. Payment of the registration fee for these shares was made at the time of the original filing of the Registration Statement on July 22, 2002.


     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices reported on October 24, 2003 on the over-the-Counter Bulletin Board for the common stock, par value $.001 per share, of Assure Energy, Inc., a Nevada corporation which will become common stock, $.001 par value, of Assure Energy, Inc., a Canadian corporation, on a one-for-one basis pursuant to the continuance and conversion described in this Registration Statement. Payment of the registration fee for these shares was made at the time of the filing of Pre-Effective Amendment No. 1 to the Registration Statement on October 31, 2003.

     (3)  Previously paid.


                            -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROXY STATEMENT/PROSPECTUS

                               ASSURE ENERGY, INC.
                         521-3rd Avenue S.W., Suite 1250
                        Calgary, Alberta, Canada T2P 3T3

Dear Stockholder:

A special meeting of the stockholders of Assure Energy, Inc. will be held on January __, 2004, at ___ a.m., at the offices of Gottbetter & Partners, LLP., 488 Madison Avenue, 12th Floor, New York, New York 10022. At the special meeting, you will be asked to approve a proposal to change the place of incorporation of the company from Nevada to Alberta, Canada. The change in corporate domicile will be accomplished through the adoption of our proposed plan of conversion. If we complete the plan of conversion, Assure Energy, Inc. will be continued under the Alberta Business Corporations Act and cease to be incorporated in Nevada and as a result will be governed by the Alberta Business Corporations Act.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONVERSION PROPOSAL AND RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE PROPOSALS DESCRIBED IN THE ATTACHED MATERIALS. BEFORE VOTING, YOU SHOULD CAREFULLY REVIEW ALL THE INFORMATION CONTAINED IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS AND IN PARTICULAR YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 13.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope or deliver your proxy instructions via the Internet or by telephone so that your shares may be represented at the meeting, regardless of the number of shares you own. If you fail to submit your proxy or to vote in person at the special meeting, it will have the same effect as a vote against the conversion proposal.

We strongly support the proposed conversion and enthusiastically recommend that you vote in favor of the proposals presented to you for approval.

Sincerely,

Harvey Lalach
President and

Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE CONVERSION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This joint proxy statement/prospectus is dated December 8, 2003 and is first being mailed to stockholders on or about December __, 2003.

                               ASSURE ENERGY, INC.
                         521-3rd Avenue S.W., Suite 1250
                        Calgary, Alberta, Canada T2P 3T3


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY ____, 2004


To the Stockholders of Assure Energy Inc.:

You are cordially invited to attend a special meeting of stockholders of Assure Energy, Inc. to be held on January __, 2004 at ____ a.m. at the offices of Gottbetter & Partners, LLP., 488 Madison Avenue, 12th Floor, New York, New York 10022 to consider the following matters:

     o A proposal to approve the plan of conversion to change our corporate domicile from Nevada to Alberta, Canada;

     o A proposal to authorize us to adjourn the special meeting on one or more occasions, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the conversion proposal; and

     o Such other business as may properly come before the special meeting or any adjournments or postponements thereof.

The accompanying proxy statement/prospectus forms a part of this notice and describes the terms and conditions of the plan of conversion.

We believe that the change in domicile to Alberta, Canada will more accurately reflect our present operations as an oil and gas company, which have always been in Canada. Since engaging in this line of business, we have never had any employees or operations in the U.S. We also believe the change in domicile will enable us to benefit from investor interest in Canada for Canadian oil and gas companies and other Canadian sources of financing more readily available to Canadian companies.

Our common stock is currently listed for trading on the NASD Over-the-Counter Bulletin Board ("OTCBB") under the symbol "ASUR". Upon the effectiveness of the conversion we will be considered a foreign private issuer under the Securities Act of 1933, as amended and our common stock is expected to be listed for trading on the OTCBB under the symbol "ASURF."

Our Board of Directors has declared the plan of conversion advisable and recommends that you vote in favor of the plan of conversion.

This notice and the accompanying proxy statement/prospectus are being mailed to holders of our common stock. However, only holders of record of our common stock at the close of business on December __, 2003 will be entitled to vote at the special meeting or any adjournments or postponements thereof. Eligible voters may include persons that executed shareholder consents dated September 18, 2003 approving the plan of conversion as these consents have been voided and have no force or effect.

To approve the conversion proposal, holders of a majority of our outstanding shares must vote to approve the plan of conversion. To approve the proposal to adjourn the special meeting, holders of a majority of our shares of common stock present and represented by proxy must vote to approve the adjournment proposal. Approval of the adjournment proposal is not a condition to the approval of the plan of conversion. Our board of directors recommends that stockholders vote FOR both proposals.

Whether or not you expect to attend the meeting, please complete, date, sign and properly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting. Alternatively, you may vote by telephone or via the Internet. If you fail to return a properly executed proxy card, to vote by telephone or Internet, or to vote in person at the special meeting, it will have the same effect as a vote against the proposal to adopt the conversion plan.

Eligible Assure Energy, Inc. stockholders who properly demand dissenters' rights prior to the meeting, who do not consent to the adoption of the plan of conversion and who otherwise comply with the provisions of Chapter 92A of the Nevada Revised Statutes will be entitled, if the conversion is completed, to receive the fair value of their shares of common stock. Refer to the section entitled "Dissenters' Rights" in the accompanying proxy statement/prospectus and the full text of Sections 92A.300 to 92A.500 of the Nevada Revised Statutes, which is attached as Appendix E to the accompanying proxy statement/prospectus, for a description of the procedures that Assure Energy, Inc. shareholders must follow in order to exercise their dissenters' rights.


                               By Order of the Board of Directors,


                               Harvey Lalach
                               President and Chief Executive Officer


Calgary, Alberta
December        , 2003

                                TABLE OF CONTENTS

                                                                                    PAGE
SUMMARY.........................................................................      7
SUMMARY FINANCIAL INFORMATION...................................................     11
RISK FACTORS....................................................................     13
Risks Relating to the Continuance...............................................     13
Risks Relating to the Company...................................................     13
CONTINUANCE AND CONVERSION PROPOSAL ............................................     16
VOTING AND PROXY INFORMATION....................................................     19
DISSENTERS' RIGHTS..............................................................     22
MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES.................................     25
MATERIAL CANADIAN TAX CONSEQUENCES..............................................     28
COMPARATIVE RIGHTS OF STOCKHOLDERS..............................................     31
ACCOUNTING TREATMENT............................................................     38
BUSINESS OF ASSURE ENERGY, INC..................................................     39
LEGAL PROCEEDINGS...............................................................     47
MANAGEMENT'S DISCUSSION AND ANALYSIS
     OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................     48
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS........................     50
MANAGEMENT......................................................................     53
EXECUTIVE COMPENSATION..........................................................     55
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................     59
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................     60
DESCRIPTION OF CAPITAL STOCK....................................................     62
EXPERTS.........................................................................     65
LEGAL MATTERS...................................................................     65
AVAILABLE INFORMATION...........................................................     65
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS......................     66
FINANCIAL STATEMENTS OF ASSURE ENERGY, INC......................................     F-1

     APPENDIX A - Form of Articles of Conversion

     APPENDIX B - Form of Plan of Conversion

     APPENDIX C - Form of Articles of Continuance

     APPENDIX D - Form of By Laws of Assure Energy, Inc., an Alberta corporation

     APPENDIX E - Sections 92A.300 to 92A.500 of the Nevada Revised Statutes

                                     SUMMARY


THIS SUMMARY PROVIDES AN OVERVIEW OF THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. THEREFORE, YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION SET FORTH IN THIS DOCUMENT, INCLUDING THE FINANCIAL STATEMENTS OF THE COMPANY. THE SYMBOL "$" REFERS TO UNITED STATES DOLLARS.

In this proxy statement/prospectus, unless otherwise indicated or the context otherwise requires, we will refer to Assure Energy, Inc., a Nevada corporation herein referred to as Assure Nevada and Assure Energy, Inc, an Alberta Canada corporation herein referred to as Assure Canada as "we", "us", "our" or "the Company". The procedure by which we will change our domicile from Nevada to Alberta, Canada is referred to as a conversion or a continuance.


THE COMPANY


We are actively engaged in the exploration, development, acquisition and production of petroleum and natural gas properties primarily located in Western Canada. We own varying interests through farmout participations, asset purchases, and acquisitions of crown land rights of both producing and prospective oil and gas properties. For a more detailed discussion of our operations see "Business of Assure Energy, Inc." beginning on page 39. Our principal executive office is located at 521-3rd Avenue S.W., Suite 1250, Calgary, Alberta, Canada T2P 3T3, telephone (403) 266-4975.

After effecting the continuance, we will be a Canadian corporation governed by the Alberta Business Corporations Act. We will continue to conduct the business in which we are currently engaged. Our operations and employees presently exist entirely within Canada, and therefore there will be no material effect on our operations. Our business and operations following the conversion will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of the State of Nevada but will be subject to the Alberta Business Corporations Act. The Alberta company hereinafter referred to as Assure Canada, will be liable for all the debts and obligations of the Nevada company, hereinafter referred to as Assure Nevada, and the officers and directors of the Alberta company will be the officers and directors of the Nevada company. The material differences between the laws will not materially affect our business but will affect your rights as a stockholder. The differences between the applicable laws of the two jurisdictions is discussed in greater detail under the heading "Comparative Rights of Stockholders" beginning on page 25.


FACTORS YOU SHOULD CONSIDER

The conversion, which will have the effect of transferring our domicile from Nevada to Alberta, Canada will not have any effect on your relative equity or voting interests in our business. You will continue to hold exactly the same number and type of shares which you currently hold. The continuance will, however, result in changes in your rights and obligations under applicable corporate laws. In addition, the continuance may have tax consequences for you.

REASONS FOR THE CONVERSION

We believe that the continuance to Alberta Canada will more accurately reflect our operations, all of which are based in Canada. Since entering our current line of business, we have not had any operations in the U.S. We also believe the continuance to Alberta, Canada may enable us to benefit from new financing opportunities that may be available to us as a Canadian corporation.

RISK FACTORS RELATED TO THE CONVERSION TRANSACTION


Factors such as possible adverse tax consequences and stock price volatility of our common stock following the continuance may affect your interest in owning Assure Canada common shares. In evaluating the merits of the proposed conversion, you should carefully consider the risk factors included in this prospectus beginning on page 13.

DISSENTERS RIGHTS

Under the Nevada Revised Statutes, certain Assure Nevada shareholders have the right to dissent from the plan of conversion and receive the fair value of their shares. See "Dissenters Rights."


MATERIAL TAX CONSEQUENCES FOR STOCKHOLDERS

The following is a brief summary of the material tax consequences the continuance will have for stockholders. Stockholders should consult their own tax advisers with respect to their particular circumstances. A more detailed summary of the factors affecting the tax consequences for stockholders is set out under "Material United States Federal Tax Consequences" and "Material Canadian Income Tax Consequences."

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

On the date of the continuance, the Nevada company must recognize any gain but not any losses to the extent that the fair market value of any of its assets exceeds its taxable basis in such assets. The calculation of any potential gain will need to be made separately for each asset held. No loss will be allowed for any asset that has a taxable basis in excess of its fair market VALUE. We do not believe that any of our assets have a fair market value which is greater or significantly greater than their respective tax basis. Accordingly, we do not expect to recognize material taxable gains as a result of the continuance.


U.S. holders of our stock will not be required to recognize any gain or loss as a result of the continuance. A U.S. stockholder's adjusted basis in the shares of the Alberta company will be equal to such stockholder's adjusted basis in the shares of the Nevada company. A U.S. stockholder's holding period in the shares of the Alberta company will include the period of time during which such stockholder held his or her shares in the Nevada company. For a more complete discussion of the U.S. Income Tax Consequences, please see "Material United States Federal Income Tax Consequences" beginning on page 25.

CANADIAN INCOME TAX CONSEQUENCES

On our continuance to Alberta, Canada, the Alberta company will be deemed to dispose of and to immediately re-acquire its assets at their fair market value. If the fair market value of the assets exceed the taxable basis in the assets a tax will be due. Pre-continuance losses are available for use in Alberta.


A Canadian stockholder will not realize a disposition of their Nevada shares on the continuance to Alberta. To the extent a deemed dividend is paid by the Nevada company to a Canadian stockholder, the amount of the dividend will be included in their income. For a more complete discussion of the Canadian Income Tax Consequences, please see "Material Canadian Income Tax Considerations" beginning on page 28.


HOW THE CONVERSION WILL AFFECT YOUR RIGHTS AS A STOCKHOLDER


You will continue to hold the same shares you now hold following the continuance of the company to Alberta, Canada. Similarly, following the continuance we will continue to be exempt from the proxy rules and our officers, directors and principal shareholders will continue to be exempt from Section 16 of the Securities Exchange Act of 1934, as amended. However, the rights of stockholders under Nevada law differ in certain substantive ways from the rights of stockholders under the Alberta Business Corporations Act. Examples of some of the changes in stockholder rights which will result from continuance are:


     o Under Nevada law, unless otherwise provided in the charter, stockholders may act without a meeting by written consent of the majority of the voting power of the outstanding common stock entitled to vote on the matter, and notice need not be given to stockholders. Under Alberta law, stockholders may only act by way of a resolution passed at a duly called meeting unless all stockholders otherwise entitled to vote consent in writing.

     o Under Nevada law, a charter amendment requires approval by vote of the holders of a majority of the outstanding stock. Under Alberta law, an amendment to a corporation's charter requires approval by the holders of a two-thirds majority of the outstanding stock represented in person or by proxy.

     o    Dissenter's   rights  are   available  to   stockholders   under  more
          circumstances under Alberta law than under Nevada law.

     o Stockholders have a statutory oppression remedy under Alberta law that does not exist under Nevada law. It is similar to the common law action in Delaware for breach of fiduciary duty, but the Alberta remedy does not require stockholders to prove that the directors acted in bad faith.

     o A director's liability may not be limited under Alberta law as it may under Nevada law.


     o Under Nevada law, unless otherwise provided in the charter or by-laws, a majority of the voting power constitutes a quorum for the transaction of business at a shareholders' meeting. Under Alberta law, unless otherwise provided in the by-laws, a majority of the voting power constitutes a quorum for the transaction of business at a shareholders' meeting. However, Alberta companies may provide that a quorum is deemed present when as little as 5% of the issued and outstanding share capital is present. Our proposed by-laws contain a provision that provides a quorum is deemed present when 12.5% or more of the issued and outstanding share capital is present. The provision may be detrimental to the rights of shareholders owning a majority of our voting shares. As a result thereof, resolutions may be passed at shareholders' meetings not attended by such shareholders on matters that would have otherwise not been subject to a vote. Except for the election of directors and matters such as charter amendments, certain amalgamations, the continuance of an Alberta corporation into another jurisdiction, share consolidations, business combinations, and the sale, lease, or exchange of all or substantially all of the property of a corporation outside the ordinary course of business, where the Alberta Business Corporation Act requires approval by a special resolution, requiring approval by a two-thirds majority of the shares present in person or represented by proxy and entitled to vote on the resolution, a simple majority of the shares present in person or represented by proxy and entitled to vote on a resolution is required to approve a resolution properly brought before the shareholders.

For a more detailed discussion of the differences in the rights of stockholders under Nevada and Alberta law see "Comparative Rights of Stockholders" beginning on page 31.

PRICE VOLATILITY

We cannot predict what effect the continuance will have on the market price prevailing from time to time or the liquidity of our shares.

ACCOUNTING TREATMENT OF THE CONVERSION

For U.S. accounting purposes, conversion of our company from a Nevada corporation to an Alberta one represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost, in accordance with the guidance for transactions between entities under common control in Statement of Financial Accounting Standards No. 141, Business Combinations. The historical comparative figures of Assure Canada will be those of Assure Nevada.

Upon the effective date of the conversion, we will be subject to the securities laws of the province of Alberta. We will qualify as a foreign private issuer in the United States. Before our continuance in Alberta, Canada, we prepared our consolidated financial statements in accordance with generally accepted accounting principles ("GAAP") in the United States. As a Canadian domestic issuer, we will be required to prepare our annual and interim consolidated financial statements in accordance with Canadian generally accepted accounting principles. For purpose of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP.


THE SPECIAL MEETING

The special meeting will take place at the offices of Gottbetter & Partners, LLP., 488 Madison Avenue, 12th Floor, New York, New York 10022 on January ___, 2004 at ____ a.m., local time. At the special meeting, the holders of our common stock will be asked to approve the conversion proposal and the proposal to adjourn the special meeting, if necessary.

The close of business on December ___, 2003 is the record date for determining if you are entitled to vote at the special meeting. On that date, there were approximately ______ shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote at the special meeting.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to approve the plan of conversion. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the special meeting is required to approve the adjournment proposal.

OUR RECOMMENDATION TO STOCKHOLDERS

Taking into consideration all of the factors and reasons for the conversion set forth above and elsewhere in this proxy statement/prospectus, our board of directors has approved the plan of conversion and recommends that our stockholders vote FOR approval of the plan of conversion and FOR approval of the adjournment proposal.

                          SUMMARY FINANCIAL INFORMATION


THE FOLLOWING SUMMARY FINANCIAL INFORMATION FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001 INCLUDES BALANCE SHEET AND STATEMENT OF OPERATIONS DATA FROM THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF ASSURE NEVADA. THE SUMMARY FINANCIAL INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 INCLUDES BALANCE SHEET AND STATEMENT OF OPERATIONS DATA FROM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF ASSURE NEVADA. THE INFORMATION CONTAINED IN THIS TABLE SHOULD BE READ IN CONJUNCTION WITH OUR "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED HEREIN.


The financial statements of Assure Nevada have been prepared in accordance with accounting principles generally accepted in the United States. The application of Canadian generally accepted accounting principles, which will be applicable to our financial statements following the conversion, would not result in any material differences from the Assure Nevada financial statements.

Income Statement Data:


                                      Year Ended             Year Ended           Nine Months Ended
                                   December 31, 2002      December 31, 2001      September 30, 2003
                                   -----------------      -----------------      ------------------
Revenues                             $  1,136,896           $          0           $  3,840,475
Net Income (Loss)                    $   (792,162)          $    (59,383)          $ (2,083,758)
Net Income (Loss) Per Share          $      (0.03)          $     (0.002)          $      (0.13)
Weighted Average Number of
Shares Outstanding                     27,924,740             31,070,762             16,210,220




Balance Sheet Data:



                                   December 31, 2002     December 31, 2001         September 30, 2003
                                   -----------------     -----------------         ------------------
Current Assets                         $ 2,424,724          $    17,289                $ 3,714,721
Total Assets                           $ 7,161,203          $    20,289                $28,285,512
Current Liabilities                    $ 1,028,100          $     6,144                $ 9,706,084
Total Liabilities                      $ 1,733,040          $     6,144                $18,237,083
Minority Interest                                -                    -                $ 2,588,419
Stockholders' Equity                   $ 5,428,163          $    14,145                $ 7,460,010


                                  RISK FACTORS

An investment in our common shares involves certain risks. In evaluating us and our business, investors should carefully consider the following risk factors in addition to the other information included or incorporated by reference in this prospectus.

RISKS RELATING TO THE CONTINUANCE

We May Owe Taxes As A Result Of The Continuance If Our Conclusions Relating To The Value Of Our Assets Are Incorrect

For U.S. tax purposes, on the date of continuance, we will be treated as though we sold all of our property and received the fair market value for those properties. We will be taxed on any income or gain realized on that "sale." If the fair market value of any of our assets is greater than our tax basis in such assets, we will have taxable gain on the deemed "sale".


We have reviewed our assets, liabilities and paid-up capital and believe that we will not owe material U.S. federal income taxes as a result of the continuance. We believe that the fair market value of most of our assets is not in excess of our tax basis in such assets. We further believe that the fair market value for those assets with a fair market value that is in excess of the tax basis for such assets is not materially excessive. Accordingly, we believe that little or no U.S. taxes will be owed as a result of the proposed continuance. It is possible that the facts on which we based our assumptions and conclusions could change before the continuance is completed. We have not applied to the federal tax authorities for a ruling on this matter and do not intend to do so. We have also made certain assumptions regarding the tax treatment of this transaction in order to reach our conclusions and it may be possible for some of these assumptions to be interpreted in a different manner which would be less favorable to us. You should understand that it is possible that the federal tax authorities will not accept our valuations or positions and claim that we owe more taxes then we expect as a result of this transaction.


The Stock Price Of Our Common Shares May Be Volatile. In Addition, Demand In The United States For Our Shares May Be Decreased By The Change In Domicile.

The market price of our common shares may be subject to significant fluctuations in response to variations in results of operations and other factors. Developments affecting the oil and gas industry including oil and gas price fluctuations could also have a significant impact on the market price for our shares. In addition, the stock market has experienced a high level of price and volume volatility. Market prices for the stock of many similar companies have experienced wide fluctuations which have not necessarily been related to the operating performance of such companies. These broad market fluctuations, which are beyond our control, could have a material adverse effect on the market price of our shares.

We cannot predict what effect, if any, the conversion will have on the market price prevailing from time to time or the liquidity of our common shares. The change in domicile may decrease the demand for our shares in the United States. The decrease may not be offset by expected increased demand for our shares in Canada.

RISKS RELATING TO THE COMPANY

We Have A Limited Operating History With Respect To Our Current Business. This Makes An Evaluation Of Our Business Difficult.

We were formed in Delaware in August 1999 to engage in a toy business. No operations in this area were ever commenced. Commencing with our April 23, 2002 acquisition of Assure Oil & Gas Corp., followed by Assure Oil & Gas Corp.'s May 30, 2002 acquisition of Westerra 2000 Inc., we became an oil and gas company. Through Assure Canada, we are committed to continue and expand these operations. Through our wholly owned subsidiary, Assure Holdings Inc., we also own approximately 48.5% of the outstanding common shares of Quarry Oil & Gas Ltd., a junior oil and gas exploration and development company based in Calgary, Alberta. Both Assure Oil & Gas Corp. and Westerra 2000 Inc. have limited operating histories. Accordingly, we have limited performance history on which you can evaluate our future performance. We are at an early stage of development and it is possible that we may not achieve the revenues that we anticipate. If that occurs, we will receive less than our anticipated income from our operations and our profitability will suffer. Before investing, you should carefully evaluate the risks, uncertainties, expenses and difficulties frequently encountered by early stage companies.

Our Future Success Is Dependent On The Performance And Continued Service Of Our Chief Executive Officer, And Our Ability To Attract And Retain Skilled Personnel.

Our performance and future operating results are dependent on the continued service and performance of Harvey Lalach, our president and chief executive and financial officer. To the extent that the services of Mr. Lalach become unavailable, our business or prospects may be adversely affected. Should we be required to do so, we do not know whether we would be able to employ an equally qualified person or persons to replace Mr. Lalach. We do not currently maintain "key man" insurance for any of our executive officers or other key employees and do not intend to obtain this type of insurance following the completion of this offering. If we are successful in further developing our business, we will require additional managerial, administrative and support personnel. Competition for highly-qualified personnel is intense, and we cannot assure that we can retain our key employees or that we will be able to attract or retain qualified personnel in the future. The loss of the services of any of our management or other key employees and our inability to attract and retain other necessary personnel could have a material adverse effect on our financial condition, operating results, and cash flows. See "Directors, Executive Officers, Promoters and Control Persons".

Our Competitors Have Greater Financial and Human Resources Than We Do. This May Give Them A Competitive Advantage

The oil and gas industry is highly competitive. We encounter competition from numerous companies in all or our activities, particularly in acquiring rights to explore for crude oil and natural gas. Most of our competitors are larger and have substantially greater financial and human resources than we do.

The oil and gas business involves large-scale capital expenditures and risk-taking. In the search for new oil and gas reserves, long lead times are often required from successful exploration to subsequent production. Operations in the oil and gas industry depend on a depleting natural resource. The number of areas where it can be expected that oil and gas will be discovered in commercial quantities is constantly diminishing and exploration risks are high. Areas where oil or gas may be found are often in remote locations where exploration and development activities are capital intensive and operating costs are high.

Our future success will depend, to a significant extent, on our ability to make good decisions regarding our capital expenditures, especially when taking into consideration our limited resources. We can give no assurance that we will be able to overcome the competitive disadvantages we face as a small company with limited capital.

We Do Not Intend To Pay Dividends On Our Common Stock For The Foreseeable
Future.

We have not paid any cash dividends, nor do we contemplate or anticipate paying any dividends upon our common stock in the foreseeable future.

We May Need Additional Financing Which May Not Be Available And, If Available, Might Only Be Available On Unfavorable Terms. Our Failure To Obtain Financing, If Needed, Would Hinder Our Operations And Our Ability To Achieve Profitability.

We have principally funded our operations to date through sales of our equity and debt securities. We expect to continue to raise funds in the future through sales of our debt or equity securities and through loans until such time, if ever, as we are able to operate profitably. There can be no assurance given that we will be able to obtain funds in such manner or on terms that are beneficial to us. Our inability to obtain needed funding can be expected to have a material adverse effect on our operations and our ability to achieve profitability.

We Have A History Of Losses And An Accumulated Deficit And Expect To Continue to Incur Losses Until We Establish Profitable Business Operations. This Could Drive The Price Of Our Stock Down


We have experienced operating losses since our inception. As at September 30, 2003 we had accumulated deficit in the amount of $2,944,910. We expect to incur additional operating losses until we are able to establish profitable business operations. If we fail to establish profitable business operations and continue to incur losses, the price of our common stock can be expected to fall.


The Continuance Into Alberta, Canada May Materially Affect Shareholders' Rights.

Alberta law is materially different from Nevada law, under which Assure Nevada is currently incorporated. We cannot assure you that the differences between Alberta law and Nevada law will not materially affect the interests of our shareholders. See "Comparative Rights of Shareholders."

Sales Of Shares Eligible For Future Sale Could Depress The Market Price For Our Common Stock.

We presently have issued and outstanding:


     o    19,416,100 shares of our common stock


     o options to purchase 120,000 shares of our common stock at an exercise price of $2.75 per share

     o options to purchase 305,000 shares of our common stock at an exercise price of $3.00 per share

     o warrants to purchase 10,270,400 shares of our common stock at exercise prices ranging from $.333 to $4.00 per share


     o    17,500 shares of convertible Series A Preferred Stock

     o    5,250 shares of convertible Series B Preferred Stock.


None of our outstanding shares of Series A or Series B Preferred Stock are presently convertible. 75,000 of our outstanding options are presently exercisable. All but 5,035,000 of our outstanding warrants are presently exercisable. Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well.


There Is A Limited Public Market For Our Common Stock. Unless Such Market Is Expanded You May Have Difficulty Selling Shares Of Our Common Stock.

To date there has been only a limited and sporadic public market for our common stock. There can be no assurance that an active and more reliable public market will develop in the future or, if developed, that such market will be sustained. Purchasers of shares of our common stock may, therefore, have difficulty in reselling such shares. As a result, investors may find it impossible to liquidate their investment in us should they desire to do so. Our common stock is currently traded in the over-the-counter market and quoted on the OTC Bulletin Board. As at the date hereof, we are not eligible for inclusion in NASDAQ or for listing on any national stock exchange. At the present time, we are unable to state when, if ever, we will meet the Nasdaq application standards. Even if we meet the minimum requirements to apply for inclusion in The Nasdaq SmallCap Market, there can be no assurance that approval will be received or, if received, that we will meet the requirements for continued listing on the Nasdaq SmallCap Market. Further, Nasdaq reserves the right to withdraw or terminate a listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. If we are unable to obtain or to maintain a listing on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the common stock would be available only on the OTC Bulletin Board where our common stock is currently quoted or in the "pink sheets". This can result in an investor's finding it more difficult to dispose of or to obtain accurate quotations of prices for our common stock than would be the case if our common stock were quoted on the Nasdaq Small Cap Market. Irrespective of whether or not our common stock is included in the Nasdaq SmallCap system, there can be no assurance that the public market for our common stock will become more active or liquid in the future.


                       CONTINUANCE AND CONVERSION PROPOSAL


BACKGROUND OF THE CONTINUANCE AND CONVERSION PROPOSAL



The Board of Directors of Assure Nevada has determined that it is advisable to change the company's domicile from Nevada to Alberta, Canada. Management of Assure Nevada has determined that a conversion will be the most effective means of achieving the desired change of domicile. The Nevada Revised Statutes allow a corporation that is duly incorporated, organized, existing and in good standing under Nevada law to convert into a foreign entity pursuant to a plan of conversion approved by the stockholders of the Nevada corporation.

Under the continuance and conversion, Articles of Conversion will be filed with the Secretary of State of Nevada and Articles of Continuance, along with other documents required by the Alberta Business Corporation Act, will be filed with the Registrar of Corporations in the Province of Alberta. Upon the filings, we will be continued as an Alberta company and will be governed by the laws of Alberta, Canada. The assets and liabilities of the Alberta company immediately after the consummation of the conversion will be identical to the assets and liabilities of the Nevada company immediately prior to the conversion. The current officers and directors of the Nevada company will be the officers and directors of the Alberta company. The change of domicile will not result in any material change to the business of Assure Nevada and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share, option and warrant of Assure Nevada will become one share, option and warrant of the Alberta company. The change in domicile will, however, result in changes in the rights and obligations of current Assure Nevada stockholders under applicable corporate laws. For an explanation of these differences see "Comparative Rights of Stockholders". In addition, the conversion may have adverse tax consequences for stockholders. For a more detailed explanation of the circumstances to be considered in determining the tax consequences, see "Material United States Federal Tax Consequences" and "Material Canadian Tax Consequences."

Pursuant to Sections 92A.120 of the Nevada Revised Statutes, the Board of Directors of Assure Nevada has adopted resolutions approving the plan of conversion. The effect of this conversion will be to change the domicile of Assure Nevada from Nevada to Alberta, Canada. Assure Nevada shall file with the Secretary of State of Nevada Articles of Conversion and shall file a Notice of Registered Office, a Notice of Directors and Articles of Continuance with the Registrar under the Alberta Business Corporations Act. Upon the filing of the Plan of Conversion in accordance with Section 92A.205 of the Nevada Revised Statutes and payment to the Secretary of State of Nevada of all prescribed fees, the conversion shall become effective in accordance with Section 92A.240 of the Nevada Revised Statutes. Upon receipt of the Articles of Continuance and payment of all applicable fees, the Registrar shall issue a Certificate of Continuance, and the continuance shall be effective on the date shown in the certificate.


REASONS FOR THE CHANGE OF DOMICILE

We believe that the continuance to Alberta, Canada will more accurately reflect our present operations as an oil and gas company, which have always been in Canada. Further, all of our employees are located in Canada. We also believe the continuance to Alberta may enable us to benefit from new financing opportunities which may become available to us. Furthermore, a majority of our issued and outstanding common stock is owned of record by non-U.S. residents. Accordingly, upon the continuance, we will be considered a "foreign private issuer" under the Securities Act of 1933, as amended.

EFFECTIVE TIME OF THE CONVERSION

The continuance and conversion will become effective upon:


     o The approval of the Plan of Conversion by the stockholders of Assure Nevada;


     o The delivery of duly executed articles of conversion to the Secretary of State of the State of Nevada in accordance with Section 92A.205 of the Nevada Revised Statutes; and


     o The issuance of a Certificate of Continuance by the Director of Business Corporations under the Alberta Business Corporations Act.


We anticipate that the Articles of Conversion and Articles of Continuance will be filed promptly after the Special Meeting of Assure Nevada stockholders. Therefore, the only condition required for us to effect the Plan of Conversion and became continued into Alberta is that our stockholders must duly approve the Plan of Conversion.


CONDITIONS TO THE CONSUMMATION OF THE CONVERSION


The Board of  Directors  of Assure  Nevada has adopted and  approved the plan of conversion. The only other material actions required to consummate the conversion are the approval of the stockholders of Assure Nevada in accordance with Section 92A.120 of the Nevada Revised Statutes, the filing of the Articles of Conversion with the Secretary of State of Nevada and the filing of Articles of Continuance, along with other documents required by the Alberta Business Corporations Act, with the Alberta Registrar of Corporations.


EXCHANGE OF SHARE CERTIFICATES

No exchange of certificates that, prior to the effective time of the continuance, represented shares of Assure Nevada common stock is required with respect to the continuance and the transactions contemplated by the conversion plan. Promptly after the effective time of the conversion, we shall mail to each record holder of certificates that immediately prior to the effective time of the conversion represented shares of Assure Nevada common stock, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing Assure Nevada stock, together with a properly completed letter of transmittal, we shall issue in exchange a share certificate of Assure Canada and the stock certificate representing shares in the Assure Nevada shall be cancelled.

STOCK OPTIONS AND WARRANTS

As of the effective time of the conversion, all warrants and options to purchase shares of Assure Nevada common stock granted or issued prior to the effective time of the conversion will become warrants and options to purchase shares in Assure Canada as continued under the Alberta Business Corporations Act.


RECOMMENDATION OF THE BOARD OF DIRECTORS



THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS


In reaching its decision, the board reviewed the fairness to Assure Nevada and its stockholders of the proposed continuance and considered, without assigning relative weights to, the following factors:

     o The fact that all of the company's operations, assets and employees and current principal executive offices are currently located in Canada.

     o The belief of the board of directors that the continuance may provide new financing opportunities for the company.

     o The belief that there will be minimal or no tax consequences to Assure Nevada from the proposed continuance.


     o The fact that stockholders have an opportunity to vote on the proposed continuance.


Without relying on any single factor listed above more than any other factor, the board of directors, based upon their consideration of all such factors taken as a whole, concluded that the proposals are fair to Assure Nevada and its stockholders.


ACCORDINGLY,  THE BOARD OF DIRECTORS  UNANIMOUSLY  RECOMMENDS THAT  STOCKHOLDERS
VOTE  FOR  THE   PLAN  OF   CONVERSION   PROPOSAL   DESCRIBED   IN  THIS   PROXY
STATEMENT/PROSPECTUS



In addition to the conversion proposal, our board of directors is also soliciting proxies to authorize us to adjourn the special meeting on one or more occasions, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion. This will increase the likelihood of ultimate passage of the plan of conversion proposal.



OUR BOARD OF DIRECTORS' HAS UNANIMOUSLY APPROVED THE ADJOURNMENT PROPOSAL AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADJOURNMENT PROPOSAL DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS.



                          VOTING AND PROXY INFORMATION



SPECIAL MEETING



A special meeting of the Assure Nevada stockholders will be held at ____________ a.m. on January __, 2004, at the offices of Gottbetter & Partners, LLP., 488 Madison Avenue, 12th Floor, New York, New York 10022 (or at any adjournments or postponements thereof) to consider and vote on the following matters:



     o a proposal to effect a plan of conversion, which will have the effect of transferring the jurisdiction of incorporation of Assure Nevada from the State of Nevada to Alberta, Canada;



     o a proposal to authorize the adjournment of the special meeting, on one or more occasions, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the plan of conversion proposal; and



     o    any other matters that may properly come before such meeting.



The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Assure Nevada common stock will constitute a quorum. The vote of any stockholder who is represented at the special meeting by proxy will be cast as specified in the proxy. If no vote is specified in a duly executed and delivered proxy such vote will be cast for the proposal. Any stockholder of record who is present at the special meeting in person will be entitled to vote at the meeting regardless of whether the stockholder has previously granted a proxy for the special meeting.

THE BOARD OF DIRECTORS OF ASSURE NEVADA HAS APPROVED THE PLAN OF CONVERSION AND ADJOURNMENT PROPOSALS AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THEIR APPROVAL.



PROXY SOLICITATION



The total cost of soliciting proxies will be borne by us. Proxies may be solicited by officers and regular employees of Assure Nevada without extra remuneration, by personal interviews, telephone and by electronic means. We anticipate that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to stockholders and those persons will be reimbursed, upon request, for the related out-of-pocket expenses they incur.



RECORD DATE



Only those stockholders of record at the close of business on December ___, 2003, as shown in Assure Nevada's records, will be entitled to vote or to grant proxies to vote at the special meeting.



VOTE REQUIRED FOR APPROVAL



Approval of the conversion proposal requires the affirmative vote of the stockholders of Assure Nevada holding a majority of the outstanding shares of Assure Nevada common stock. Abstentions and broker "non-votes" will have the same effect as votes against the conversion proposal. Approval of the adjournment proposal requires the affirmative vote of the stockholders of Assure Nevada holding a majority of the outstanding shares of Assure Nevada common stock present or represented by proxy at the special meeting. Failure to vote will have no effect on the adjournment proposal. As of December ___, 2003, there were __________ shares of common stock outstanding held by approximately ___ holders of record.



PROXY INSTRUCTIONS



Each Assure Nevada stockholder as of December ___, 2003, will receive a proxy card. A stockholder may grant a proxy to vote for or against, or to abstain from voting on, the proposals by marking his or her proxy card appropriately and executing it in the space provided. Alternatively, stockholders may vote via telephone or the Internet.



Holders of our common stock whose names appear on the stock records of Assure Nevada should return their proxy card to our transfer agent, Continental Stock Transfer & Trust Company, in the envelope provided with the proxy card. Stockholders who hold their common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee on voting their shares.



TO BE EFFECTIVE, A PROXY CARD MUST BE RECEIVED PRIOR TO THE SPECIAL MEETING. ANY PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION
INDICATED ON THE PROXY CARD. A PROPERLY EXECUTED AND RETURNED PROXY CARD IN WHICH NO SPECIFICATION IS MADE WILL BE VOTED FOR THE PROPOSALS.

If any other matters are properly presented at the special meeting for consideration, the persons named in the proxy card and acting under its authority will have discretion to vote on such matters in accordance with their best judgment.



PROXY REVOCATION



Holders of Assure Nevada common stock whose names appear on the stock records of Assure Nevada may revoke their proxy at any time prior to its exercise by:



     o    Giving written notice of such revocation to the corporate secretary;



     o    Appearing and voting in person at the special meeting; or



     o Properly completing and executing a later-dated proxy and delivering it to the corporate secretary at or before the special meeting.



Presence without voting at the special meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. Assure Nevada stockholders who hold their Assure Nevada common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee in revoking their previously voted shares.



PROXY VALIDITY



All questions as to the validity, form, eligibility (including time of receipt), and acceptance of proxy cards will be determined by the Assure Nevada board of directors. Any such determination will be final and binding. The Assure Nevada board of directors will have the right to waive any irregularities or conditions as to the manner of voting. Assure Nevada may accept proxies by any reasonable form of communication so long as Assure Nevada can be reasonably assured that the communication is authorized by the Assure Nevada stockholder.



TERMINATION OF PRIOR CONSENT



Certain shareholders of record of Assure Nevada as of the close of business on September 18, 2003 have previously executed consents approving the plan of conversion to re-domicile Alberta. These consents have been voided and will have no bearing on the vote to be taken on the proposals to be presented at the special shareholder meeting. All Assure Nevada shareholders eligible to vote at the special shareholder meeting that have previously executed a consent will be asked to vote on the proposals at the shareholder meeting, including the plan of conversion proposal. These shareholders are not obligated to vote in favor of any of the proposals and can vote against or abstain from voting on any of the proposals.

                               DISSENTERS' RIGHTS


Under Section 92A.120 of the Nevada Revised Statutes, the approval of the board of directors of a company and the affirmative vote of the holders of at least a majority of its outstanding shares on the record date for a stockholder vote are required to approve and adopt a plan of conversion. Our board of directors has approved and adopted our plan of conversion by unanimous written consent. If the conversion is completed, eligible holders of Assure Nevada common stock that follow the procedures summarized below will be entitled to dissenters' rights under Sections 92A.300 to 92A.500 of the Nevada Revised Statutes. To be an eligible shareholder, a person must have been an Assure Nevada shareholder of record as of the close of trading on September 11, 2003, the date the terms of the plan of conversion were first announced in a press release. Eligible shareholders include persons that executed written consents on September 18, 2003 approving the plan of conversion to re-domicile in Alberta as these consents have been voided and have no further effect.



THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTERS' RIGHTS UNDER THE NEVADA REVISED STATUTES AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTIONS 92A.300 TO 92A.500 OF THE NEVADA REVISED STATUTES ATTACHED HERETO AS APPENDIX E. YOU SHOULD READ APPENDIX E IN ITS ENTIRETY. A PERSON HAVING A BENEFICIAL INTEEST IN SHARES OF OUR COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT THEIR DISSENTERS' RIGHTS. FAILURE TO PROPERLY DEMAND AND PERFECT DISSENTERS' RIGHTS IN ACCORDANCE WITH SECTIONS 92A.300 TO 92A.500 OF THE NEVADA REVISED STATUTES WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.



Eligible Assure Nevada shareholders who wish to assert dissenters' rights:



     o Must deliver to Assure Nevada, before the vote is taken on the conversion proposal at the special shareholders' meeting, a written notice of the shareholder's intent to demand payment for his or her shares if the conversion is effectuated; and



     o    Must not vote his or her shares in favor of the conversion.



If the conversion is authorized by the shareholders, Assure Nevada will send a written dissenters' notice to all eligible shareholders who provided timely notice of their intent to demand payment for their shares and who did not vote their shares in favor of the conversion, within 10 days after effectuation of the conversion. The notice will:


     o state where the demand for payment must be sent and where and when certificates for Assure Nevada shares are to be deposited;

     o    supply a form for demanding payment;


     o set a date by which we must receive the demand for payment, which may not be less than 30 or more than 60 days after the date the notice is delivered; and

     o be accompanied by a copy of Sections 92A.300 through 92A.500 of the NRS;

An eligible shareholder to whom a dissenter's notice is sent must, by the date set forth in the dissenter's notice:

     o    demand payment;


     o certify whether the stockholder acquired beneficial ownership of the shares on or before September 11, 2003, the date of the first announcement to the news media or to the shareholders of the terms of the conversion; and


     o deposit his or her certificates in accordance with the terms of the dissenter's notice.

Eligible shareholders who do not demand payment or deposit their certificates where required, each by the date set forth in the dissenter's notice, will not be entitled to demand payment for their shares under Nevada law governing dissenters' rights.

Within 30 days after receipt of a valid demand for payment, we will pay each dissenter who complied with the procedures described by the Nevada dissenters' rights statute the amount we estimate to be the fair value of the shares, plus accrued interest. The payment will be accompanied by:

     o our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that fiscal year, a statement of changes in shareholders' equity for that fiscal year and the latest available interim financial statements, if any;

     o    a statement of our estimate of the fair value of the shares;

     o    an explanation of how the interest was calculated;

     o a statement of dissenters' rights to demand payment under Section 92A.480 of the NRS; and

     o    a copy of Sections 92A.300 through 92A.500 of the NRS.

An eligible dissenter may notify us in writing of the dissenter's own estimate of the fair value of the shares and interest due, and demand payment based upon his or her estimate, less our fair value payment or offer for payment, or reject the offer for payment made by us and demand payment of the fair value of the dissenter's shares and interest due if the dissenter believes that the amount paid or offered is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated. A dissenter waives his right to demand such payment unless the dissenter notifies us of his demand in writing within 30 days after we made or offered payment for the dissenter's shares.

If a demand for payment remains unsettled, we will commence a proceeding within 60 days after receiving the demand for payment and petition the court to determine the fair value of the shares of Assure Nevada common stock and accrued interest. If we do not commence the proceeding within the 60-day period, we will be required to pay each dissenter whose demand remains unsettled the amount demanded.

Each dissenter who is made a party to the proceeding is entitled to a judgment:

     o for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by us; or

     o for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which we elected to withhold payment pursuant to Nevada law.

Under Nevada law, the fair value of shares of Assure Nevada common stock means the value of the shares immediately before the consummation of the conversion, excluding any increase or decrease in value in anticipation of the conversion unless excluding such increase or decrease is inequitable. The value determined by the court for the Assure Nevada common stock could be more than, less than, or the same as the conversion consideration, but the form of consideration payable as a result of the dissent proceeding would be cash.

The court will determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court will assess the costs against us, except that the court may assess costs against all or some of the dissenters, in the amounts the court finds equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

     o against us in favor of all dissenters if the court finds we did not substantially comply with the Nevada dissenters' rights statute; or

     o against either us or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the dissenters' rights provided under the Nevada dissenters' rights statute.

If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

If a proceeding is commenced because we did not pay each dissenter who complied with the procedures described by the Nevada dissenters' rights statute the amount we estimated to be the fair value of the shares, plus accrued interest, within 30 days after receipt of a valid demand for payment, the court may assess costs against us, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding. The assessment of costs and fees, if any, may also be affected by Nevada law governing offers of judgment.

The foregoing summary of the rights of eligible dissenting stockholders does not purport to be a complete statement of such rights and the procedures to be followed by stockholders desiring to exercise any available dissenters' rights. The preservation and exercise of dissenters' rights require strict adherence to the applicable provisions of Nevada law.

                 MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

GENERAL

The following sections summarize material provisions of United States federal income tax laws that may affect our stockholders and us. Although this summary discusses the material United States federal income tax considerations arising from and relating to the continuance, it does not purport to discuss all of the United States consequences that may be relevant to our stockholders, nor will it apply to the same extent or in the same way to all stockholders. The summary does not describe the effect of the U.S. federal estate tax laws or the effects of any state or local tax law, rule or regulation, nor is any information provided as to the effect of any other United States or foreign tax law, other than the income tax laws of the United States to the extent specifically set forth herein.

The tax discussion set forth below is based upon the facts set out in this prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder. The following does not address all aspects of taxation that may be relevant to you in light of your individual circumstances and tax situation. YOU ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT WITH YOUR OWN LEGAL AND TAX ADVISORS REGARDING THE UNITED STATES INCOME TAX CONSEQUENCES OF THE CONTINUANCE IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This portion of the summary applies to U.S. holders who own our common shares as capital assets. U.S. holders include individual citizens or residents of the United States, corporations (or entities treated as corporations for U.S. federal income tax purposes), and partnerships organized under the laws of the United States or any State thereof or the District of Columbia. Trusts are U.S. holders if they are subject to the primary supervision of a U.S. court and the control of one or more U.S. persons with respect to substantial trust decisions. An estate is a U.S. holder if the income of the estate is subject to U.S. federal income taxation regardless of the source of the income. U.S. holders who own interests indirectly through one or more non-U.S. entities or carry on business outside the United States through a permanent establishment or fixed place of business, or U.S. holders who hold an interest other than as a common shareholder, should consult with their tax advisors regarding their particular tax consequences.

This summary also describes certain U.S. federal income tax consequences to Canadian holders following the continuance, who are specifically those persons resident in Canada who own our common shares as capital assets. The discussion is limited to the U.S. federal income tax consequences to Canadian holders of their ownership and disposition of the common shares of the company as a result of the continuance and assumes the Canadian holders have no other U.S. assets or activities.

This discussion is based on the Internal Revenue Code of 1986, as amended, adopted and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions, and current administrative practice, all of which are subject to change, perhaps with retroactive effect. Any such change could alter the tax consequences discussed below. No ruling from the IRS will be requested concerning the U.S. federal income tax consequences of the continuance. The tax consequences set forth in the following discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court. As indicated above, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their personal circumstances or to U.S. holders subject to special treatment under the U.S. Internal Revenue Code, including, without limitation, banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, S corporations, individual retirement and other deferred accounts, application of the alternative minimum tax rules, holders who received our stock as compensation, persons who hold notes or stock as part of a hedge, conversion, or constructive sale transaction, straddle, or other risk-reduction transaction, persons that have a "functional currency" other than the U.S. dollar, and persons subject to taxation as expatriates. Furthermore, this discussion does not address the tax consequences applicable to holders that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes.

This summary does not address the U.S. federal income tax consequences to a U.S. holder of the ownership, exercise, or disposition of any warrants or options.

U.S. TAX CONSEQUENCES TO THE COMPANY

While the continuance of the Company from Nevada to Alberta, Canada is actually a migration of the corporation from Nevada to Alberta, Canada, for tax purposes, the continuance is treated as the transfer of our assets to the Alberta company in exchange for stock of the Alberta company. This is to be followed by a distribution of the stock in the Alberta company to our stockholders, and then the exchange by Assure Nevada's stockholders of their Assure Nevada stock for Assure Canada stock. As a Nevada company, we must recognize gain (but not loss) on the assets held by us at the time of the conversion to the extent that the fair market value of any of our assets exceeds their respective basis in the assets. The calculation of any potential gain will need to be made separately for each asset held by Assure Nevada. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. We do not believe the current fair market value of the assets held by Assure Nevada exceeds or materially exceeds their respective basis. Accordingly, we are not expecting Assure Nevada to recognize material taxable gains as a result of the continuance.

U.S. TAX CONSEQUENCES TO U.S. AND CANADIAN SHAREHOLDERS

The continuance should be treated by shareholders as the exchange by them, of their stock for stock of the Alberta company. The shareholders will not be required to recognize any U.S. gain or loss on this transaction. A shareholder's adjusted basis in the shares of Assure Canada received in the exchange will be equal to such shareholder's adjusted basis in the shares of Assure Nevada surrendered in the exchange. A shareholder's holding period in the shares of Assure Canada received in the exchange should include the period of time during which such shareholder held his or her shares in Assure Nevada.


Shareholders exercising dissenters' rights will recognize capital gain or loss with respect to their receipt of payment in cash of the fair value of their Assure Nevada shares in the amount by which the fair value payment exceeds or is less than the basis in their Assure Nevada shares.

CONTROLLED FOREIGN CORPORATION CONSIDERATIONS

There is currently no single U.S. shareholder of Assure Nevada that owns (directly or indirectly) at least 10% of the Assure Nevada shares. Further, the total combined ownership of all U.S. shareholders is less than 50%. Therefore, the Controlled Foreign Corporation ("CFC") rules under Internal Revenue Code ("IRC") Sections 951 - 959 will not apply to Assure Canada and its U.S. shareholders immediately after the continuance. Any United States person who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock entitled to vote of a foreign corporation, such as Assure Canada, will be considered a "United States shareholder" under the CFC rules. If, in the future, "United States shareholders" (as defined above) own more than 50% of the total combined voting power of all classes of Assure Canada stock entitled to vote or own more than 50% of the value of Assure Canada stock, Assure Canada will be considered to be a CFC for U.S. tax purposes. In such situation, the "United States shareholders" would likely be subject to the effects of the CFC rules, and should consult with their tax advisors regarding their particular tax consequences.

FOREIGN PERSONAL HOLDING COMPANY CONSIDERATIONS

There is not currently a group of five or fewer U.S. shareholders of Assure Nevada that owns (directly or indirectly) more than 50% of the Assure Nevada shares. Therefore, the Foreign Personal Holding Company ("FPHC") rules under IRC Sections 551 - 558 will not apply to Assure Canada immediately after the continuance. If, in the future, any group of five or fewer U.S. shareholders owns (directly or indirectly) more than 50% of Assure Canada's stock, the U.S. shareholders may be subject to the FPHC rules, depending on the type of income earned by the company. Should that situation occur, the U.S. shareholders should consult with their tax advisors regarding their particular tax consequences.

PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

After the continuance, Assure Canada and every U.S. shareholder of Assure Canada will need to annually evaluate whether Assure Canada is a Passive Foreign Investment Company ("PFIC") under IRC Sections 1291 - 1298. If, at any time after the continuance, Assure Canada were considered a PFIC, the company and all U.S. shareholders of Assure Canada would need to consider various potential reporting requirements, tax elections, and tax liabilities imposed under the PFIC rules. In such situation, the company and all U.S. shareholders should consult with their tax advisors regarding their particular tax consequences.

If Assure Canada generates revenues in any tax year that are at least 75% passive income (dividends, interest, royalties, rents, annuities, foreign currency gains, and gains from the sale of assets generating passive income), Assure Canada will be considered a PFIC for that year and for all future years. In addition, if 50% or more of the gross average value of Assure Canada's assets in any tax year consist of assets that would produce passive income (including cash and cash equivalents held as working capital), Assure Canada will be considered a PFIC for that year and for all future years.

POST-CONTINUANCE U.S. TAXATION OF INCOME, GAINS AND LOSSES

After the continuance, Assure Canada will not have any U.S. activities or operations. As long as Assure Canada does not develop a permanent establishment in the U.S., the operations of Assure Canada will not be subject to U.S. income tax. If Assure Canada receives dividends, interest, rent, or royalties from any U.S. entity, those amounts will be subject to withholding tax (which will be withheld and remitted to the US Treasury by the U.S. entity paying the dividends or interest) under the convention between the United States of America and Canada with respect to taxes on income and capital. Depending on the particular situation, such amounts may be available to offset taxes imposed by the country of residence of a particular stockholder.

POST-CONTINUANCE SALE OF ASSURE CANADA SHARES

A U.S. shareholder who sells his or her shares of Assure Canada will generally recognize capital gain (or loss) equal to the amount by which the cash received pursuant to sale of the shares exceeds (or is exceeded by) such holder's adjusted basis in the shares surrendered. If the U.S. shareholder's holding period for the Assure Canada shares (which includes the holding period for the Assure Nevada shares) is less than one year, the U.S. shareholder will recognize ordinary income (or loss) on the sale of his or her shares.

POST-CONTINUANCE DIVIDENDS ON ASSURE CANADA SHARES

Any dividends received by U.S. shareholders of Assure Canada will be recognized as ordinary income by the shareholders for U.S. tax purposes. Any Canadian tax withheld by Canada Customs & Revenue Agency on such dividends will be available as a foreign tax credit to the U.S. shareholders. In general, any Canadian income tax withheld from dividends paid to U.S. shareholders can be used by the shareholder to offset the U.S. income tax assessed on the dividends. The amount of the Canadian taxes that can be used as a foreign tax credit will depend on the particular tax situation of each U.S. shareholder. Each U.S. shareholder should consult with a tax advisor regarding the calculation of any available foreign tax credit available in his or her particular tax consequences.

                       MATERIAL CANADIAN TAX CONSEQUENCES

GENERAL

The following sections summarize material provisions of Canadian federal income tax laws that may affect our stockholders and us. Although this summary discusses the material Canadian federal income tax considerations arising from and relating to the continuance, it does not purport to discuss all of the Canadian tax consequences that may be relevant to our stockholders, nor will it apply to the same extent or in the same way to all stockholders. The summary does not describe the effects of any provincial or local tax law, rule or regulation, nor is any information provided as to the effect of any other Canadian federal or foreign tax law, other than the income tax laws of Canada to the extent specifically set forth herein.

The tax discussion set forth below is based upon the facts set out in this prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder. The following does not address all aspects of taxation that may be relevant to you in light of your individual circumstances and tax situation. YOU ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT WITH YOUR OWN LEGAL AND TAX ADVISORS REGARDING THE CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUANCE IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

CANADIAN INCOME TAX CONSIDERATIONS

The following general summary is our understanding of the Canadian federal income tax consequences of the proposed continuance of Assure Nevada to Alberta, Canada as it applies to Assure Canada and to those individual Canadian resident stockholders to whom shares of the Nevada company constitute "capital property" for the purposes of the Income Tax Act (Canada) (the "Act"). This summary also describes the principal Canadian federal income tax consequences of the proposed continuance of Assure Nevada to Alberta, Canada to non-resident individual stockholders who do not carry on business in Canada. Stockholders should consult their own Canadian tax advisors on the Canadian tax consequences of the proposed continuance.

This summary is based upon our understanding of the current provisions of the Act, the regulations thereunder in force on the date hereof (the "Regulations"), any proposed amendments (the "Proposed Amendments") to the Act or Regulations previously announced by the Federal Minister of Finance and our understanding of the current administrative and assessing policies of the Canada Customs and Revenue Agency. This description is not exhaustive of all possible Canadian federal income tax consequences and does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action other than the Proposed Amendments, nor does it take into account provincial or foreign tax considerations, which may differ significantly from those discussed herein.

CONSEQUENCES OF CONTINUANCE TO ALBERTA, CANADA

CANADIAN CORPORATION

As a result of being granted articles of continuance to Alberta, Canada, Assure Canada will be deemed to have been incorporated in Alberta, Canada from that point onwards, and not to have been incorporated elsewhere.

NOT FOREIGN PROPERTY

As of the date of continuance, Assure Canada shares will not be considered foreign property for investment by a registered pension plan, registered retirement savings plan or deferred profit sharing plan. It is not likely that the Assure Canada shares will ever be considered foreign property.

DEEMED DISPOSITION

As a result of the continuance to Alberta, Canada, Assure Canada will be deemed to have disposed of, and immediately reacquired, all of its assets at their then fair market value. Gains arising on the deemed disposition of taxable Canadian property (if any) are taxable in Canada (subject to exclusion by the Canada-United States income tax treaty). Since all of our property is located in Canada, all of our property is taxable Canadian property.

Pre-continuance accrued gains on a subsequent disposition by Assure Canada are not subject to further Canadian tax. Pre-continuance accrued losses are available for future use in Canada. The effect of this provision is that Assure Canada's assets are re-stated for Canadian income tax purposes at their fair market value as at the time of continuance to Canada.

NEW FISCAL PERIOD


We will be deemed to have a year-end immediately prior to our continuance to Alberta, Canada. For Canadian income tax purposes, Assure Canada will be able to choose a new fiscal year end falling within the 12 months following the effective date of the continuance.


CONSEQUENCES OF CONTINUANCE TO CANADIAN STOCKHOLDERS

NO DEEMED DISPOSITION

A stockholder will not realize a disposition of their Assure Nevada shares on the continuance to Canada. For Canadian income tax purposes, the income tax cost of their Assure Canada shares will be equal to the income tax cost of their Nevada shares. On a subsequent sale of Assure Canada shares, a capital gain or loss will result equal to the proceeds of disposition less the income tax cost of their Assure Canada shares and any related selling costs.

DEEMED DIVIDEND

The deemed disposition of Assure Nevada's assets will result in a decrease in the income tax cost of certain of its assets. To the extent there is an adjustment in the income tax cost of Assure Canada's assets, a corresponding adjustment to the paid up capital of Assure Canada's shares will be made to insure their paid up capital does not exceed the difference between the adjusted income tax cost of its assets (as adjusted by the deemed disposition) and its outstanding liabilities. Since a decrease in Assure Canada's paid up capital is required, such decrease is allocated pro-rata amongst Assure Canada's shares.

If an increase in the income tax cost of Assure Canada's asset values is realized, Assure Canada may elect to increase the paid up capital of its shares prior to continuing to Canada. In the event Assure Canada makes such an election, it will be deemed to have paid a dividend to its stockholders.
Canadian stockholders that are deemed to have received such a dividend must include that dividend in income. In such a situation, the amount of the dividend will be added to the stockholders' income tax cost of their Assure Canada shares. Since the tax consequences would be detrimental to individual stockholders if we were to increase the income tax cost, we will not be making such an election.

INTEREST EXPENSE

Assure Nevada's continuance to Canada will not affect the deductibility of interest incurred on money borrowed to purchase shares of Assure Nevada. Generally, interest that is currently deductible will continue to be deductible by a stockholder after our continuance to Canada, as long as the stockholder continues to own Assure Canada shares.

CONSEQUENCES OF CONTINUANCE TO NON-RESIDENT STOCKHOLDERS

On the continuance of Assure Nevada to Alberta, the income tax cost of a non-resident's Assure Canada shares will be equal to their fair market value at the time of continuance to Alberta. A subsequent disposition of Assure Canada shares by a non-resident stockholder will not be subject to tax in Canada provided his shares are not taxable Canadian property.

To the extent Assure Canada pays a dividend to a non-resident stockholder, such dividend is subject to a 25% withholding tax (to be reduced by an income tax treaty between Canada and the non-resident stockholder's country of residence). Under the treaty, most shareholders of Assure Canada would be subject to a 15% withholding tax. Any shareholders that are corporation and that own 10% or more of Assure Canada would be subject to a 5% withholding tax.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

After the conversion, the stockholders of the former Nevada corporation will become the holders of shares of a Canadian company organized under the Alberta Business Corporations Act. Differences between the Nevada Revised Statutes and the Alberta Business Corporations Act, will result in various changes in the rights of stockholders of Assure. It is impractical to describe all such differences, but the following is a description of the material differences. This description is qualified in its entirety by reference to the Nevada Revised Statutes and the Alberta Business Corporations Act.

ELECTION AND REMOVAL OF DIRECTORS

NEVADA. Any director, or the entire Board, may be removed with or without cause, but only by the vote of not less than two thirds of the voting power of the company at a meeting called for that purpose. The directors may fill vacancies on the board.

ALBERTA, CANADA. Any director, or the entire Board, may be removed with or without cause, but only by a majority vote at a meeting of shareholders called for that purpose. The directors may fill vacancies on the Board subject to the provisions of the articles of the corporation and the Alberta Business Corporations Act.

INSPECTION OF STOCKHOLDERS LIST

NEVADA. Under Nevada law, any stockholder of record of a corporation who has held his shares for more than six months and stockholders holding at least 5% of all of its outstanding shares, is entitled to inspect, during normal business hours, the company's stock ledger and make extracts therefrom. Nevada Law also provides that a Nevada company may condition such inspection right upon delivery of a written affidavit stating that inspection is not desired for any purpose not related to the stockholder's interest in the company.

ALBERTA, CANADA. Under Alberta law, where a corporation has previously distributed its shares to the public, any person may, on payment of a reasonable fee, require a corporation to furnish a list setting out the names and addresses of the stockholders of a corporation and the number of shares held by each stockholder. In order to obtain such a list, a statutory declaration must also be provided confirming that the list will only be used in connection with an effort to influence voting of the stockholders, an offer to acquire securities of the corporation or any other matter relating to the affairs of the corporation.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

NEVADA. Under Nevada law, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if:

     o the fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transactions in good faith by a vote sufficient for the purpose, without counting the vote or votes of the common or interested director or directors;

     o the contract or transaction, in good faith, is ratified or approved by the holders of a majority of the voting power;

     o the fact of common directorship, office or financial interest known to the director or officer at the time of the transactions is brought before the board of directors for actions; or

     o the contract or transaction is fair to the corporation at the time it is authorized or approved.

Common or interested directors may be counted to determine presence of a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of directors may authorize, approve or ratify a contract or transaction.

ALBERTA, CANADA. Under Alberta law, a material contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and another entity in which a director or officer of the corporation is a director or officer, or in which the director or officer has a material interest in, is not invalid nor is the director or officer accountable to the corporation for any profit realized, if the director or officer has disclosed the nature and extent of his interest and the contract or transaction was approved by the directors or the shareholders and it was reasonable and fair to the corporation at the time it was approved. Interested directors may be counted for the purpose of determining a quorum at a meeting of directors called to authorize the contract.

LIMITATION ON LIABILITY OF DIRECTORS; INDEMNIFICATION OF OFFICERS
AND DIRECTORS

NEVADA. Nevada law provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either:

     o by the stockholders;

     o by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding;

     o if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     o if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ALBERTA, CANADA. Alberta law provides that a corporation may indemnify a director or officer or former director or officer of the corporation against costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the individual, in respect of a proceeding to which such person was a party by reason of being or having been a director or officer, if the person:

     o acted honestly and in good faith with a view to the best interests of the corporation; and

     o in the case of a criminal or administrative proceeding enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

Where the indemnity is in respect of an action by or on behalf of the corporation for a judgment in its favor to which the director or officer is made party, such indemnity is only available if the director or officer fulfills those conditions.

VOTING RIGHTS WITH RESPECT TO EXTRAORDINARY CORPORATE TRANSACTIONS

NEVADA. Approval of mergers and consolidations, amendments to the articles of incorporation, and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of stockholders of the corporation surviving a merger is necessary if:

     o the merger does not amend the articles of incorporation of the corporation,

     o each outstanding share immediately prior to the merger is to be an identical share after the merger, and

     o either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger, plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the corporation outstanding immediately before the merger.

ALBERTA, CANADA. Approvals of charter amendments, amalgamations (except amalgamations between a corporation and wholly owned subsidiaries), continuances into other jurisdictions, share consolidations, business combinations, and sales, leases or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation requires approval by the stockholders by a two-thirds majority vote at a duly called meeting.


STOCKHOLDERS' CONSENT WITHOUT A MEETING

NEVADA. Unless otherwise provided in the articles of incorporation or the bylaws, any actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after taking the actions, a written consent is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an actions at a meeting, then that proportion of written consent is required. In no instance where actions is authorized by written consent need a meeting of the stockholders be called or notice given.

ALBERTA, CANADA. Any action required or permitted to be taken at a meeting of the stockholders may be taken by a written resolution signed by all the stockholders entitled to vote on such resolution.

STOCKHOLDER VOTING REQUIREMENTS

NEVADA. Unless the articles of incorporation or bylaws provide for different proportions, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transactions of business. In all matters other than the election of directors and certain corporate actions, including approval of amendments to the articles of incorporation for which Chapter 98 of the Nevada Revised Statutes imposes special voting requirements, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Under Nevada law, charter amendments require approval by persons holding a majority of a corporation's outstanding voting shares without regard to the number of shares that may be present at a meeting in person or by proxy. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the actions.

ALBERTA, CANADA. Unless the by-laws otherwise provide, a quorum of stockholders is present for a meeting if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. It is common practice for companies to provide for a quorum of stockholders to be deemed present when as little as 5% of the issued and outstanding share capital entitled to vote is present in person or represented by proxy. Our proposed bylaws provide that a quorum of shareholders is present at a meeting of shareholders if at least 2 persons are present in person or by proxy who hold or represent by proxy, in the aggregate, not less than 12.5% of the shares entitled to be voted at the meeting. This provision may be detrimental to the rights of shareholders owning a majority of our voting shares. As a result thereof, resolutions may be passed at shareholders' meetings not attended by such shareholders on matters that would have otherwise not been subject to a vote. Except where the Alberta Business Corporations Act requires approval by a special resolution, requiring approval by a two-thirds majority of the shares present in person or represented by proxy and entitled to vote on the resolution, a simple majority or the shares present in person or represented by proxy and entitled to vote on a resolution is required to approve any resolution properly brought before the stockholders. Where the articles of a corporation provide for cumulative voting, stockholders voting at an election of directors have the right to a number of votes equal to the votes attached to the shares held by such stockholder multiplied by the number of directors to be elected and stockholders may cast all such votes in favor of one candidate for director or may distribute the votes among the candidates in any manner. The holders of a class or series of shares are entitled to vote separately on proposals to amend the articles of a corporation where such amendment affects the rights of such class or series in a manner different than other shares of the corporation. A vote to approve any such amendment is passed if approved by a two-thirds majority of the voting power of the class or series represented in person or by proxy at a meeting called to approve such amendment.


DIVIDENDS

NEVADA. A corporation is prohibited from making a distribution to its stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than its total liabilities (plus any amounts necessary to satisfy any preferential rights).

ALBERTA, CANADA. A corporation is prohibited from declaring or paying a dividend if there are reasonable grounds for believing that the corporation, is or would after the payment be, unable to pay its liabilities as they become due or the realizable value of the corporation's assets would be less than the total of its liabilities and stated capital of all classes.

ANTI-TAKEOVER PROVISIONS

NEVADA. Nevada's "Acquisition of Controlling Interest Statute" applies to Nevada corporations that have at least 200 shareholders, with at least 100 shareholders of record being Nevada residents that do business directly or indirectly in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target company's stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror's shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the "fair value" of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute). The Nevada statute also restricts a "business combination" with "interested shareholders", unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A "combination" includes:

     o any merger with an "interested stockholder," or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder;

     o  any  sale,  lease,  exchange,   mortgage,   pledge,  transfer  or  other
disposition of assets, to an "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of the corporation's assets; an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or representing 10% or more of the earning power or net income of the corporation;

     o any issuance or transfer of shares of the corporation or its subsidiaries, to the "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation;

     o the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the "interested stockholder";

     o certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the "interested stockholder"; or

     o the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an "interested stockholder."

An "interested stockholder" is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the corporation's voting stock. A corporation to which this statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three year period expires, the combination may be consummated if all applicable statutory requirements are met and either:

     o the board of directors of the corporation approves, prior to such person becoming an "interested stockholder", the combination or the purchase of shares by the "interested stockholder"; or the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested stockholder" at a meeting called no earlier than three years after the date the "interested stockholder" became such; or

     o the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets certain minimum requirements set forth in the statutes, and prior to the consummation of the "combination", except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the corporation.

ALBERTA, CANADA. There is no provision under Alberta law similar to the Nevada Acquisition of Controlling Interest Statute.

APPRAISAL RIGHTS; DISSENTERS' RIGHTS

NEVADA. Nevada law limits dissenters rights in a merger, when the shares of the corporation are listed on a national securities exchange included in the National Market System established by the National Association of Securities Dealers, Inc. or are held by at least 2,000 shareholders of record, unless the shareholders are required to accept in exchange for their shares anything other than cash or

     o shares in the surviving corporation if the surviving corporation is publicly listed on a national securities exchange or held by more than 2,000 shareholders;

     o shares in another entity that is publicly listed on a national securities exchange or held by more than 2,000 shareholders; or

     o any combination of cash or shares in an entity described above.

Also, the Nevada law does not provide for dissenters' rights in the case of a sale of assets.

ALBERTA, CANADA. Under the Alberta Business Corporations Act stockholders have rights of dissent where the corporation amends its articles to change any provisions restricting or constraining the issue or transfer of ownership of shares of a class, or to add, change or remove restrictions on the business or businesses the corporation may carry out. Stockholders also have dissent rights where a corporation proposes to amalgamate, other than with a wholly owned subsidiary corporation, continue to another jurisdiction, or sell, lease or exchange all or substantially all of its property.

STATUTORY OPPRESSION REMEDY

NEVADA. There is no provision under Nevada law similar to the Alberta Oppression Remedy Statute described below.

ALBERTA, CANADA. Under the Alberta Business Corporations Act, shareholders, creditors, or officers and directors of a corporation may apply to a court for relief for acts or omissions by a corporation, or its officers, directors, or other affiliates that are oppressive or unfairly prejudicial to or that unfairly disregard the interests of such persons. The court may issue an order:

     o    restraining the conduct complained of;

     o    appointing a receiver;

     o to regulate a corporation's affairs by amending its articles or bylaws;

     o declaring that any amendment made to the articles or bylaws pursuant to the above operates notwithstanding any unanimous shareholder agreement made before or after the date of the order, until the court otherwise orders;

     o    directing an issue or exchange of securities;

     o appointing directors in place of or in addition to all or any of the directors then in office;


     o directing a corporation subject to repurchase restrictions related to the solvency of the corporation, or any other person to purchase securities of a security holder;

     o directing a corporation or any other person to pay to a security holder any part of the money paid by the security holder for securities;


     o directing a corporation subject to dividend payment restrictions related to the solvency of the corporation, to pay a dividend to its shareholders or a class of its shareholders;


     o varying or setting aside a transaction or contract to which a corporation is a party and compensating the corporation or any other party to the transaction or contract;


     o requiring a corporation, within a time specified by the court, to produce to the court or an interested person financial statements in the form required to be produced at an annual shareholders' meeting or an accounting in any other form the court may determine;


     o    compensating an aggrieved person;

     o directing rectification of the registers or other records of a corporation;

     o    for the liquidation and dissolution of the corporation


     o directing an investigation to be made of the corporation or any of its affiliated corporations;


     o    requiring the trial of any issue;

     o    granting leave to the applicant to:

          o bring an action in the name and on behalf of the corporation or any of its subsidiaries, or

          o intervene in an action to which the corporation or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the corporation or any of its subsidiaries.


                              ACCOUNTING TREATMENT

The continuance of our company from Nevada to Alberta, Canada represents, for U.S. accounting purposes, a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost, in accordance with the guidance for transactions between entities under common control in Statement of Financial Accounting Standards No. 141, Business Combinations. The historical comparative figures of Assure Canada will be those of Assure Nevada.

Upon the effective date of the conversion, we will be subject to the securities laws of Alberta, Canada as those laws apply to Canadian domestic issuers. We will qualify as a foreign private issuer in the United States. Before our continuance in Alberta, we prepared our consolidated financial statements in accordance with generally accepted accounting principles ("GAAP") in the United States. As a Canadian domestic issuer, we will be required to prepare our annual and interim consolidated financial statements in accordance with Canadian generally accepted accounting principles. For purpose of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP.

                         BUSINESS OF ASSURE ENERGY, INC.

GENERAL

We were incorporated on August 11, 1999 in the State of Delaware under the name Inventoy.com, Inc. with the objective to license toy designs to toy manufacturers and to act as a toy inventor's agent in licensing toy designs developed by others. We expected to market such toy designs by both direct meetings with toy manufactures' representatives and through a web site that could give manufacturers the opportunity to review pictures and descriptions of new inventions at a single source to decide whether a face-to-face meeting would be useful. Given the effect of an overcrowded .com business environment, no operations in this area were ever commenced. Accordingly we looked at other ventures of merit for corporate participation as a means of enhancing shareholder value. This strategy resulted in our April 23, 2002 Acquisition Agreement with Assure Oil & Gas Corp., an Ontario, Canada corporation, and the shareholders of Assure Oil & Gas Corp.


The Acquisition Agreement principally involved our acquisition of all of Assure Oil & Gas Corp.'s issued and outstanding capital stock, making Assure Oil & Gas Corp. a wholly owned subsidiary of ours, in exchange for 2,400,000 units, each unit consisting of one share of our common stock, one Class A Warrant and one Class B Warrant. Each Class A Warrant, as amended, entitled the holder thereof to acquire one share of our common stock at a price of $.50 per share at any time or from time to time during the four year period commencing on October 1, 2003 and expiring on September 30, 2007. Each Class B Warrant, as amended, entitled the holder thereof to acquire one share of our common stock at a price of $1.00 per share at any time or from time to time during the four year period commencing on July 1, 2004 and expiring on June 30, 2008. As the result of the September 17, 2002 3:2 forward stock split the 2,400,000 units became 3,600,000 units, consisting of 3,600,000 shares, 3,600,000 Class A Warrants and 3,600,000 Class B Warrants. Similarly, the exercise price for each Class A Warrant became $.333 and the exercise price for each Class B Warrant became $.667 per share. In connection with the Acquisition Agreement, Ed Kaplan, one of our directors at that time, resigned and was replaced by James Golla, a designee of Assure Oil & Gas Corp. Further, on May 1, 2002 we amended our Certificate of Incorporation to change our name from Inventoy.com, Inc. to Assure Energy, Inc.


Assure Oil & Gas Corp. is actively engaged in the exploration, development, acquisition and production of petroleum and natural gas properties primarily located in Western Canada. In October 2000 Assure Oil & Gas Corp. commenced its oil and gas operations as part of an initiative to create cash flow by participating in a Farmout Agreement to drill a prospective Elkton zone natural gas well. To date, Assure Oil & Gas Corp. has acquired varying interests, through farmout participations, asset purchases and acquisitions of crown land rights in approximately 3200 gross acres (3040 net acres) of both producing and prospective petroleum and natural gas properties in the Western Sedimentary Basin of Western Canada. Assure Oil & Gas Corp. has seven producing oil wells with working interests therein ranging from 16.88%-95%. Assure Oil & Gas Corp.'s share of the average daily production for the past three months from these oil wells is approximately 28 barrels of oil per day. Six of these oil wells also produce gas that contributes to Assure Oil & Gas Corp. the equivalent of approximately 31 barrels of oil equivalent per day. Assure Oil & Gas Corp. has three other gas wells that contribute to Assure Oil & Gas Corp. approximately 71 barrels of oil equivalent per day. Working interests in these gas wells vary from 10.83% to 95%. Assure Oil & Gas Corp. currently has one abandoned and three shut in gas wells. Assure Oil & Gas Corp. is currently drilling one deep test well to the Wabamum formation in the Doe East area of Alberta.

Assure Oil & Gas Corp. plans to continue to explore, develop or acquire petroleum and natural gas properties to increase cash flow, and to build petroleum and natural gas reserves. Assure Oil & Gas Corp. anticipates an exploration program that could include infill drilling of current proved and producing properties, seismic interpretation of prospective properties and exploratory drilling. Acquisitions could include lands, licenses and leases, producing well bores or corporate acquisitions. Assure Oil & Gas Corp. also may from time to time acquire, or enter into strategic alliances with complementary business to achieve these objectives.

On March 14, 2002 we signed an asset purchase agreement with Inventoy.com International, Inc., through which we assigned all of our rights, titles and exclusive interests in and to all patents, trademarks, trade names, technical processes, know-how and other intellectual property that was associated with our business at that time (toy designs), including the twenty seven (27) toy designs we acquired from Kaplan Design Group upon our formation, in exchange for all of the outstanding shares of Inventoy.com International, Inc. (100 shares, par value $.001).

On May 30, 2002 Assure Oil & Gas Corp. entered into a Share Purchase Agreement with the three shareholders of Westerra 2000 Inc., an Alberta, Canada corporation engaged in the exploration, development and production of oil and gas properties primarily located in Alberta and Saskatchewan, Canada. Pursuant to the Share Purchase Agreement, Assure Oil & Gas Corp. acquired all of the capital stock of Westerra 2000 Inc. The purchase price was CDN$3,450,000 (approximately US$2,100,000) consisting of:

     o CDN$2,677,703.55 paid, on behalf of Westerra 2000 Inc., to Alta Gas Services Inc. pursuant to a June 1, 2001 Loan Agreement between Westerra 2000 Inc. and Alta Gas Services Inc.;

     o CDN$422,296.45 paid to the three shareholders of Westerra 2000 Inc. on a pro rata basis in proportion to their share ownership in Westerra 2000 Inc.; and

     o CDN$350,000 (approximately US $221,000) payable to the three shareholders of Westerra 2000 Inc. on a pro rata basis in proportion to their share ownership in Westerra 2000 Inc. following the resolution of title deficiencies on certain properties.

The parties deemed the effective date of the Acquisition Agreement to be April 1, 2002. As a consequence thereof, Assure Oil & Gas Corp. paid an additional CDN$34,164.98 to Alta Gas Services Inc., which represented additional interest due under the loan agreement. As a further consequence, net revenues and prepaid expenses of Westerra 2000 Inc., attributable to the period ending after April 1, 2002 but received by Westerra 2000 Inc. prior to May 30, 2002, were credited to Assure Oil & Gas Corp. The title deficiencies referred to above were resolved in January 2003 but we have not released the CDN $350,000 to the three shareholders of Westerra 2000 Inc. based on our contention that certain Westerra 2000 Inc. wells that had been reported to us to be proven/producing wells have not, in fact, been on production. Consequently, the three shareholders commenced an action against us in Calgary, Alberta on February 19, 2003 seeking release of the CDN $350,000 together with interest. See "Legal Proceedings."

The Share Purchase Agreement also provided that within 60 days of Assure Oil & Gas Corp.'s recoupment of the CDN$3,450,000 Purchase Price in the form of net revenue from the acquired Westerra 2000 Inc. natural gas production, Assure Oil & Gas Corp. had to give notice thereof to the three shareholders of Westerra 2000 Inc., who within 30 days of receipt of such notice, could elect to acquire an aggregate 25% working interest in such natural gas production for no additional consideration.

Westerra 2000 Inc. owns certain natural gas and oil interests in approximately five sections of land (3,200 acres gross - 1,920 acres net) in the Lloydminster area along the provincial border of Alberta and Saskatchewan (the "Westerra interests"). Westerra 2000 Inc. has six producing oil wells with working interests therein ranging from 50% to 100%. Westerra 2000 Inc.'s share of the average daily production for the past three months from these oil wells is approximately 130 barrels of oil per day. Westerra 2000 Inc. also has eight producing gas wells, each with a working interest of 60%. Westerra 2000 Inc.'s share of the average daily production for the past three months from these gas wells is approximately 153 barrels of oil equivalent per day, based upon the standard gas conversion ratio where six million cubic feet of gas equals one barrel of oil. Westerra 2000 Inc. has one suspended and one abandoned oil well. No new oil or gas wells are currently being drilled by Westerra 2000 Inc.

On August 27, 2002 we entered into a Stock Exchange Agreement with Inventoy.com International, Inc., Kaplan Design Group, Douglas Kaplan, Ed Kaplan and Ron Beit-Halachmy. At the time of the Stock Exchange Agreement, Kaplan Design Group, Douglas Kaplan, Ed Kaplan and Ron Beit-Halachmy (collectively the "Shareholders") owned an aggregate of 14,440,000 shares of our common stock (the "Shares"). Pursuant to the Stock Exchange Agreement, the Shareholders exchanged the Shares for all of the issued and outstanding shares of Inventoy.com International, Inc., our inactive wholly-owned subsidiary. Inventoy.com International, Inc. owned patents, trademarks, tradenames, technical processes, know-how and other intellectual property intended to be utilized in a business involving the licensing of toy designs developed by others. The Shareholders included certain founders of ours that contributed the Inventoy assets to us upon our formation. The Shares had been received by the Shareholders in consideration of their contribution of the Inventoy assets. The decision to sell Inventoy.com International, Inc. to the Shareholders was based upon the determination that Inventoy International, Inc. did not fit into our current operations which primarily consist of the exploration, development, and acquisition of petroleum and gas properties located in Western Canada. Pursuant to the Stock Exchange Agreement, the Shares were cancelled and returned to the status of authorized but unissued shares.

On July 28, 2003 we completed the acquisition of 6,267,500 common shares of Quarry Oil & Gas Ltd. ("Quarry"), pursuant to a March 6, 2003 Share Purchase Agreement (the "Share Purchase Agreement") among us, Quarry, and certain Quarry shareholders including Al J. Kroontje, Trevor G. Penford, Karen Brawley-Hogg, Donald J. Brown and Troon Investments, Ltd. (collectively the "Sellers"). We subsequently received an additional 482,500 Quarry shares from the Sellers resulting in our aggregate purchase of 6,750,000 Quarry shares (the "Acquisition Shares") pursuant to the Share Purchase Agreement. These 6,750,000 shares together with the 169,900 Quarry shares already owned by us represent approximately 48.5% of the outstanding common shares of Quarry. The Acquisition Shares were purchased by us at a price of CDN $1.3278 (approximately US$.95) per share or CDN $8,962,650 (approximately US $6,434,107) on an aggregate basis. In furtherance of the Share Purchase Agreement, on July 28, 2003 Harvey Lalach was appointed the president and chief executive officer of Quarry.

The Share Purchase Agreement provided for the transfer of certain Quarry assets (the "Excluded Assets") by Quarry, prior to closing, to a Quarry subsidiary, 51% of which was sold to the Sellers on the closing date of the Share Purchase Agreement, at a purchase price of CDN$867,662 (approximately US$622,877). The purchase price represented 51% of the adjusted net book value of the Excluded Assets as at the date of the Share Purchase Agreement. The Share Purchase Agreement also provided for the payment by Quarry to Al Kroontje or his designees, the sum of CDN$592,500 (approximately US$425,344) representing (i) salary compensation to Mr. Kroontje for the six years ended December 31, 2000 when Mr. Kroontje did not receive any compensation for serving as an officer and director of Quarry; (ii) severance pay; and (iii) a retirement allowance. Payment in full was made to Mr. Kroontje at closing. In furtherance of our obligations under the Share Purchase Agreement, in September 2003, we presented to Quarry and the Sellers, an experienced, previously successful management team for Quarry. The members of the management team are Harvey Lalach, Colin McNeil, Tim Chorney, Cam Bogle and Colin Emerson. Through Assure Oil & Gas Corp., effective September 15, 2003, we entered into a Management Services Agreement with Quarry whereby we are supplying Quarry with the services of certain of our employees that have management or operational expertise including, but not limited to, the services of Messrs. Chorney, Bogle and Emerson. In consideration thereof, Quarry is paying us a monthly fee equal to a percentage of the costs incurred by us in providing such services.



Effective September 29, 2003, Messrs. Chorney, Bogle and Emerson have been employed by Assure Oil & Gas Corp. in the capacities of Operations Manager, Land Manager, and Exploration Manager, respectively, pursuant to two year employment contracts dated as of August 29, 2003. Messrs. Chorney and Bogle receive an annual base salary of CDN$100,000. Mr. Emerson receives an annual base salary of CDN$90,000 in the first year of his employment agreement and an annual base salary of CDN$100,000 in the second year. Each of Messrs. Chorney, Bogle and Emerson also received 75,000 stock options, each exercisable upon vesting to purchase one share of our common stock at a price of $3.00 per share during the five year period commencing on the date of vesting, and the right to participate in our production bonus pool. The production bonus pool is a cash pool to be funded by us based on the sustained barrel of oil per day or its natural gas equivalent production of all oil and gas properties in which we or our subsidiaries have a working interest. Initial funding of the pool will commence if we reach 2,000 barrels of oil or its natural gas equivalent production per day for a period of 120 consecutive days. Additional funding is required upon our reaching additional production milestones. Maximum funding in the aggregate amount of CDN$1,075,000 is required if we reach sustained production for 120 consecutive days of 5,000 barrels of oil or its natural gas equivalent per day. Allocations from the production bonus pool are subject to the discretion of our board of directors which shall also determine the other employees of the Company and its subsidiaries eligible for participation in the pool.


Quarry is a junior oil and gas exploration and development company based in Calgary, Alberta, Canada whose common shares are listed on the TSX Venture Exchange under the symbol "QUC". Quarry's average daily production is currently approximately 1100 barrels of oil equivalent per day. Quarry has a stable oil production base in Alberta, Canada. It has recently added significant gas reserves from its discoveries in northeast British Columbia, Canada where it has access to a large base of undeveloped lands. Quarry has also developed a portfolio of natural gas prospects to facilitate future growth.


Effective December 1, 2003 we entered into an agreement, through Assure Oil & Gas Corp., with Quarry whereby we are obligated to pay Quarry a CDN$450,000 prospect fee and drill two wells at our sole expense, on or before January 31, 2004, on certain farmout lands of Quarry located in northeast British Columbia. We will earn a 100% working interest on the two wells before payout and a 50% working interest thereafter. Additionally, we will earn 50% of Quarry's pre-farmout interest in the balance of the farmout land. The agreement is subject to the approval of the TSX Venture Exchange, upon which Quarry's stock trades.

On April 7, 2003 we entered into a Consulting Agreement with TGR Group, LLC, ("TGR") a Nevada limited liability company, pursuant to which TGR provides public relations services on our behalf. Pursuant to the Agreement, as amended, we paid a $25,000 fee to TGR and issued 100,000 5 year warrants to TGR, each exercisable for the purchase of 1 share of our restricted common at a price of $3 per share. Piggyback registration rights apply with respect to the shares underlying the warrants. These piggyback registration rights do not apply to registration statements relating solely to employee benefit plans, business combinations or changes in domicile.

On March 25, 2003 we entered into a one year Consulting Agreement with Investormedia Group pursuant to which Investormedia Group provides us with strategic planning and media services, including assistance with creating market awareness of our company. In consideration of these services, we pay Investormedia Group a monthly retainer of $2,500 plus a fee equal to 15% of the of the gross cost of services engaged or facilitated by Investormedia Group. In certain mutually agreed upon instances, the fee can be reduced to 5%. On June 21, 2003 we authorized Investormedia Group to include a report on us in a newsletter with an estimated circulation of 300,000 persons. In consideration thereof, we paid Investormedia Group an aggregate of $326,585 consisting of typesetting, printing and mailing costs and a 5% agency fee.

STOCK SPLITS

Following the close of business on March 6, 2002 we effected a 4:1 forward stock split in favor of our shareholders of record as of the close of business on February 25, 2002. Pursuant to the stock split our 5,221,000 shares of common stock issued and outstanding on the record date were increased to 20,884,000 shares of common stock.

Following the close of business on September 17, 2002 we effected a 3:2 forward stock split in favor of our shareholders of record as of the close of business on September 10, 2002. Pursuant to the stock split our 10,244,000 shares of common stock issued and outstanding on the record date were increased to 15,366,000 shares.

NEVADA REINCORPORATION

On September 11, 2003 we reincorporated from Delaware to Nevada for the sole purpose of taking advantage of the Nevada continuance statute. The reincorporation was effected through a Plan and Agreement of Merger between Assure Energy, Inc., a Delaware corporation, hereinafter referred to as Assure Delaware, and Assure Nevada. The Merger was approved by the holders of a majority of the outstanding shares of Assure Delaware. Pursuant to Delaware Law, dissenting Assure Delaware shareholders were given appraisal rights. No dissenting shareholders to whom appraisal rights applied made written demand for appraisal within the required period for doing so.

FINANCING TRANSACTIONS

During  the  period  October  2000  through  April  2001 we engaged in a private offering of up to 1,500,000 shares of our common stock at a price of $.10 per share. The offering was completed in April 2001 with the sale of 1,111,000 shares of our common stock to 42 people resulting in gross proceeds of $111,100. The offering was made in reliance on Rule 506 of Regulation D under the Securities Act of 1933, as amended. The information set forth above does not take into account the effects of our March 6, 2002 and September 17, 2002 stock splits.

On April 23, 2002 we completed a $1,250,000 debt financing with an accredited investor. The debt was evidenced by our demand promissory note dated April 23, 2002 and bore interest at the rate of 1% above the prime rate charged by Citicorp. The note was subsequently cancelled and the principal amount thereof was utilized to purchase $1,250,000 of our Series A Preferred Stock. The note was issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

On May 8, 2002 we completed a $1,750,000 equity financing with three accredited persons pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Rule 506 of Regulation D. In connection therewith, we issued an aggregate of 1,400,00 units at a purchase price of $1.25 per unit. Each unit consists of one share of our common stock and one common stock purchase warrant. Each warrant as amended, entitles the holder to purchase one share of our common stock at a price of $1.50 per share for a period of four years commencing July 1, 2003. As the result of the September 17, 2002 3:2 forward stock split the 1,400,000 unit shares became 2,100,000 shares and the 1,400,000 warrants became 2,100,000 warrants, each with an exercise price of $1.00 per share. Both the shares underlying the units and the shares underlying the unit warrants have piggyback registration rights.

As of June 1, 2002 we entered into a Preferred Stock Purchase Agreement with three accredited persons pursuant to which we sold them 17,500 shares of our Convertible Series A Preferred Stock at a price of $100 per share (the "Stated Value") or an aggregate of $1,750,000. The Series A Preferred Stock was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. One of the purchasers was the purchaser of our $1,250,000 note described above, which pursuant to a Note Termination and Conversion Agreement with us dated as of June 1, 2002 terminated the April 23, 2002 note referred to above and applied the $1,250,000 principal amount thereof to the purchase of 12,500 shares of our Series A Preferred Stock. The Series A Preferred Stock is convertible by the holder after 2 years, or if called for redemption by us, into units. The initial conversion price for the conversion of the Series A Preferred Stock is $1.50 of Stated Value. Each unit consists of one share of our common stock and one common stock purchase warrant. Each warrant entitles the holder there of to purchase one share of our common stock at a price of $1.75 per share at any time during the four year period commencing one year after the date of issuance. Piggyback registration rights apply to the shares underlying the units and unit warrants issuable upon conversion of the Series A Preferred Stock. As the result of the September 17, 2002 3:2 forward stock split, the initial conversion price of the Series A Preferred Stock became $1.00 of Stated Value and the exercise price for each share underlying the unit warrants issuable upon conversion of the Series A Preferred Stock became approximately $1.166 per share. The holders of the Series A Preferred Stock are entitled to receive out of funds legally available for the payment of dividends, dividends in cash or stock at the rate of 5% per annum on the Stated Value of each share of Series A Preferred Stock. Dividends on the Series A Preferred Stock are cumulative from the issuance date.

As of August 27, 2002 we entered into a Preferred Stock Purchase Agreement with an accredited person pursuant to which we sold such person 5,250 shares of our Convertible Series B Preferred Stock at a price of $100 per share (the "Stated Value") or an aggregate of $525,000. The Series B Preferred Stock was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Series B Preferred Stock is convertible by the holder after 2 years, or if called for redemption by us, into units. The initial conversion price for the conversion of the Series B Preferred Stock is $1.75 of Stated Value. Each unit consists of one share of our common stock and one common stock purchase warrant. Each warrant entitles the holder thereof to purchase one share of our common stock at a price of $2.00 per share at any time during the four year period commencing one year after the date of issuance. Piggyback registration rights apply to the shares underlying the units and the unit warrants issuable upon conversion of the Preferred Stock. As the result of the September 17, 2002 3:2 forward stock split, the initial conversion price of the Series B Preferred Stock became approximately $1.166 of Stated Value and the exercise price for each share underlying the unit warrants issuable upon conversion of the Series B Preferred Stock became approximately $1.333 per share. The holders of the Series B Preferred Stock are entitled to receive out of funds legally available for the payment of dividends, dividends in cash or stock at the rate of 5% per annum on the Stated Value of each share of Series B Preferred Stock. Dividends on the Series B Preferred Stock are cumulative from the issuance date.

On December 28, 2002 Assure Oil & Gas Corp. completed a CDN $1,000,000 debt financing with an accredited investor. The debt is evidenced by a six year promissory note which bears interest at the rate of 3 1/2% above the prime rate charged by Royal Bank of Canada in Toronto. No interest or principal is due on the note during the first year of the note. On the first anniversary of the note, all interest then due on the note is payable in full. Thereafter, for the balance of the term of the note, interest and principal is payable quarterly. The debt is subordinated to all present and future bank debt of ours, including our subsidiaries.

On February 26, 2003 we completed a $2,400,750 equity financing in which we sold 1,067,000 units to 2 accredited investors at a price of $2.25 per unit. Each unit consists of 1 share of our common stock and 1/2 warrant. Each full warrant entitles the holder to purchase one share of our common stock at a price of $2.50 per share for a period of five years, commencing February 26, 2003.


On March 15, 2003 we completed a $4,500,000 debt financing with an accredited investor. The debt is evidenced by a six year promissory note which bears interest at the rate of 3 1/2 % above prime rate charged by Citibank in New York. No interest or principal is due on the note during the first year of the note. On the first anniversary of the note, all interest then due on the note is payable in full. Thereafter, for the balances of the term of the note, interest and principal is payable quarterly. The debt is subordinated to all present and future bank debt of ours, including our subsidiaries. In consideration of the financing, we also issued 450,000 warrants to the investor dated March 15, 2003. Each warrant entitles the holder to purchase 1 share of our common stock at a price of $3.10 per share during the 5 year period commencing July 1, 2003. Effective December 5, 2003, the holder of the note agreed to convert $1,260,000 of the principal amount of the note into 350,000 units offered in our private offering which was completed on December 5, 2003. In connection therewith, the $4,500,000 note was cancelled and replaced with a $3,240,000 note dated December 5, 2003. The interest due on the $4,500,000 note for the period March 15, 2003 through and including December 4, 2003 is due and payable on March 15, 2004.


In October 2003, persons holding an aggregate of 1,538,100 Class A Warrants exercised such warrants at an exercise price of $.333 per share resulting in proceeds of approximately $512,187.

In October 2003, a person holding 10,000 warrants exercisable at $3.00 per share exercised such warrants resulting in proceeds of $30,000.

During the period November 21, 2003 through December 5, 2003 we engaged in a private offering of up to 1,500,000 units at a price of $3.60 per unit. The offering was completed on December 5, 2003 with the sale of 1,435,000 units to 6 persons resulting in gross proceeds of $5,166,000. These proceeds included $1,260,000 received from the holder of a March 15, 2003 promissory note upon the partial conversion thereof. Each unit consists of 1 share of our common stock and one Class C redeemable common stock purchase warrant. Each Class C Warrant entitles the holder to purchase one share of our common stock at an exercise price of $4.00 per share during the six month period commencing on the earlier of the registration of the shares underlying the Class C Warrants or 1 year from the date of issuance of the Class C Warrants. The C Warrants are redeemable by us upon 10 days prior written notice if, during the exercise period, the closing bid price of our common stock is equal to or greater than $4.50 per share for 10 consecutive trading days. Upon exercise of all or part of the C Warrants, the holder will be entitled to receive such number of Class D common stock purchase warrants that is equal to the number of C Warrants exercised. Each D Warrant will entitle the holder to purchase one share of our common stock at a price of $4.25 per share for a period of 2 years from issuance. The offering of the units, including the underlying securities was made in reliance on Regulation S under the Securities Act of 1933, as amended.


SUPPLIES AND SUPPLIERS

Any raw materials required by us in the operation of our business are available at competitive rates from many suppliers. We are not dependent on any one supplier for raw materials.

RESEARCH AND DEVELOPMENT

We have not engaged in any research and development activities since our inception.

CUSTOMERS

No single customer accounts for a significant portion of our revenues.

COMPETITION

The oil and gas industry is highly competitive. We encounter competition from numerous companies in all or our activities, particularly in acquiring rights to explore for crude oil and natural gas. Most of our competitors are larger and have substantially greater financial and human resources than we do.

The oil and gas business involves large-scale capital expenditures and risk-taking. In the search for new oil and gas reserves, long lead times are often required from successful exploration to subsequent production. Operations in the oil and gas industry depend on a depleting natural resource. The number of areas where it can be expected that oil and gas will be discovered in commercial quantities is constantly diminishing and exploration risks are high. Areas where oil or gas may be found are often in remote locations where exploration and development activities are capital intensive and operating costs are high.

Our future success will depend, to a significant extents, on our ability to make good decisions regarding our capital expenditures, especially when taking into consideration our limited resources. We can give no assurance that we will be able to overcome the competitive disadvantages we face as a small company with limited capital.

GOVERNMENT REGULATION

As an oil and gas company with operations in Alberta, Canada and Saskatchewan, Canada we are subject to the rules and regulations of the Alberta Energy and Utilities Board (the "EUB") and the Saskatchewan Industry and Resources ("SIR"). The function of both the EUB and SIR is to insure that the discovery, development and delivery of oil and gas and other natural resources takes place in a manner that is fair, responsible and in the public interest. The EUB and SIR establish guidelines which we follow with respect to our oil and gas operations. Our operating costs are materially affected by these requirements.

EMPLOYEES


At the present time, our only employees are our two executive officers, our operations manager, land manager, exploration manager and an administrative support person. We utilize independent contractors for our other service requirements.


PATENTS, TRADEMARKS AND LICENSES

We do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

PROPERTY


Since October 1, 2003, we are also utilizing approximately 1,500 square feet of office space provided to us by Quarry Oil & Gas Ltd. at 521 3rd Avenue SW, Suite 1250, Calgary, Alberta T2P 3T3 which serves as our executive offices. We are currently negotiating an arrangement with Quarry Oil & Gas Ltd. respecting the use of this space. Quarry Oil & Gas Ltd.'s current lease at this location covers approximately 5,000 square feet of space, runs through April 7, 2007 and involves base rent payments of CDN$4,000 (approximately US$3,000) per month together with Quarry's share of taxes and other operating expenses related to the premises. Under such an arrangement with Quarry Oil & Gas Ltd., we expect to be charged for the amount of space utilized by us on a pro rata basis. In conjunction with this arrangement, we intend to sublease the space at 140-4th Avenue SW, Calgary, Alberta T2P 3T3, which formerly served as our principal executive offices, to a third party for the remainder of the lease term. Through Assure Oil & Gas Corp. we sublease approximately 1,836 square feet of space at that location under an arrangement which runs through December 30, 2005. Under the sublease we pay CDN$4,674.81 (approximately US$3,115) per month. We believe the Quarry Oil & Gas Ltd. space is sufficient to handle our present and immediate future needs. In the event our arrangement with Quarry Oil & Gas Ltd. is terminated for any reason or not renewed upon the expiration of the present term, space sufficient to handle our then present and expected future needs is expected to be available from several alternative sources at comparable rates.


                                LEGAL PROCEEDINGS


On February 19, 2003 Gary Freitag, Garth R. Keyte and Evan Stephens filed a Statement of Claim against Assure Oil & Gas Corp. in the Court of Queen's Bench of Alberta, Canada Judicial District of Calgary seeking judgment in the sum of CDN$350,0000 (approximately US $221,000) together with interest thereon at the rate of 6% per annum from January 15, 2003. The action relates to CDN$350,000 that was placed in trust as part of the May 30,2002 Share Purchase Agreement between Assure Oil & Gas Corp. and the three shareholders of Westerra 2000 Inc. Plaintiffs claim the money should have been released to them on or about January 15, 2003, the date of resolution of certain title deficiencies that existed at the time the Share Purchase Agreement was executed. We filed a Statement of Defense and Counterclaim based upon our assertion that certain of the Westerra 2000 Inc. wells that had been purchased in consideration of a report that indicated they were proven or producing wells were and are in fact non-producing and that the shareholders had represented that the wells could be brought to production at any time. We further asserted that since the wells are not on production the holdback has been forfeited and is not payable. On May 27, 2003, Messrs. Freitag, Keyte, and Stephens filed a Reply and Statement of Defense to Counterclaim alleging that the payment of the CDN $350,000 to them was unconditional and that no representations or warranties had been made that any of Westerra 2000 Inc. wells were proven or producing. While we disagree with these statements made in the Reply and Statement of Defense to Counterclaim, and we continue to believe our position has merit we can offer no assurance as to the outcome of this matter.

On July 3, 2003, Assure Oil and Gas Corp. and Westerra 2000 Inc., hereinafter referred to as the plaintiffs, filed a Statement of Claim in the Court of Queen's Bench of Alberta, Judicial District of Calgary (Action No.: 0301-10499) naming Lloyd Venture 1 Inc., 970313 Alberta Ltd. and Roswell Petroleum Corporation as defendants. The action relates to a May 2002 Farmout and Option Agreement in which Assure Oil & Gas Corp. and Nevarro Energy Ltd. were given the ability to earn an interest in certain oil and gas interests of the defendants. Effective November 8, 2002, Nevarro Energy Ltd. assigned its interests under the Farmout and Option Agreement to Westerra 2000 Inc. The plaintiffs claim that all of the requirements to earn an interest in the properties was satisfied and that they became entitled to drill certain option wells, subject to the terms of the Farmout and Option Agreement. Consequently, several option wells were drilled and the plaintiffs earned interests in some of the farmout lands. Subsequently, plaintiffs provided notices to defendants to drill additional option wells. Defendants advised plaintiffs that the notices were invalid, that they were not to occupy any further farmout lands or commence any further drilling on the farmout lands, and that the Farmout and Option Agreement was terminated. The action seeks an order declaring that the plaintiffs have properly exercised their rights to drill the option wells in accordance with the Farmout and Option Agreement, an order for specific performance, and a declaration that the plaintiffs are entitled to exercise the remainder of their rights under the Farmout and Option Agreement to elect to drill further option wells and to earn a working interest in the specifically identified farmout lands. On August 25, 2003 the defendants filed a Statement of Defense and a Counterclaim. In the Statement of Defense defendants allege that:

     o Westerra has no interest in the Farmout Agreement or, alternatively, it failed to provide proper notice of such interest to defendants;

     o Plaintiffs have no right to drill any additional option wells or to earn further interests in the farmout lands;

     o Plaintiffs had no right to drill multiple option wells and failed to exercise their right to drill option wells in accordance with the provisions of the Farmout and Option Agreement; and

     o Certain election notices were improperly issued by plaintiffs, were not valid, and resulted in plaintiff's not having any interest in certain farmout lands;

The Counterclaim seeks, among other things:

     o Orders for accounting of all production from certain wells drilled pursuant to the Farmout and Option Agreement;

     o An order directing the abandonment of certain wells drilled pursuant to the Farmout and Option Agreement; and

     o    Monetary charges for trespass and general damages.

We are presently preparing a Statement of Defense to the Counterclaim. While we believe our claims have merit and the defendants Statement of Defense and Counterclaim does not, we can offer no assurance as to the outcome of this matter.

No other legal proceedings are pending to which we or any of our property is subject, nor to our knowledge are any such proceedings threatened.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this prospectus. On July 28, 2003 we completed the initial phase of our acquisition of 6,750,000 shares of Quarry Oil & Gas Ltd. ("Quarry") common stock through our acquisition of 6,267,500 Quarry shares. We acquired the balance of the acquisition shares in August 2003. The 6,750,000 Quarry shares together with the 169,900 Quarry shares already owned by us represent approximately 48.5% of Quarry's outstanding common shares. The Quarry acquisition had a significant impact on our Results of Operations and Liquidity and Capital Resources, as discussed below, and in our unaudited September 30, 2003 financial statements and notes thereto.


RESULTS OF OPERATIONS


For the three-month periods ended September 30, 2003 and September 30, 2002, we had total revenue of $1,882,104 and $397,893, respectively. Quarry's revenue for the three and nine month period ended September 30, 2003 was $1,247,927 or 66.3% of total revenue for the three months ended September 30, 2003 and 32.5% of total revenue for the nine months ended September 30, 2003. For the nine-month periods ended September 30, 2003 and September 30, 2002, we had total revenue of $3,840,475 and $702,491 respectively. The increase in total revenue for the nine month period ended September 30, 2003 as compared to the nine month period ended September 30, 2002 was due primarily to the acquisition of Quarry and, to a lesser extent, increased drilling activity within our subsidiaries during 2003, an increase in the price of oil and natural gas during 2003, and the relative strength of the Canadian dollar against the United States dollar since December 2002. Another factor giving rise to the increase in total revenue is the fact that our subsidiaries, Assure Oil & Gas Corp. and Westerra 2000 Ltd. were acquired effective April 1, 2002. Accordingly, only six months of operations were included in the nine month period ended September 30, 2002.



Our total expenses for the three-month periods ended September 30, 2003 and September 30, 2002 was $2,380,820 and $266,131, respectively. Quarry's expenses for the three and nine month period ended September 30, 2003 was $1,047,695 or 44.0% of total expenses for the three months ended September 30, 2003 and 21.8% of total expense for the nine months ended September 30, 2003. Our total expenses were $4,798,412 for the nine-month period ended September 30, 2003 and $607,293 for the nine-month period ended September 30, 2002. The increase in total expenses for the three and nine month periods ended September 30, 2003 as compared to the three and nine month periods ended September 30, 2002 were due to increased costs associated with our expanded operations including increases in general and administrative expenses, operating expenses, interest expenses and depletion and site restoration.

For the three-months ended September 30, 2003 and September 30, 2002, we had a net loss of $1,169,053 or $.07 per share and net income of $96,493, or less than $.01 per share, respectively. Quarry had net income for the three and nine month periods ended September 30, 2003 of $53,326. For the nine-months ended September 30, 2003, we had a net loss of $2,083,758 or $.13 per share as compared to a net loss of $11,872 or less than $.01 per share, for the nine-months ended September 30, 2002. The Company attributes the losses for the three and nine month periods ended September 30, 2003, to increased costs associated with our expanded operations including increases in general and administrative expenses, operating expenses, interest expenses and depletion and site restoration. During the three month period ended September 30, 2003, the Company incurred non-recurring costs associated with the acquisition of Quarry of approximately $340,000.


LIQUIDITY AND CAPITAL RESOURCES


We have incurred losses since the inception of our business as an oil and gas exploration company in April 2002. Prior to this date we were a developmental stage company. Since that time, we have been dependent on acquisitions and funding from private lenders and investors to conduct operations. As of September 30, 2003 we had an accumulated deficit of $2,944,910. As of September 30, 2003, we had total current assets of $3,714,721 and total current liabilities of $9,706,084 or negative working capital of $5,991,363. The Quarry acquisition increased our current assets by approximately $1,100,000 and our current liabilities by approximately $8,100,000. This negatively impacted our working capital by approximately $7,000,000. During the nine month period ended September 30, 2003 we obtained financing of $4,500,000 and issued equity whereby we obtained an additional $2,400,500. These sums were used to provide financing for our operations.


                      MARKET FOR COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "ASUR." Following the continuance our stock is expected to be quoted under the symbol "ASURF". From November 6, 2001 until May 1, 2002, the date we changed our name from Inventoy.com, Inc. to Assure Energy, Inc., our stock was quoted under the symbol "INVY." The following table sets forth, for the periods and fiscal quarters indicated, the high and low closing bid prices per share of our common stock, as derived from quotations provided by Pink Sheets, LLC. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. Prices after March 6, 2002 reflect the 4:1 forward stock split which took effect after the close of business on March 6, 2002. Prices after September 17, 2002 reflect the aforementioned 4:1 forward stock split and the 3:2 forward stock split which took effect after the close of business on September 17, 2002.


PERIOD INDICATED OR QUARTER ENDED                         HIGH BID       LOW BID
---------------------------------                         --------       -------
November 6, 2001 - December 31, 2001                        $ .05         $ .01
January 2, 2002 - March 6, 2002                             $ .06         $ .05
March 7, 2002 - March 31, 2002                              $ .25         $ .01
June 30, 2002                                               $2.45         $ .02
July 1, 2002 - September 17, 2002                           $4.00         $2.45
September 18, 2002 - September 30, 2002                     $3.05         $3.05
December 31, 2002                                           $3.06         $3.05
March 31, 2003                                              $3.06         $3.06
June 30, 2003                                               $3.10         $2.75
September 30, 2003                                          $3.91         $2.90

HOLDERS


As of December 1, 2003, there were 61 record holders of our common stock.


DIVIDENDS

We have never declared any cash dividends with respect to our common stock. Future payment of dividends is within the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

RECENT SALES OF UNREGISTERED SECURITIES

The information set forth below discusses the amount of securities sold on the dates provided and does not take into account the effects of our February 2002 4:1 forward stock split or our September 2002 3:2 forward stock split, except to the extent the date of issuance was after the date of one or both of the splits.


Effective December 5, 2003 we issued an aggregate of 1,435,000 shares of our common stock and 1,435,000 redeemable Class C warrants to 6 persons in connection with our sale of 1,435,000 units at $3.60 per unit or $5,166,000 on an aggregate basis. These issuances were made in reliance on the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended.


In October 2003, we issued an aggregate of 1,548,100 shares of our common stock to 13 persons in connection with their exercise of common stock purchase warrants. These issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.


Effective August 28, 2003 we issued 50,000 non-statutory stock options to one person each exercisable, upon vesting, to purchase one share of our common stock at a price of $3.00 per share during the five year period commencing on the date of vesting. The issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.


Effective August 29, 2003 we issued an aggregate of 225,000 non statutory stock options to three persons each exercisable, upon vesting, to purchase one share of our common stock at a price of $3.00 per share during the five year period commencing on the date of vesting. These issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Effective September 4, 2003 we issued 30,000 non-statutory stock options to Lisa Komoroczy, each exercisable, upon vesting to purchase one share of our common stock at a price of $3.00 per share during the three year period ending September 3, 2006. The issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

In April 2003 we issued 100,000 warrants to 1 person for consulting services, each exercisable upon issuance to purchase one share of our common stock at a price of $3.00 per share during a five year exercise period. The issuance was made in reliance or the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

On March 15, 2003 we issued a six-year, $4,500,000 promissory note (the "Note") together with 450,000 5 year warrants (the "Warrants") to 1 person. Each Warrant entitles the holder to purchase one share of our common stock at a price of $3.10 per share. The issuance of the Note and Warrants was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

On February 26, 2003 we completed a $2,400,750 equity financing in which we sold 1,067,000 units to 2 persons at a purchase price of $2.25 per unit. Each unit consists of 1 share of our common stock and one-half warrant. Each full warrant entitles the holder to purchase one share of our common stock at a price of $2.50 per share for a period of five years commencing February 26, 2003. The issuance was made in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended.

On December 28, 2002, Assure Oil & Gas Corp. issued a six year CDN $1,000,000 promissory note (the "Note") to 1 person. The issuance of the Note was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Effective October 1, 2002 we issued 100,000 and 20,000 non statutory stock options, respectively to Harvey Lalach and James Golla, each exercisable, upon vesting, to purchase one share of our common stock at a price of $2.75 per share during the three year period ending September 30, 2005. These issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Effective October 1, 2002 we issued 200,000 non-statutory stock options to 1 person for consulting services, each exercisable upon issuance to purchase one share of our common stock at a price of $2.75 per share during the two year period ending September 30, 2004. The issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Effective April 28, 2003 these options were terminated.

On August 27, 2002 we sold 5,250 shares of our Series B Preferred Stock at a price of $100 per share or $525,000 on an aggregate basis to 1 person. The sale was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

As of June 1, 2002 we sold 17,500 shares of our Series A Preferred Stock at a price of $100 per share or $1,750,000 on an aggregate basis to 3 persons. The sales were made in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended.

On May 8, 2002 we completed a $1,750,000 equity financing in which we sold 1,400,000 units to 3 persons at a purchase price of $1.25 per unit. Each unit consisted of 1 share of our common stock and 1 common stock purchase warrant, each exercisable for the purchase of an additional share of our common stock. The sale was made in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended.

In connection with our April 23, 2002 Acquisition Agreement with Assure Oil & Gas Corp. and the shareholders of Assure Oil & Gas Corp. we issued an aggregate of 2,400,000 units to the shareholders of Assure Oil & Gas Corp. Each unit consisted of 1 share of our common stock, 1 Class A Warrant and 1 Class B Warrant. Each Class A Warrant and Class B Warrant is exercisable for the purchase of 1 additional share of our common stock. The sale of the units was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

During  the  period  October  2000  through  April  2001 we engaged in a private offering of up to 1,500,000 shares of our common stock at a price of $.10 per share. The offering was completed in April 2001 with the sale of 1,111,000 shares of our common stock to 42 people resulting in gross proceeds of $111,100. The offering was made in reliance on Rule 506 of Regulation D under the Securities Act of 1933. as amended.

In July 2001, we issued 10,000 shares of our common stock to Ron Beit-Halachmy at a price of $.001 per share in consideration of his serving as one of our directors. The sale of the stock was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

In October 2000 and December 2000, respectively, we issued 250,000 shares of our common stock to Kaplan Gottbetter & Levenson, LLP, in exchange for legal services rendered, and 250,000 shares of our common stock to Dunlap Industries Ltd., in exchange for financial consulting services rendered. For purposes of the foregoing transactions, the shares were valued at $.10 per share. The sales of the stock were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

In July 2000 we issued 300,000 shares of our common stock to each of Ed Kaplan and Douglas Kaplan at a price of $.001 per share or $300 on an aggregate basis. The sales were made in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended.

In July 2000 we issued 3,000,000 shares of our common stock to Kaplan Design Group in exchange for 27 toy designs. These shares were valued at $.001 per share or $3,000 on an aggregate basis. The sale was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

                                   MANAGEMENT

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
                       SECTION 16(A) OF THE EXCHANGE ACT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer's successor is elected or appointed and qualified or until such officer's earlier resignation or removal. No family relationships exist between any of our present directors and officers.

The following table sets forth certain information, as of December 5, 2003, with respect to our directors and executive officers.


                                                                                     Date of Election
Name                                Positions Held                          Age      or Appointment as Director
----                                --------------                          ---      --------------------------
Harvey Lalach             President, Chief Executive and Financial           37      September 12, 2002
                          Officer, Director

James Golla               Secretary, Treasurer, Director                     70      April 23, 2002

Lisa Komoroczy            Director                                           38      September 4, 2003

The following is a brief account of the business experience of each of our directors and executive officers during the past five years or more.

Harvey Lalach has served as a director for us since September 12, 2002, as a vice president from September 19, 2002 through December 6, 2002, as our president and chief executive officer since December 6, 2002 and as our chief financial officer since December 13, 2002. He has served as the president and chief executive of Quarry Oil & Gas Ltd. since July 28, 2003. He also serves as president, chief executive and financial officer and as a director for each of Assure Oil & Gas Corp, Westerra 2000 Inc and Assure Holdings Inc. From July 22, 2003 to the present he has served as a director for Keantha Holdings Inc., a private company that is 49% owned by Quarry Oil & Gas Ltd. Mr. Lalach was employed in the investment industry from 1987 to 1997 where he served as a securities trader, a floor trader and ultimately a branch manager for Green Line Investor Services, Inc. Mr. Lalach was the manager of administration and corporate relations for Goldtex Resources Ltd., a public mining company listed on TSX Venture Exchange Inc., from July 1997 to November 1998. He was the founder, president and director of GlobalNetCare, Inc. an Internet company whose shares are publicly traded on the OTC Bulletin Board, from November 1998 to March 2001. From September 2001 to July 2002, Mr. Lalach was the vice-president and director of Aubryn International Corp., a company that was mining for spring water in Southern California whose shares are publicly on the OTC Bulletin Board.

James Golla has served as a director of ours since April 23, 2002. He served as our interim president and chief executive officer from August 1, 2002 until September 12, 2002. He has served as our secretary and treasurer since August 1, 2002. Mr. Golla was a sports and business journalist with the Globe and Mail, Canada's national newspaper, from 1954 until his retirement in November 1996. Mr. Golla is also currently a director of Altair Nanotechnologies Inc. and has been since May 1994, a company that is developing nanomaterial products and is listed on the NASDAQ small-cap market. Mr. Golla is a director of several other public companies including Apogee Minerals Ltd. (since February 1998), a public oil and gas exploration company listed on the TSX Venture Exchange, Inc., European Gold, a public gold exploration company listed on the TSX Venture Exchange, Inc., Radiant Energy Corp., a high tech company manufacturing products for the airline industry listed on the TSX Venture Exchange, Inc., and Barton Bay Resources, a public oil and gas company listed on the TSX Venture Exchange, Inc.

Lisa Komoroczy has served as a director of ours since September 4, 2003. She has served in various financial consulting, accounting and administrative capacities during the past ten years. For the past three years she has worked as an independent consultant. Within this period, she has provided consulting services to Path 1 Network Technologies Inc., a US public company, and to several private companies. From December 1998 until July 2000 she served as Director of Finance and Administration for The Box Lot Company. Other jobs have involved her serving as vice president-finance for a merchant banking firm and as an accountant for KPMG Peat Marwick. She received a B.A. Degree from California State University of Fullerton after majoring in finance and accounting.

BOARD OF DIRECTORS

Our directors presently receive no cash remuneration for acting as such. Directors may however be reimbursed their expenses, if any, for attendance at meetings of the Board of Directors. We may also grant stock options to our directors. In September 2003 we issued 30,000 stock options to Lisa Komoroczy. Our Board of Directors may designate from among its members an executive committee and one or more other committees. No such committees have been appointed to date.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Our common stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, our officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the three fiscal years ended December 31, 2002 to
(i) all individuals that served as our chief executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2002 and (ii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2002 that received annual compensation during the fiscal year ended December 31, 2002 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                             Annual Compensation                         Long-Term Compensation

                       Fiscal Year                                                  Restricted
Name and                 Ended                                 Other     Options/     Stock      LTIP      All Other
Principal Position    December 31      Salary        Bonus  Compensation   SARs      Awards     Payouts  Compensation
------------------    -----------      ------        -----  ------------   ----      ------     -------  ------------
   Ed Kaplan             2002              0           0         0            0         0          0           0
   President and CEO     2001              0           0         0            0         0          0           0
                         2000              0           0         0            0         0          0           0

   Doug Kaplan           2002              0           0         0            0         0          0           0
   President and CEO     2001              0           0         0            0         0          0           0
                         2000              0           0         0            0         0          0           0

   James Golla           2002              0           0         0        20,000(1)     0          0           0
   President and CEO     2001              0           0         0            0         0          0           0
                         2000              0           0         0            0         0          0           0

   Suzanne West          2002        $31,150(2)        0         0            0(3)      0          0           0
   President and CEO     2001              0           0         0            0         0          0           0
                         2000              0           0         0            0         0          0           0

   Harvey Lalach         2002        $10,384           0         0        100,000(4)    0          0           0
   President and CEO     2001              0           0         0            0         0          0           0
                         2000              0           0         0            0         0          0           0

(1) Consists of 20,000 stock options issued to Mr. Golla on October 1, 2002 with an exercise price of $2.75 per share. See "Certain Relationships and Related Transactions."

(2) Excludes $34,010 paid to Ms. West as consulting fees for services performed by Ms. West subsequent to her engagement as our president and chief executive officer.

(3) Ms. West's employment contract provided for the grant of 200,000 stock options to Ms. West. These options were never issued and upon the termination of Ms. West's employment effective December 6, 2002, all rights of Ms. West to receive these options were likewise terminated

(4) Consists of 100,000 stock options issued to Mr. Lalach on October 1, 2002 with an exercise price of $2.75 per share.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                            Number of
                            Securities
                            Underlying          Percent of Total         Exercise or
                           Options/SARs      Options/SARs Granted to     Base Price
    Name                    Granted (#)      Employees in Fiscal Year     (per share)     Date of Grant       Expiration Date
    ----                    -----------      ------------------------     -----------     -------------       ---------------
  Ed Kaplan                     0            Not Applicable ("N/A")          N/A              N/A                  N/A
  Doug Kaplan                   0                      N/A                   N/A              N/A                  N/A
  James Golla                 20,000                 16.66%                 $2.75       October 1, 2002     September 30, 2005
  Suzanne West                0 (1)                  N/A(2)                  N/A              N/A                  N/A
  Harvey Lalach              100,000                 83.33%                 $2.75       October 1, 2002     September 30, 2005

(1) Ms. West's employment contract provided for the grant of 200,000 stock options to Ms. West. These options were never issued and upon the termination of Ms. West's employment effective December 6, 2002, all rights of Ms. West to receive these options were likewise terminated.

(2) Does not take into account 200,000 stock options that were issuable to Suzanne West (the "West Options") pursuant to her September 17, 2002 Employment Agreement or 150,000 stock options that were issuable to Cameron Smigel (the "Smigel Options") pursuant to his September 16, 2002 Employment Agreement. Due to the December 6, 2002 termination of the West Employment Agreement and the December 13, 2002 termination of the Smigel Employment Agreement, the West Options and Smigel Options were never issued.

STOCK OPTION PLANS

We have not adopted any stock option plans since our inception.

STOCK APPRECIATION RIGHTS

We have not granted any stock appreciation rights to the named executive officers or any other persons since our inception.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION/SAR VALUES

                                                         Number of Securities Underlying        Value of Unexercised In-the-Money
                    Shares Acquired On     Value         Unexercised Options/SARs               Options/SARs
                    Exercise               Realized      at Fiscal Year End (#)                 at Fiscal Year End ($)
      Name               (#)                 ($)         Exercisable/Unexcercisable             Exercisable/Unexcercisable
      ----          -------------------    --------      -------------------------------        ---------------------------------
Ed Kaplan           N/A                    N/A           N/A                                    N/A

Doug Kaplan         N/A                    N/A           N/A                                    N/A

James Golla         N/A                    N/A           20,000
                                                         10,000 Exercisable                     $3,100 Exercisable
                                                         10,000 Unexercisable                   $3,100 Unexercisable

Suzanne West        N/A                    N/A           N/A                                    N/A

Harvey Lalach       N/A                    N/A           100,000
                                                         50,000 Exercisable                     $15,500 Exercisable
                                                         50,000 Unexercisable                   $15,500 Unexercisable

LONG TERM INCENTIVE PLAN AWARDS

We made no long-term incentive plan awards to the named executive officers or any other persons since our inception during the fiscal year ended December 31, 2002.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT,
AND CHANGE-IN-CONTROL ARRANGEMENTS

Effective September 12, 2002 we entered into a three-year employment agreement with Suzanne West whereby Ms. West agreed to serve as our president and chief executive officer. The agreement provided for an annual base salary of CDN $100,000, the grant of 200,000 5 year non-statutory stock options exercisable at $2.75 per share, and performance bonuses tied to our achievement of specified oil and gas production levels. Effective December 6, 2002 Ms. West voluntarily terminated the employment agreement to pursue other interests.

Effective September 30, 2002 we entered into a nine-month employment agreement with Harvey Lalach to serve as our Vice-President-Corporate Affairs. The agreement was automatically renewable for successive six-month terms unless either party delivered written notice of termination to the other at least 15 days prior to the end of the then existing term. Upon the December 6, 2002 resignation of Suzanne West, Mr. Lalach succeeded to the positions of president and chief executive officer and the agreement was deemed terminated except with respect to the options granted to Mr. Lalach thereunder. The agreement provided for a base salary of CDN $3,000 per month and the grant of 100,000 3-year non-statutory stock options with an exercise price of $2.75 per share. The options contain anti-dilution provisions. 50,000 of the options vested on March 31, 2003. The remaining 50,000 options vest on March 31, 2004. In recognition of his added duties, commencing December 6, 2002 we were paying Mr. Lalach a salary of CDN$7,500 per month (approximately US$5,000) under a verbal month to month arrangement. Effective September 2, 2003 we entered into a 2 year written employment agreement with Mr. Lalach. Thereunder, we are paying Mr. Lalach a base annual salary of CDN$90,000.

COMPENSATION OF DIRECTORS

We do not presently provide cash compensation to our directors for serving as directors. We have, in one instance however, provided a director with stock options in consideration for her serving as such. Two of our three present directors are also employees, however, and receive compensation from us in their employment capacities.

REPORT ON REPRICING OF OPTIONS/SARS

During the fiscal year ended December 31, 2002 we did not adjust or amend the exercise price of any stock options or SARs.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July, 2000 we issued 300,000 shares of our common stock to our founder and president Ed Kaplan in exchange for a $300 subscription receivable, and issued 300,000 shares of our common stock to our secretary Douglas Kaplan in exchange for a $300 subscription receivable. These shares were valued at par value, $.01 per share.

In July, 2000 we issued 3,000,000 shares of our common stock to Kaplan Design Group in exchange for twenty-seven toy designs from Kaplan Design Group. These shares were valued at par value, $.001 per share for a total of $3,000. Ed Kaplan Associates paid $3,000 for the toy designs and then transferred them to Kaplan Design Group for no additional consideration.

In July, 2001 we issued 10,000 shares of common stock, at par value $.001, to our then newly appointed director Ron Beit-Halachmy.

On August 27, 2002 we entered into a Stock Exchange Agreement with Inventoy.com International Inc., Kaplan Design Group, Douglas Kaplan, Ed Kaplan and Ron Beit-Halachmy whereby we transferred ownership of our then inactive subsidiary, Inventoy.com International Inc., to Kaplan Design Group, and Messrs. Beit-Halachmy, Kaplan and Kaplan in exchange for an aggregate of 14,440,000 shares of our common stock. For a more detailed discussion of this transaction see "Business of Assure Energy, Inc.".

Effective October 1, 2002 we issued 100,000 and 20,000 stock options, respectively, to Harvey Lalach and James Golla. The options have a three year term that expires on September 30, 2005 and are exercisable for the purchase of shares of our common stock at an exercise price of $2.75 per share.

Effective September 12, 2002 we entered into a three year employment agreement with Suzanne West. The agreement was terminated effective December 6, 2002. See "Item 10. Executive Compensation - Employment Contracts, Termination of Employment, and Change in Control Arrangements."

Effective September 16, 2002 we entered into a two year employment agreement with Cameron Smigel pursuant to which he served as a vice president and as our chief financial officer until the termination of his employment with us effective December 13, 2002. The agreement provided for an annual base salary of CDN $86,000 and the issuance of 150,000 stock options exercisable for the purchase of one share of our common stock at a price of $2.75 per share. The options were never issued and upon Mr. Smigel's termination of his employment, our obligation to issue the options ceased.

Effective September 30, 2002 we entered into a nine month employment agreement with Harvey Lalach. Subsequent thereto Mr. Lalach was employed under a verbal month to month arrangement. Effective September 2, 2003 we entered into a two year employment agreement with Mr. Lalach. See "Item 10. Executive Compensation
- Employment Contracts, Termination of Employment, and Change in Control Arrangements."

Effective September 4, 2003 we issued 30,000 non-statutory stock options to Lisa Komoroczy. The options have a term of three years that expires on September 3, 2006 and are exercisable for the purchase of shares of our common stock at an exercise price of $3.00 per share.

In October 2003 we issued 150,000 shares of our common stock to Shelly Green in connection with her exercise of a like number of Class A Warrants at an exercise price of $.333 per share.

In October 2003 we issued 21,600 shares of our common stock to Lisa Komoroczy in connection with her exercise of a like number of Class A Warrants at an exercise price of $.333 per share.

In October 2003, we issued 20,000 shares of our common stock to Harvey Lalach in connection with his exercise of a like number of Class A Warrants at an exercise price of $.333 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of December 5, 2003 by (i) each person or entity known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of such date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

------------------------------------ ------------------------------------- ------------------------- ---------------
         Name and Address                                                     Amount and Nature        Percentage
        of Beneficial Owner                     Title of Class             of Beneficial Ownership      of Class
------------------------------------ ------------------------------------- ------------------------- ---------------
Hans Schopper
P.O. Box CB 11742
Chelsea Place                                                                 1,200,000 shares,
Nassau Bahamas                          Common Stock, $.001 per share             Direct (1)               6%
------------------------------------ ------------------------------------- ------------------------- ---------------
Bamby Investments S.A. (2)
Plaza 2000 Bldg.
50th Street, 16th Floor
Panama 5                                                                      1,500,000 shares,
Republic of Panama                      Common Stock, $.001 per share             Direct (3)              7.4%
------------------------------------ ------------------------------------- ------------------------- ---------------
Shelly Green
P.O. Box 55
Jacksons Point, Ontario                                                       1,044,000 shares,
L0E 1L0                                 Common Stock, $.001 per share             Direct (4)              5.3%
------------------------------------ ------------------------------------- ------------------------- ---------------
Harvey Lalach
2575 Alberta Court                                                              90,000 shares,
Kelowna, British Columbia V1W 2X8       Common Stock, $.001 per share             Direct (5)              .46%
------------------------------------ ------------------------------------- ------------------------- ---------------
James Golla
829 Terlin Blvd.                                                                10,000 shares,
Mississauga, Ontario L5H 1T1            Common Stock, $.001 per share             Direct (6)              .05%
------------------------------------ ------------------------------------- ------------------------- ---------------
Lisa Komoroczy
P.O. Box 1652                                                                   58,200 shares,
Rancho Santa Fe, CA 92067               Common Stock, $.001 per share             Direct (7)              .3%
------------------------------------ ------------------------------------- ------------------------- ---------------
All officers and directors as a                                                158,200 shares,
group (3 persons)                       Common Stock, $.001 per share             Direct (8)              .81%
------------------------------------ ------------------------------------- ------------------------- ---------------



(1)      Includes 600,000 presently exercisable warrants.
(2)      The beneficial owner of Bamby Investments, S.A. is Camille Escher.
(3)      Includes 750,000 presently exercisable warrants.
(4)      Includes 372,000 presently exercisable warrants.
(5)      Includes 50,000 presently exercisable stock options.
(6)      Includes 10,000 presently exercisable stock options.
(7)      Includes 15,000 presently exercisable stock options.
(8)      Includes 75,000 presently exercisable stock options.

CHANGES IN CONTROL

         Not Applicable.

                          DESCRIPTION OF CAPITAL STOCK


Our authorized capital consists of 105,000,000 shares of which 100,000,000 shares are designated as common stock, par value $.001 per share, 4,977,250 shares are designated as blank check preferred stock, $.0001 per share, 17,500 shares are designated as Series A Preferred Stock and 5,250 shares are designated as Series B Preferred Stock. As of December 5, 2003, 19,416,100 shares of our common stock, 17,500 shares of our Series A Preferred Stock and 5,250 shares of our Series B Preferred Stock were issued and outstanding.


COMMON STOCK

Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by our shareholders. In the event of a dissolution of our company, the holders of our common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities.

Our common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion privileges. Since the holders of our common stock do not have cumulative voting rights, holders of more that 50% of our outstanding shares can elect all of our directors, and holder of the remaining shares, by themselves, cannot elect any of our directors. Holders of our commons tock are entitled to receive dividends if, as, and when declared by our board of directors out of funds legally available for such purpose.

BLANK CHECK PREFERRED STOCK

Shares of our preferred stock may be issued from time to time one or more series or classes. Our Board of Directors is expressly authorized to provide by resolution or resolutions duly adopted prior to issuance, for the creation of each such series and class of preferred stock and to fix the designation and the powers, preferences, rights, qualifications, limitations, and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determining the following:

     o the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

     o whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the term of such voting rights, which may be general or limited;

     o the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

     o whether the shares of such series shall be subject to redemption by us, and, if so, the times, prices and other conditions of such redemption;

     o the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of our assets;

     o whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

     o whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

     o    the  conditions  or  restrictions,   if  any,  upon  the  creation  of
          indebtedness by us or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

     o    any other powers, preferences and relative, participating, options and
          other  special  rights,  and  any   qualifications,   limitations  and
          restrictions, thereof.

The powers, preferences and relative, participating optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

STOCK OPTIONS AND WARRANTS


As of December 5, 2003 we have 2,061,900 A Warrants; 3,600,000 B Warrants; 1,435,000 C Warrants and 3,173,500 other warrants issued and outstanding. Each A Warrant is exercisable for the purchase of one share of our common stock at a price of $.333 per share during the four year period that commenced on October 1, 2003. Each B Warrant is exercisable for the purchase of one share of our common stock at a price of $.667 per share during the four year period commencing on July 1, 2004. Each C Warrant is exercisable for the purchase of one share of our common stock at a price of $4.00 per share during the six month period commencing on the earlier of December 5, 2004 or the registration of the underlying shares. The C Warrants are redeemable by us upon 10 days prior written notice if during the exercise period the closing bid price of our common stock is equal to or greater than $4.50 per share for 10 consecutive trading days. 2,100,000 of the other warrants are exercisable for the purchase of one share of our common stock at a price of $1.00 per share during the four year period that commenced on July 1, 2003. 533,500 of the other warrants are exercisable for the purchase of one share of our common stock at a price of $2.50 per share during the five year period that commenced February 26, 2003. 90,000 of the other Warrants are exercisable for the purchase of one share of our common stock at a price of $3.00 per share during the five year period that commenced on April 7, 2003. 450,000 of the other Warrants are exercisable for the purchase of one share of common stock at a price of $3.10 per share during the five year period that commenced on July 1, 2003.

As of December 5, 2003 we have 425,000 stock options issued and outstanding. 120,000 of these stock options are exercisable, upon vesting, for the purchase of one share of our common stock at a price of $2.75 per share at any time through September 30, 2005. 305,000 of these options are exercisable for the purchase of one share of our common stock at a price of $3.00 per share, 50,000 of which are exercisable, upon vesting, at any time through August 27, 2006, 225,000 of which are exercisable, upon vesting, at any time through August 28, 2006 and 30,000 of which are exercisable at any time through September 3, 2006.


TRANSFER AGENT AND REGISTRAR

Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 is our transfer agent and the registrar for our common stock. Its phone number is (212) 509-4000.

SERIES A PREFERRED STOCK

This series consists of seventeen thousand five hundred (17,500) shares of convertible Series A Preferred Stock with a stated value of one hundred dollars per share. The holders of Series A Preferred Stock are entitled to receive dividends at the rate of five percent (5%) per annum on the stated value of each share of Series A Preferred Stock. Dividends on the Series A Preferred Stock are cumulative from the date of issuance. So long as any shares of the Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon junior securities including our common stock. The outstanding shares of Series A Preferred Stock are convertible into Company units as is determined by dividing the stated value by the conversion price, as defined below, at the option of the Holder in whole or in part. Each unit consists of one share of common stock and one common stock purchase warrant which may be exercised for the purchase of one additional share of common stock at an exercise price of $1.166 per share at any time during the four year period commencing one year after the date of issuance of the units. The present conversion price for the conversion of a share of Series A Preferred Stock into units is $1.00 of stated value and is subject to anti-dilution provisions.

The shares of Series A Preferred Stock are redeemable at the sole option of the Company at any time prior to the Company's receipt of a notice of conversion to the extent funds are legally available therefor, at any time and from time to time, in whole or in part, at a redemption price equal to 105% of the stated value of each share of Series A Preferred Stock being redeemed plus accrued and unpaid dividends thereon.

The Series A Preferred Stock as to dividends, redemptions, and the distribution of assets upon liquidation, dissolution or winding up of the Company, ranks:

     o prior to the Company's common stock;

     o prior to any class or series of capital stock of the Company that, by its terms, ranks junior to the Series A Preferred Stock;

     o junior to any class or series of capital stock of the Company which by its terms ranks senior to the Series A Preferred Stock; and

     o pari passu with any other series of preferred stock of the Company which by its terms ranks on a parity with the Series A Preferred Stock.

SERIES B PREFERRED STOCK

This Series consists of five thousand two hundred fifty (5,250) shares of convertible Series B Preferred Stock, with a stated value of one hundred dollars per share. The Series B Preferred Stock is pari passu with the Series A
Preferred Stock and is identical in all respects, except that the warrants issuable upon conversion have a current exercise price of $1.333 per share and that the current conversion price for the conversion of a share of Series B Preferred Stock into units is $1.166 of stated value.

                                     EXPERTS


The financial statements referred to in this prospectus and elsewhere in the registration statement have been audited by Rogoff & Company, P.C., independent certified public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports.


                                  LEGAL MATTERS

The validity of the issuance of common stock offered hereby will be passed upon for Assure Canada by Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, New York 10022.

                              AVAILABLE INFORMATION


We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with those requirements, we presently file, and after the conversion will continue to file reports and other information with the Securities and Exchange Commission. After the conversion however, we will be a foreign private issuer and will file reports related to this new status including but not limited to the filing of annual reports on Form 20-F. After the conversion we will continue to be exempt from the proxy rules and our officers, directors and principal shareholders will continue to be exempt from the requirements of Section 16 of the Securities Exchange Act of 1934, as amended. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such material may also be obtained at prescribed rates by writing to the SEC's Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for more information on the operation of its public reference rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web Site can be accessed at http://www.sec.gov. Our reports, registration statements, and other information that we file electronically with the SEC are available on this site.

You may request a copy of any of our filings, at no cost, by writing or telephoning us at the following address:


Secretary
Assure Energy, Inc.
521-3rd Avenue S.W., Suite 1250
Calgary, Alberta T2P 3T3
(403) 266-4975


This prospectus does not contain all the information set forth in that registration statement of which it is a part and the related exhibits. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the SEC or included as an exhibit, or otherwise, each such contract or document being qualified by and subject to such reference in all respects. The registration statement and any subsequent amendments, including exhibits filed as a part of the registration statement, are available for inspection and copying as set forth above.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may include "forward-looking statements". This information may involve known and unknown risks, uncertainties and other factors which could cause actual results, financial performance, operating performance or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement and based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "believes," "could," "possibly," "probably," "anticipates," "estimates," "projects," "expects," "may," "will," or "should" or the negative thereof or other variations thereon or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, our projected sales and profitability, our growth strategies, anticipated trends in our industry and our future plans. These statements may be found under "Business", as well as in this prospectus generally. Our actual results or events may differ materially from the results discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy or completeness of the forward-looking statements after the date of this prospectus.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. Assure has provided in its by-laws for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. In addition, Assure has the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Assure.

The Certificate of Incorporation of Assure Nevada limits or eliminates the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

Item 21. Exhibits.

EXHIBITS

         The following exhibits are included as part of this report:


Financial Statements
                                                                            Page
                                                                            ----
         Independent Auditors Report - Rogoff & Company, P.C..............   F-1

         Consolidated Balance Sheet (Audited) as at December 31, 2002.....   F-2

         Consolidated Statements of Operations (Audited) for the years
         ended December 31, 2002 and December 31, 2001....................   F-3

         Consolidated Statement of Stockholders' Equity (Audited) for
         the year ended December 31, 2002.................................   F-4

         Consolidated Statements of Cash Flows (Audited) for the
         years ended December 31, 2002 and December 31, 2001..............   F-5

         Notes to Consolidated Financial Statements (Audited).............   F-6

         Consolidated Balance Sheet as at September 30, 2003
         (Unaudited)....................................................... F-20

         Consolidated Statement of Operations for the three and nine month periods ended September 30, 2003 and 2002 (Unaudited)............. F-21

         Consolidated Statement of Cash Flows for the nine month periods ended September 30, 2003 and 2002 (Unaudited)..................... F-22

         Notes to Consolidated Financial Statement (Unaudited)............. F-24

Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.


Exhibits

                           SEC Report
                            Reference
    Exhibit No.              Number                                         Description
--------------------   --------------------   ------------------------------------------------------------------------
   2.1                   2.1                  Asset  Purchase  Agreement  dated March 14, 2002 between  Registrant and
                                              Inventoy.com International, Inc.(1)

   2.2                   2.1                  Acquisition  Agreement  dated  April 23,  2002 by and among  Registrant,
                                              Assure Oil & Gas Corp. ("Assure") and the shareholders of Assure (2)

   2.3                   2.1                  Share Purchase  Agreement dated May 30, 2002 by and among Assure Oil and
                                              Gas Corp., and Gary Freitag, Garth R. Keyte and Evan Stephens.(3)

   2.4                   2.1                  Stock Exchange  Agreement dated August 27, 2002 by and among Registrant,
                                              Inventoy.com  International  Inc., Kaplan Design Group,  Douglas Kaplan,
                                              Ed Kaplan and Ron Beit-Halachmy.(4)

   2.5                   2.1                  Share  Purchase  Agreement  dated  March  6,  2003 by and  among  Assure
                                              Energy,   Inc.,   and  Al  J.   Kroontje,   Trevor  G.  Penford,   Karen
                                              Brawley-Hogg,  Donald J. Brown, Troon Investments,  Ltd., and Quarry Oil
                                              & Gas, Ltd. (9)

   2.6                   2.2                  Amending  Agreement dated March 26, 2003 to March 6, 2003 Share Purchase
                                              Agreement. (9)

   2.7                   2.3                  Amending  Agreement  No. 2 dated  April 11,  2003 to March 6, 2003 Share
                                              Purchase Agreement. (9)

   2.8                   2.1                  Agreement  and Plan of Merger  dated as of  September  9,  2003  between
                                              Assure Energy,  Inc., a Delaware  corporation and Assure Energy, Inc., a
                                              Nevada corporation. (10)

   2.9                   2.2                  Certificate  of Merger as filed  with the  Delaware  Secretary  of State effective September 11, 2003. (10)

   2.10                  2.3                  Articles  of  Merger  as filed  with the  Nevada  Secretary  of State on
                                              September 11, 2003. (10)


                           SEC Report
                            Reference
    Exhibit No.              Number                                         Description
--------------------   --------------------   ------------------------------------------------------------------------
   3.1                   3.1                  Certificate of Incorporation of Registrant as filed August 11, 1999.(5)

   3.2                   3.1                  Certificate of Amendment to Certificate of  Incorporation  of Registrant
                                              filed February 15, 2002.(6)

   3.3                   3.1                  Certificate of Amendment to Certificate of  Incorporation  of Registrant
                                              filed May 1, 2002.(2)

   3.4                   3.2                  By-Laws of Assure Energy, Inc., a Delaware corporation.(5)

   3.5                   3.1                  Articles of Incorporation of Assure Energy,  Inc., a Nevada  corporation as filed with the Nevada Secretary of State on September 3, 2003. (10)

   3.6                   3.2                  By-Laws of Assure Energy, Inc., a Nevada corporation. (10)

   4.1                   4.1                  Registration  Rights Agreement dated as of April 23, 2002 by and between
                                              Registrant and the shareholders of Assure Oil & Gas Corp.(1)

   4.3                   4.3                  Certificate  of   Designation,   Preferences  and  Rights  of  Series  A
                                              Preferred Stock of Registrant as filed on June 7, 2002(8)

   4.4.                  4.1                  Certificate  of   Designation,   Preferences  and  Rights  of  Series  B
                                              Preferred Stock of Registrant as filed on August 28, 2002.(4)

   5.1                                        Opinion of  Gottbetter  & Partners,  LLP  regarding  the validity of the securities issued hereby(12)

   10.1                  10.1                 Promissory Note dated April 23, 2002 (2)

   10.2                  10.1                 Convertible Preferred Stock Purchase Agreement dated August 27, 2002 (4)

   10.3                  10.1                 Employment  Agreement dated as of September 12, 2002 between  Registrant and Suzanne West.(7)

   10.4                  10.4                 Convertible  Preferred  Stock  Purchase  Agreement  dated  as of June 1,
                                              2002(8)

   10.5                  10.5                 Employment  Agreement dated as of September 17, 2002 between  Registrant and Harvey Lalach(8)

   10.6                  10.6                 Stock Option Agreement made as of September 17, 2002 between  Registrant and Harvey Lalach(8)


                           SEC Report
                            Reference
    Exhibit No.              Number                                         Description
--------------------   --------------------   ------------------------------------------------------------------------
   10.7                  10.7                 Stock Option  Agreement  made as of October 1, 2002  between  Registrant and James Golla(8)

   10.8                  10.8                 Stock Option  Agreement  made as of October 1, 2002  between  Registrant and Primoris Group Inc. (8)

   10.9                  10.9                 Subordinated Promissory Note dated December 28, 2002(8)

   10.10                 10.10                Subordinated Promissory Note with Warrant dated March 15, 2003(8)

   10.11                                      Management and Operational  Services Agreement dated as of September 15,
                                              2003 between Assure Oil & Gas Corp. and Quarry Oil & Gas Ltd. (12)

   10.12                                      Employment  Agreement  dated as of August  29,  2003  among  Registrant,
                                              Assure Oil & Gas Corp. and Colin Emerson(12)

   10.13                                      Employment  Agreement  dated as of August  29,  2003  among  Registrant,
                                              Assure Oil & Gas Corp. and Tim Chorney(12)

   10.14                                      Employment  Agreement  dated as of August  29,  2003  among  Registrant,
                                              Assure Oil & Gas Corp. and Cameron Bogle(12)

   10.15                                      Stock Option  Agreement made as of September 4, 2003 between  Registrant and Lisa Komoroczy(12)

   21                    21                   List of subsidiaries of Registrant (11)

   23.1                                       Consent of Independent Auditors(12)

   23.2                                       Consent of Gottbetter & Partners, LLP. (included in Exhibit 5.1)

   99.1                                       Proxy Card(12)

(1) Filed with the Securities and Exchange Commission on May 1, 2002 as an exhibit, numbered as indicated above, to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended January 31, 2002, which exhibit is incorporated herein by reference.

(2) Filed with the Securities and Exchange Commission on May 8, 2002, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K dated April 23, 2002, which Exhibit is incorporated herein by reference.

(3) Filed with the Securities and Exchange Commission on June 14, 2002, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8K dated May 30, 2002, which exhibit is incorporated herein by reference.

(4) Filed with the Securities and Exchange Commission on September 11, 2002, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8K dated August 27, 2002, which exhibit is incorporated herein by reference.

(5) Filed with the Securities and Exchange Commission on May 25, 2001 as an exhibit, numbered as indicated above, to the Registrants' registration statement on Form SB-2, which exhibit is incorporated herein by reference.

(6) Filed with the Securities and Exchange Commission on April 8, 2002, as an exhibit, numbered as indicated above, to the Registrant's Transition Report on Form 10-QSB for the transition period from August 1, 2001 to December 31, 2001, which exhibit is incorporated herein by reference.

(7) Filed with the Securities and Exchange Commission on November 19, 2002, as an exhibit, numbered as indicated above, to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002, which exhibit is incorporated herein by reference.

(8) Filed with the Securities and Exchange Commission on April 15, 2003, as an exhibit, numbered as indicated above, to the Registrant's Annual Report on Form 10KSB for the year ended December 31, 2002, which exhibit is incorporated herein by reference.

(9) Filed with the Securities and Exchange Commission on August 11, 2003, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8K dated July 28, 2003, which exhibit is incorporated herein by reference.

(10) Filed with the Securities and Exchange Commission on September 25, 2003, as an exhibit, numbered as indicated above to the Registrant's Current Report on Form 8K dated September 11, 2003, which exhibit is incorporated herein by reference.

(11) Filed with the Securities and Exchange Commission on October 31, 2003, as an exhibit, numbered as indicated above, to Amendment No. 1 to Registrant's Registration Statement on Form S-4.

(12) Filed herewith.

Item 22.  Undertakings.

The undersigned registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act; and

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alberta, Canada, on December 8, 2003.




By:  /s/ Harvey Lalach
     -----------------------------
     Harvey Lalach
     President, Chairman, Chief Executive
     Officer (principal executive officer and
     principal financial officer)



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     /s/ Harvey Lalach
     -----------------------
     Harvey Lalach                   President, Chairman, Chief            Dated: December 8, 2003
                                     Executive Officer, (principal
                                     executive officer and principal
                                     financial officer)


     /s/ Lisa Komoroczy
     -----------------------
     Lisa Komoroczy                  Director                              Dated: December 8, 2003


     /s/ James Golla
     -----------------------
     James Golla                     Director                              Dated: December 8, 2003

                          Independent Auditors' Report

To the Stockholders' and the Board of Directors of Assure Energy, Inc.

We have audited the accompanying consolidated balance sheet of Assure Energy Inc. and Subsidiaries (the "Company") as of December 31, 2002, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Assure Energy, Inc. and Subsidiaries at December 31, 2002, and the consolidated results of their operations and their cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rogoff & Company, PC

New York, New York
March 28, 2003

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002

                                     ASSETS

Current Assets:
   Cash                                                                          $ 1,216,754
   Accounts receivable                                                             1,199,077
   Prepaid expenses                                                                    8,893
                                                                                 -----------
     Total current assets                                                          2,424,724

Restricted cash                                                                       54,893

Property and equipment, net                                                        4,681,586
                                                                                 -----------

                                                                                 $ 7,161,203
                                                                                 ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

   Accounts payable and accrued expenses                                         $ 1,028,100
                                                                                 -----------

Deferred income tax payable                                                           28,156
Long term debt                                                                       633,871
Obligation for site restoration                                                       42,913
                                                                                 -----------

                                                                                   1,733,040
                                                                                 -----------

Commitments and Contingencies

Stockholders' Equity:
   Preferred stock; 4,977,250 shares authorized
     Series A; stated value $100, 5% cumulative dividend; 17,500 shares
       authorized, issued and outstanding                                          1,750,000
     Series B; stated value $100, 5% cumulative dividend, 5,250 shares
       authorized, issued and outstanding                                            525,000
   Common stock; $.001 par value; 100,000,000 shares
     authorized; 15,366,000 shares issued and outstanding                             15,366
Additional paid in capital                                                         3,926,250
   Accumulated other comprehensive income                                             72,699
Accumulated deficit                                                                 (861,152)
                                                                                 -----------

     Total stockholders' equity                                                    5,428,163
                                                                                 -----------

                                                                                 $ 7,161,203
                                                                                 ===========

See Notes to Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                    2002                   2001
                                                                ------------           ------------
Revenue:
   Oil and gas revenue                                          $  1,136,896           $         --
                                                                ------------           ------------

Expenses:
   Production expenses                                               299,622                     --
   Royalties                                                         174,693                     --
   Depreciation, depletion and site restoration                      724,247                     --
   Interest                                                           24,178                     --
   General and administrative                                        677,932                 59,383
                                                                ------------           ------------

     Total expenses                                                1,900,672                 59,383
                                                                ------------           ------------

Loss from operations before provision for income taxes              (763,776)               (59,383)

Provision for deferred income taxes                                   28,386                     --
                                                                ------------           ------------

Net loss                                                            (792,162)               (59,383)

Other comprehensive income, net of taxes:
   Foreign translation gain                                           72,699                     --
                                                                ------------           ------------

Comprehensive loss                                              $   (719,463)          $    (59,383)
                                                                ============           ============

Basic loss per share                                            $       (.03)          $      (.002)
                                                                ============           ============

Basic weighted average common shares outstanding                  27,924,740             31,070,762
                                                                ============           ============

See Notes to Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                       PREFERRED STOCK                  COMMON STOCK                ADDITIONAL
                                 ---------------------------     ----------------------------        PAID IN
                                    SHARES          AMOUNT          SHARES          AMOUNT           CAPITAL
                                 -----------     -----------     -----------      -----------      -----------
Balance, December 31, 2000                --     $        --      24,750,000      $    24,750      $    51,836
Issuance of common stock
to director                               --              --          60,000               60               --

Sale of common stock
under private placement                   --              --       6,516,000            6,516              633

Net loss                                  --              --              --               --               --
                                 -----------     -----------     -----------      -----------      -----------

Balance, December 31, 2001                --              --      31,326,000           31,326           52,469

Issuance of common stock
 for acquisition                          --              --       3,600,000            3,600        2,104,821

Sale of common stock under
private placement                         --              --       2,100,000            2,100        1,747,900

Sale of Series A
Preferred Stock                        5,000         500,000              --               --               --

Conversion of long term debt
to Series A Preferred Stock           12,500       1,250,000              --               --               --

Sale of assets in exchange
for common stock                          --              --     (21,660,000)         (21,660)          21,060

Sale of Series B Convertible
Preferred Stock                        5,250         525,000              --               --               --

Other comprehensive income                --              --              --               --               --

Net loss                                  --              --              --               --               --
                                 -----------     -----------     -----------      -----------      -----------

Balance, December 31, 2002            22,750     $ 2,275,000      15,366,000      $    15,366      $ 3,926,250
                                 ===========     ===========      ==========      ===========      ===========

                                                                         OTHER            TOTAL
                                     ACCUMULATED      SUBSCRIPTION    COMPREHENSIVE    STOCKHOLDERS'
                                       DEFICIT         RECEIVABLE        INCOME           EQUITY
                                     -----------      -----------      -----------     -----------
Balance, December 31, 2000           $    (9,607)     $      (600)     $        --     $    66,379
Issuance of common stock
to director                                   --               --               --              60

Sale of common stock
under private placement                       --               --               --           7,149

Net loss                                 (59,383)              --               --         (59,383)
                                     -----------      -----------      -----------     -----------

Balance, December 31, 2001               (68,990)            (600)              --          14,205

Issuance of common stock
 for acquisition                              --               --               --       2,108,421

Sale of common stock under
private placement                             --               --               --       1,750,000

Sale of Series A
Preferred Stock                               --               --               --         500,000

Conversion of long term debt
to Series A Preferred Stock                   --               --               --       1,250,000

Sale of assets in exchange
for common stock                              --              600               --              --

Sale of Series B Convertible
Preferred Stock                               --               --               --         525,000

Other comprehensive income                    --               --           72,699          72,699

Net loss                                (792,162)              --               --        (792,162)
                                     -----------      -----------      -----------     -----------

Balance, December 31, 2002           $  (861,152)     $        --      $    72,699     $ 5,428,163
                                     ===========      ===========      ===========     ===========


See Notes to Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                 2002              2001
                                                              -----------      -----------
Cash flows from operating activities:
Net loss                                                      $  (792,162)     $   (59,383)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation and depletion                                 641,928               --
       Allowance for site restoration                              53,000               --
       Deferred income taxes                                       28,156               --
       Sale of toy patents                                          3,000               --
       Common stock issued for services                                --           50,000
     Changes in operating assets and liabilities:
       Accounts receivable                                       (930,089)              --
       Prepaid expenses                                              (229)              --
       Accounts payable and accrued expenses                      965,350           (1,567)
                                                              -----------      -----------

Net cash used in operating activities                             (31,046)         (10,950)
                                                              -----------      -----------

Cash flows from investing activities:
   Purchases of property and equipment                         (1,394,521)              --
   Restricted cash                                                (54,893)              --
   Acquisition of business                                     (2,051,645)              --
                                                              -----------      -----------

Net cash used in investing activities                          (3,501,059)              --
                                                              -----------      -----------

Cash flows from financing activities:
   Proceeds from sale of preferred stock                        1,025,000               --
   Proceeds from sale of common stock                           1,750,000            7,149
   Proceeds from long term debt                                 1,883,871               --
                                                              -----------      -----------

Net cash provided by financing activities                       4,658,871            7,149
                                                              -----------      -----------

Effect of exchange rate changes on cash                            72,699               --
                                                              -----------      -----------

Increase (decrease) in cash                                     1,199,465           (3,801)

Cash, beginning of year                                            17,289           21,090
                                                              -----------      -----------

Cash, end of year                                             $ 1,216,754      $    17,289
                                                              ===========      ===========

Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                     $    24,178      $        --
                                                              ===========      ===========

Supplemental disclosure of non-cash financing activities:
   Conversion of debt to Series A Preferred Stock             $ 1,250,000      $        --
                                                              ===========      ===========
   Common stock issued for acquisition                        $ 2,108,421      $        --
                                                              ===========      ===========
   Common stock issued for deferred offering costs            $        --      $    50,000
                                                              ===========      ===========

See Notes Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 1 - DESCRIPTION OF BUSINESS AND ACQUISITIONS

         Assure Energy, Inc. formerly Inventoy.com (the "Company") was incorporated in the State of Delaware on August 11, 1999. From inception through March 31, 2002, the Company had been in the developmental stage. On March 14, 2002 the Company ceased business in the toy design business. On August 27, 2002 the Company sold its toy designs to certain former officers and shareholders of the Company in exchange for all of their common stock in the Company which was 21,660,000 shares. After the transaction the Company cancelled these shares and returned them to the status of authorized but unissued shares of common stock. On May 1, 2002 the Company changed its name to Assure Energy, Inc.

         On February 22, 2002, the Board of Directors of the Company approved a change in the Company's fiscal year to December 31 from July 31.

         The board of directors authorized a 4-for-1 common stock split with a record date of February 25, 2002 and another 3-for-2 common stock split with a record date of September 10, 2002. All share and per share information has been retroactively restated to reflect these stock splits.

         Effective April 1, 2002 the Company acquired all of the issued and outstanding common stock of Assure Oil & Gas Corp., ("Oil & Gas") a Canadian corporation, engaged in the exploration, development and production of oil and gas properties in Alberta, Canada, for 3,600,000 units. Each unit consists of one share of the Company's common stock, one A warrant which entitles the holder to acquire another share of the Company's common stock at $.33 per share and one B warrant which entitles the holder to acquire an additional share of the Company's common stock at $.67 per share. The A warrants are exercisable from October 1, 2003 through September 30, 2007 while the B warrants are exercisable from July 1, 2004 through June 30, 2008. The purchase price was derived entirely from the fair value of the Company's common stock as the A and B warrants were determined to have deminimus value at the date of acquisition.

         The acquisition of Oil & Gas was accounted for as a purchase. The purchase price of $2,108,421 has been allocated to the assets acquired and liabilities assumed based upon their fair values at the date of acquisition. The purchase price included excess of the fair value over book basis of $992,482 which is attributable entirely to the oil and natural gas properties based upon an independent evaluation of proved oil and natural gas reserves. Total consideration paid has been allocated as follows:

         Current Assets                                    $   369,028
         Oil and Natural Gas Properties                      1,887,435
         Accounts Payable and Accrued Expenses                (148,042)
                                                           -----------
         Purchase price                                    $ 2,108,421
                                                           ===========

         Effective April 1, 2002 the Company acquired all of the issued and outstanding common stock of Westerra 2000, Inc. ("Westerra"), a Canadian corporation, engaged in the exploration, development and production of oil and gas properties in Alberta and Saskatchewan, Canada, for $2,060,345 in cash.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 1 - DESCRIPTION OF BUSINESS AND ACQUISITIONS - continued

         The acquisition of Westerra was accounted for as a purchase. The purchase price has been allocated to the assets acquired and liabilities assumed based upon their fair values at the date of acquisition. Total consideration paid has been allocated as follows:

         Current Assets                                      $    8,700
         Oil and Natural Gas Properties                       2,051,645
                                                             ----------

         Purchase price                                      $2,060,345
                                                             ==========

         The following unaudited pro forma consolidated results of operations for the year ended December 31, 2002 assume that the Oil & Gas and Westerra acquisitions had occurred as of January 1, 2002, giving effect to purchase accounting adjustments, if any. The pro forma data is for informational purposes only and may not necessarily reflect the actual results of operations had Oil & Gas and Westerra been operated as a part of the Company since January 1, 2002.

         Revenue:
          Oil and gas                                                      $  1,439,699
          Other                                                                   6,704
                                                                           ------------
              Total revenue                                                $  1,446,403
                                                                           ============

         Net loss                                                          $   (594,460)
                                                                           ============

         Earning per share - basic and diluted (a)                         $       (.02)
                                                                           ============

         Weighted average common stock outstanding - basic and diluted       27,924,740
                                                                           ============


   (a) Reflects the effect of cumulative preferred stock dividends.

NOTE 2 - BASIS OF PRESENTATION

         The accompanying consolidated financial statements present the results of operations of the Company for the years ended December 31, 2002 and 2001 and its wholly owned subsidiaries, Oil & Gas and Westerra from April 1, 2002, the effective date of the acquisitions, through December 31, 2002. All material intercompany accounts and transactions have been eliminated in consolidation.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Concentration of credit risk

         Concentrations of credit risk with respect to trade receivables are limited to customers dispersed primarily across Canada. All trade receivables are concentrated in the oil and natural gas exploration and production segment of the economy; accordingly the Company is exposed to business and economic risk. Although the Company does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the oil and gas industry.

         Property and equipment

         Oil and gas properties are accounted for using the full cost method of accounting, whereby all costs associated with acquisition, exploration and development of oil and gas properties, including directly related internal costs, are capitalized on a country by country cost center basis. The cost of drilling and equipping wells, both exploratory and development are capitalized. Capitalized costs of producing oil and gas properties, after allowance for estimated abandonment and salvage costs, are depleted using the unit of production method based upon the estimated recoverable proven oil and gas reserves.

         Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed annually to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of impairment is included in the depletion calculation.

         In applying the full cost method, the Company performs a ceiling test on properties which restricts the capitalized costs less accumulated depletion from exceeding an amount equal to the estimated undiscounted value of future net revenues from proved oil and natural gas reserves, as determined by independent engineers, based upon sales prices achievable under existing contracts and posted average reference prices in effect at year end, and current costs, after deducting estimated future general and administrative expenses, production related costs, financing costs, future site restoration costs and income taxes.

         Furniture and fixtures are depreciated over the estimated useful lives of the assets, generally five years. Maintenance and repairs are expensed as incurred while major renewals and improvements are capitalized.

         Site Restoration

         Site restoration costs are costs being accrued for the future restoration of the property back to its original condition. The accrual is based upon management's best estimate of the future costs calculated on the unit of production basis, utilizing proved producing reserves.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         Impairment of long-lived assets

         In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144 "Accounting for the Impairment or Disposal of Long-Lived
         Assets" (SFAS 144), the Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset. Management believes that there are no long-lived impaired assets at December 31, 2002.

         Income Taxes

         The Company uses the liability method for income taxes as required by SFAS No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is more likely than not that the deferred tax assets will not be realized.

         Joint Ventures

         Substantially all of the Company's operations are carried out through joint ventures with unrelated third parties. These financial statements reflect only the Company's proportionate interest in such ventures.

         Revenue Recognition

         Revenue from the production of oil and natural gas is earned when title passes to the customer.

         Stock based compensation

         The Company accounts for stock based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, the Company has elected use the intrinsic method to account for stock based compensation relating to employees. When the exercise price of employee stock options equals or exceeds the market price of the underlying stock as of the grant date, no compensation expense is recorded. As required, the Company provides the pro forma effects of employee stock based compensation using the fair value method. With respect to stock based compensation granted to nonemployees, the Company records an expense equal to the fair value of the option on the measurement date, which is either the earlier of the date at which a commitment for performance is reached or the date at which the service is complete.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         Loss Per Share

         The Company presents basic loss per share, and if appropriate, diluted earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" ("SFAS 128").

         Under SFAS 128 basic net loss available to common stockholders per share is computed by dividing the net loss for the year by the weighted average number of common shares outstanding for the year. Net loss available to common stockholders is computed by taking the net loss and adding cumulative dividends on preferred stock for the year. Diluted net earnings per share is computed by dividing the net earnings for the period by the weighted average number common share and common share equivalents during the year. Common stock equivalents include warrants and options issued during the year.

         Comprehensive Loss

         Comprehensive loss consists of net income for the period and foreign currency translation adjustments.

         Financial Instruments

         The carrying amounts of financial instruments, including cash, accounts receivable, and accounts payable and accrued expenses approximate fair value at December 31, 2002 because of the short term maturity of the instruments. The carrying value of the due to former shareholder of business acquired approximates fair value based the purchase agreement. The carrying value of the long term debt approximates fair value as of December 31, 2002 based upon debt terms available for entities under similar terms. The carrying amount of the preferred stock is not practical to estimate without incurring excessive cost, as this instrument is not publicly traded.

         Foreign Currency Translation and Transactions

         The assets and liabilities of the foreign subsidiaries are translated at current exchange rates and related revenues and expenses at average exchange rates in effect during the year. Resulting translation adjustments, if material, are recorded as a separate component of stockholders' equity while foreign currency transaction gains and losses are included in operations. At December 31, 2002 the foreign currency translation adjustment was not material and included in general and administrative expenses in the consolidated statement of operations.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimated.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         New Accounting Pronouncements

         In June 2001 the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" ("SFAS 141"). SFAS 141 requires the purchase method of accounting for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. SFAS 141 further clarifies the criteria for recognition of intangible assets separately from goodwill.

         In June 2001 the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," ("SFAS 142"). SFAS 142 eliminates the amortization of goodwill and indefinite lived intangible assets and initiates an annual review for impairment. Identifiable intangible assets with determinable useful lives will continue to be amortized. The Company adopted this Statement as of January 1, 2002 and management does not believe that this Statement will have a material impact on the financial statements.

         In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which is effective for fiscal years beginning after June 15, 2002. It requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair market value. Upon initially recognition of an accrued retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Management believes the adoption of SFAS 143 will not have a significant effect on the Company's financial statements.

         In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 to have a material impact on its operating results or financial position.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34" ("FIN 45"). FIN 45 requires the recognition of an initial liability for the fair value of an obligation assumed by issuing a guarantee. The provision for the initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 is not expected to materially affect the consolidated financial statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         On December 31, 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The interim disclosure requirements of SFAS No. 148 are effective for interim periods beginning after December 15, 2002. The Company's stock-based compensation related to employees and non-employee directors is recognized using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and thus there is no compensation expense for options granted with exercise prices equal to the fair value of the Company's common stock on the date of the grant. The Company is currently evaluating the effect that SFAS 148 will have on the Company's financial statements, if any.

         Management does not believe that recently issued, but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4 - RESTRICTED CASH

         Restricted cash at December 31, 2002 consists of approximately $55,000 held by an agency of the Alberta Provincial Government which may only be utilized in the event that the Company does not fulfill its obligation regarding site restoration.

NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment, at cost, at December 31, 2002 consists of the following:

         Oil and natural gas properties (including approximately $110,000
          of non producing properties)                                        $5,630,705
         Furniture and fixtures                                                   13,569
                                                                              ----------

                                                                               5,644,274

         Less accumulated depreciation and depletion                             962,688
                                                                              ----------

                                                                              $4,681,586
                                                                              ==========

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 6 - INCOME TAXES

         As of December 31, 2002, the Company has a net operating loss carryforward of approximately $400,000 which may be utilized to offset future taxable income for United States Federal and New York State Corporate tax purposes. A portion of these net operating loss carryforwards begin to expire in 2014 with the majority beginning to expire in 2020. The Company's net operating loss carryforward may be subject to a substantial limitation due to the change of ownership rules under Section 382 of the Internal Revenue Code. There are no timing differences between financial reporting and tax reporting. This net operating loss carryforward creates a deferred tax asset of approximately $60,000. Since it is more likely than not that the Company will not realized a benefit from these net operating loss carryforwards a 100% valuation allowance has been recorded to reduce the deferred tax asset to its net realizable value.

         The Company's wholly owned subsidiaries have a net operating loss of approximately $380,000 under The Income Tax Act (Canada). These net operating losses can be carried back three years and forward seven years to offset future taxable income. The Canadian entities have recorded a deferred tax expense of $28,386 for the period from April 1, 2002 through December 31, 2002 relating to the timing differences between financial reporting and tax reporting relating to royalty expenses. The Canadian net operating loss creates a deferred tax asset of approximately $152,000. Since it is more likely than not that the Canadian subsidiaries will not realize a benefit from these net operating loss carryforwards a 100% valuation allowance has been recorded to reduce the deferred tax asset to its net realizable value.

NOTE 7 - LONG TERM DEBT

         On March 15, 2003 the Company entered into a six year Subordinated Promissory Note Payable (the "Subordinated Note") with a foreign entity with a principle balance of $4,500,000. This Subordinate Note accrues interest at Citibank's prime rate (4.25% per annum at December 31, 2002) plus 3.5% per annum. No interest will be due until March 14, 2004, at which time all accrued and outstanding interest is due and payable. Thereafter, quarterly payments of principle and interest are due each June 15, September 15, December 15 and March 15. This note is subordinated to all present and future bank debt of the Company and its subsidiaries. The Company further agreed to issue 450,000 common stock purchase warrants to purchase an equal number of the Company's common stock with an exercise price of $3.10 per share. These common stock purchase warrants may be exercised at ant time during the five years commencing July 1, 2003.

         On December 28, 2002 the Company obtained a note payable in the principle amount of $633,871. This note payable accrues interest at the Canadian bank prime rate (which was 4.5% per annum at December 31, 2002) plus 3.5% per annum. The note payable requires an interest only payment on December 28, 2003. Thereafter the note payable requires quarterly principle payments of approximately $39,600 plus interest through December 28, 2007. This note is subordinated to all present and future bank debt of the Company and its subsidiaries.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 7 - LONG TERM DEBT

         The aggregate maturities of long term debt at December 31, 2002 are as follows:

         December 31,
         ------------
            2003                                                    $     --
            2004                                                     158,500
            2005                                                     158,500
            2006                                                     158,500
            2007                                                     158,371
                                                                    --------

                                                                    $633,871
                                                                    ========


NOTE 8 - STOCK OPTIONS

         The Company has issued non statutory stock options to two employees, and an unrelated third party vendor as partial compensation for services rendered (See Note 10).

         On October 1, 2002 the Company issued 20,000 options to an employee of the Company with an exercise price of $2.75 per share (which is the fair value at the grant date), through September 30, 2005. The first 10,000 stock options vest on the earlier of March 31, 2003 or upon the Company achieving 1,000 barrels of oil per day or its natural gas equivalent (the "Initial Vesting Period"). The remaining 10,000 stock options vest on the one year anniversary of the Initial Vesting Period.

         A summary of the Company's stock option activity is as follows:

                                                           Common Stock
                                                    -------------------------------
                                                                   Weighted average
                                                    Shares          Exercise Price
                                                    -------        ----------------
         Outstanding, December 31, 2001                  --           $    --

         Grants                                     320,000              2.75
         Exercised                                       --
                                                    -------           -------

         Outstanding, December 31, 2002             320,000           $  2.75
                                                    =======           =======

         A summary of the Company's stock options outstanding is as follows:

                                      Options Outstanding                   Options Exercisable

                                          Weighted-
                                           Average
                                          Remaining
Range of Exercise           Number        Contractual  Weighted-Average   Number       Weighted-Average
    Prices               Outstanding         Life      Exercise Price   Exercisable    Exercise Price
    ------               -----------         ----      --------------   -----------    --------------
$0.00 - $2.75             320,000           1.60           $2.75          200,000          $2.75

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 8 - STOCK OPTIONS - continued

         Had the Company adopted the fair value based method for employee options at the grant date the net loss for the year ended December would have increased to $888,316 and had no effect on the loss per share.

         The Company's calculations for employee option grants during the year ended December 31, 2002 were made using an appropriate option-pricing model using the following assumptions: expected volatility 16.3%, risk free interest rate 2.3%, expected life in years 3 and dividend yield 0%.

NOTE 9 - EQUITY TRANSACTIONS

         Preferred Stock

         During June 2002 the Company issued shares of its Series A Preferred Stock ("Series A"). The Series A has a stated value of $100, a cumulative 5% dividend payable in cash or shares of the Company's common stock. The Series A is convertible by the holder after two years, or if called for redemption by the Company, transferred into units of the Company on a one for one basis at $1.00 of stated value. Units consist of one share of the Company's common stock and one common stock purchase warrant. Each common stock purchase warrant entitles the holder to purchase one share of the Company's common stock exercisable at $1.17 per share at any time during the four year period commencing one year after the date of issuance. On April 23, 2002 the Company completed a $1,250,000 debt financing with a foreign corporate entity. During June 2002 the debt was converted into 12,500 shares of the Company's Series A. On June 7, 2002 the Company issued an additional 5,000 shares of its Series A. At December 31, 2002 the Series A had accumulated a dividend payable of approximately $50,000.

         During August 2002 the Company issued shares of its Convertible Series B Preferred Stock ("Series B"). The Series B has a stated value of $100, a cumulative 5% dividend payable annually in cash or common stock of the Company, and the right to convert the Series B into units commencing on the second anniversary of the issuance of the Series B. Each unit consists of one share of the Company's common stock and one common stock purchase warrant exercisable at $1.33 per share, at any time during the four year period commencing one year from the date of issuance of the units. The initial conversion price is $1.17 for each unit. On August 27, 2002 the Company entered into a Preferred Stock Purchase Agreement to sell 5,250 shares of the Company's Series B at a price of $100 per share. At December 31, 2002 the Series B has a cumulative dividend of approximately $9,000.

         Common Stock

         On February 15, 2002 the Board of Directors of the Company approved a plan, and filed an amended certificate of incorporation, to increase the Company's authorized capital from 20,000,000 shares to 100,000,000 shares.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 9 - EQUITY TRANSACTIONS - continued

         On May 8, 2002, the Company completed an equity financing with certain accredited investors, exempt from the registration provisions of the Securities Act of 1933, as amended by Rule 506 of Regulation D. In that financing, the Company received $1,750,000 in exchange for 2,100,000 units, each unit consisting of one share of the Company's common stock and one common stock purchase warrant entitling the holder to acquire another share of the Company's common stock exercisable at $1.00 per share, for a period of four years commencing July 1, 2003.

         During February 2003 the Company entered into Subscription Agreements to sell 1,067,000 units for an aggregate of $2,400,750. Each unit consists of one share of the Company's common stock and one half common stock purchase warrant. Each full warrant entitles the holder to purchase one share of the Company's common stock at $2.50 per warrant share for a period of five years commencing from the date of issuance, February 26, 2003.

         During August 2000 the Company's Board of Directors authorized a Private Placement Offering (the "Offering") of the 6,666,000 Company's common stock to a limited number of sophisticated investors at a price of approximately $.02 per share. During the first seven months of 2001 the Company completed this Offering by issuing 6,516,000 shares of its common stock for proceeds of $7,149 net of deferred offering costs of $101,451. As part of the Offering the Company issued 50,000 of its common stock for services rendered as deferred offering costs.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

         Employment and Consulting Agreements

         On September 17, 2002 the Company entered into an Employment Agreement (the "Agreement") with one officer of the Company. The initial term of the Agreement is for nine months commencing on September 30, 2002. The officer became the Company's president in December 2002, his salary was increased to approximately $56,000 annually and the Agreement was cancelled. The stock option portion of the Agreement has been retained where the officer has been granted 100,000 options to purchase to purchase an equal number of the Company's common stock at an exercise price of $2.75 per share (which is the fair value at the grant date), through September 30, 2005. The first 50,000 stock options vest on the earlier of March 31, 2003 or upon the Company achieving 1,000 barrels of oil per day or its natural gas equivalent (the "Initial Vesting Period"). The remaining 50,000 stock options vest on the one year anniversary of the Initial Vesting Period.

         On September 17, 2002 the Company entered into a Consulting Service Agreement (the "Service Agreement") with an unrelated third party (the "Consultant"). The services by the Consultant include media and investor relations. The initial term of the Service Agreement is for a period from September 23, 2002 through November 30, 2003. For this service the Company is required to pay in advance $5,500 per month, as well as reasonable out-of-pocket expenses not to exceed $1,500 per month. As part of the Service Agreement the Consultant has been granted 200,000 options to purchase an equal number of common stock at an exercise price of $2.75 per share through September 30, 2004. The Company agrees to make all necessary legal and regulatory filings to enable the issuance of the option agreement to the Consultant. The Service Agreement includes piggyback registration rights.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 10 - COMMITMENTS AND CONTINGENCIES - continued

         Legal Proceedings

         On February 19, 2003 an action was brought against the Company in the Court of Queen's Bench of Alberta (Canada), Judicial District of Calgary. The allegation is that the Company owes monies to the plaintiffs pursuant to a Share Purchase Agreement dated May 30, 2002. The plaintiffs are seeking approximately $221,000 plus accrued interest at 6% per annum from January 15, 2003. The Company has filed a Statement of Defense and Counterclaim based upon management's believe that certain of the Westerra wells purchased were represented as being proven/producing when they were non producing. The Company believes its position has merit but can offer no assurance as to the outcome.

         Leases

         The Company has an operating lease for its corporate headquarters. The lease expires on December 31, 2005 and requires annual payments of approximately $37,400.

NOTE 11 - CONCENTRATIONS

         At December 31, 2002 all of the Company's cash is held outside of the United States. The Company had deposits with commercial financial institutions which at times, may exceed the Canadian insured limits of approximately $40,000. Management has placed these funds in high quality institutions in order to minimize the risk.

         At December 31, 2002 the Company had three customers that accounted for 50.0% of the accounts receivable. For the period from April 1, 2002 through December 31, 2002 the Company had one customer that accounted for 10.8% of the Company's revenue.

NOTE 12 - SEGMENT AND GEOGRAPHIC INFORMATION

         The Company operates in one business segment which includes the exploration and production of oil and natural gas. The Company conducts all of its operations in Canada. Information about the Company's assets in different geographic locations as of December 31, 2002 is shown below pursuant to the provisions of SFAS 131, "Disclosures About Segments of an Enterprise and Related Information."

         Total Assets are as follows:
                  Canada                                     $6,973,403
                  United States                                 187,800
                                                             ----------

                    Total Assets                             $7,161,203
                                                             ==========

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 13 - SIGNIFICANT TRANSACTION

         On March 6, 2003 the Company has entered into a Purchase Agreement among certain shareholders (the "Selling Shareholders") of Quarry Oil and Gas Ltd ("Quarry'), an Alberta corporation, to acquire 47% of the outstanding common stock of Quarry for approximately $5,800,000 in cash. As part of the Purchase Agreement the Company has agreed to one of the three following post closing activities: introduce to Quarry an experienced management team, subject to approval of the Selling Shareholders, make an offer, within 60 days of the closing, to acquire the remaining outstanding common stock of Quarry at a price of not less then the original purchase price or subscribe, within 90 days of the closing date, to a material private placement of Quarry common stock at a subscription price per share of not less than the purchase price. The Company anticipates completing this Purchase Agreement within the near term.

NOTE 14 - SUPPLEMENTAL INFORMATION (UNAUDITED)

         The following supplemental information regarding oil and natural gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and SFAS No. 69, "Disclosures About Oil and Gas Producing Activities." Following is a summary of the estimated quantities of the Company's crude oil and natural gas reserves for the years indicated, as estimated by a qualified engineering firm, as of December 31, 2002. All of the Company's reserves are located in Canada. Proved reserves cannot be measured exactly because the estimation of reserves involves numerous judgmental determinations. Accordingly, reserve estimates must be continually revised as a result of new information obtained from drilling production history, new geological and geophysical data and changes in economic conditions.

                                                                 Oil              Natural Gas
         Quantity of Oil and Natural Gas Reserves               (Bbls)               (Mcf)
                                                             ----------           ----------
         Total proved reserves at December 31, 2001                  --                   --
           Acquisition                                          159,953            1,988,428
           Production                                           (13,253)            (314,428)

         Total proved reserves at December 31, 2002             146,700            1,674,000
                                                             ==========           ==========

         Proved developed reserves:
           December 31, 2002                                     13,200              207,000
                                                             ==========           ==========

         The following table sets forth the aggregate amounts of capitalized costs relating to the Company's oil and natural gas producing activities and the aggregate amount of related accumulated depletion as of December 31, 2002:

         Unproved properties not being amortized           $   110,000
         Proved properties being amortized                   5,520,705
         Less accumulated depletion                           (961,332)
                                                           -----------

           Net capitalized costs                           $ 4,669,373
                                                           ===========

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 14 - SUPPLEMENTAL INFORMATION (UNAUDITED) - continued

         The following table reflects the costs incurred in oil and natural gas property acquisition, exploration, and development activities during the year ended December 31, 2002:

         Property and acquisition costs                      $3,575,317
         Exploration costs                                           --
         Development costs                                    2,055,388
                                                             ----------

                                                             $5,630,705
                                                             ==========


         Standardized Measure of Discounted Future Net Cash Flows

         The following table reflects the Standardized Measure of Discounted Future Net Cash Flows relating to the Company's interest in proved oil and gas reserves as of December 31, 2002:

         Future cash inflows                                                $ 12,207,000
         Future development costs                                                (71,000)
         Future production costs                                              (4,586,000)
                                                                            ------------
         Future net cash inflows before income taxes                           7,550,000

         Future income taxes                                                  (1,092,000)
                                                                            ------------
         Future net cash flows                                                 6,458,000
         10% discount factor                                                  (1,516,000)
                                                                            ------------

         Standardized measure of discounted future net cash inflow          $  4,942,000
                                                                            ============


                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003
                                   (Unaudited)



                                    ASSETS
Current Assets:
Cash                                                                        $    559,601
Accounts receivable                                                            2,211,632
   Prepaid expenses and other current assets                                     943,488
                                                                            ------------

                         Total current assets                                  3,714,721

Investment                                                                       645,024
Restricted cash                                                                   64,153
Property and equipment                                                        23,861,614
                                                                            ------------

                                                                            $ 28,285,512
                                                                            ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Bank line of credit                                                      $  5,667,120
   Current portion of long term debt                                             343,800
   Accounts payable and accrued expenses                                       2,905,810
   Accrued interest payable                                                      310,000
   Commodity hedging payable                                                     255,660
   Income tax payable                                                            223,694
                                                                            ------------

     Total current liabilities                                                 9,706,084

Long term debt, net of current portion                                         5,851,224
Obligation for site restoration                                                  249,061
Deferred income tax payable                                                    2,430,714
                                                                            ------------

                                                                              18,237,083

Minority interest                                                              2,588,419

Stockholders' Equity:
   Preferred stock:  4,977,250 shares authorized
     Series A; stated value $100, 5% cumulative dividend, 17,500 shares
       authorized, issued and outstanding                                      1,750,000
     Series B; stated value $100, 5% cumulative dividend, 5,250 shares
       authorized, issued and outstanding                                        525,000
   Common stock; $.001 par value, 100,000,000 shares authorized,
     16,433,000 shares issued and outstanding                                     16,433
   Additional paid in capital                                                  6,635,293
   Accumulated other comprehensive income                                      1,478,194
   Accumulated deficit                                                        (2,944,910)
                                                                            ------------

     Total stockholders' equity                                                7,460,010
                                                                            ------------

                                                                            $ 28,285,512
                                                                            ============


See Notes to Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                            Nine Months Ended               Three Months Ended
                                                             September 30,                     September 30,
                                                        2003              2002             2003             2002
                                                     -----------      -----------      -----------      -----------
Revenue:
   Oil and gas production                            $ 3,760,973      $   685,967      $ 1,828,781      $   388,761
   Other                                                  79,502           16,524           53,323            9,132
                                                     -----------      -----------      -----------      -----------

     Total revenue                                     3,840,475          702,491        1,882,104          397,893
                                                     -----------      -----------      -----------      -----------

Royalty expense:
   Crown royalties                                       529,488           73,405          261,677           24,180
   Freehold royalties                                    116,652           33,665           43,178           11,089
   Gross overriding royalties                             81,603               --           21,892               --
                                                     -----------      -----------      -----------      -----------

     Total royalty expense                               727,743          107,070          326,747           35,269
                                                     -----------      -----------      -----------      -----------

Net oil and gas revenue                                3,112,732          595,421        1,555,357          362,624
                                                     -----------      -----------      -----------      -----------

Expenses:
   General and administrative                          1,249,377          307,761          689,710          159,656
   Operating                                           1,220,316          167,483          843,306           85,156
   Interest                                              549,851           25,060          156,060            2,979
   Unrealized gain on commodity hedging                  (93,859)              --          (93,859)              --
   Depletion and site restoration                      1,872,727          106,989          785,603           18,340
                                                     -----------      -----------      -----------      -----------

     Total expenses                                    4,798,412          607,293        2,380,820          266,131
                                                     -----------      -----------      -----------      -----------

(Loss) income before provision for
   income taxes and minority interest                 (1,685,680)         (11,872)        (825,463)          96,493
                                                                                                        -----------

Provision for income taxes                               262,503               --          208,015               --
Minority interest                                        135,575               --          135,575               --
                                                     -----------      -----------      -----------      -----------

Net (loss) income                                     (2,083,758)         (11,872)      (1,169,053)          96,493

Other comprehensive income (loss), net of taxes:
     Foreign translation gain (loss)                   1,551,493         (146,910)         117,448          (26,419)
                                                     -----------      -----------      -----------      -----------

     Comprehensive income (loss)                     $  (532,265)     $  (158,782)     $(1,051,605)     $    70,074
                                                     ===========      ===========      ===========      ===========


Basic loss per common share                          $     (0.13)     $         *      $     (0.07)     $         *
                                                     ===========      ===========      ===========      ===========

Basic weighted average common shares
   outstanding                                        16,210,220       32,156,989       16,433,000       29,021,217
                                                     ===========      ===========      ===========      ===========


* Amount is less than $.01

See Notes to Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                         NINE MONTHS ENDED SEPTEMBER 30,
                                   (Unaudited)



                                                                          2003             2002
                                                                       -----------      -----------
Cash flows from operating activities:
Net loss                                                               $(2,083,758)     $   (11,872)
Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and depletion                                          1,814,240          207,942
     Allowance for site restoration                                         58,487           16,744
     Unrealized gain on commodity hedging payable                          (93,859)              --
     Warrants issued for interest                                          181,260               --
     Options and warrants issued for services                              127,500               --
     Deferred income taxes                                                 245,891               --
     Minority interest                                                     135,575               --

   Change in working capital items, net of acquisition:
     Accounts receivable                                                   120,684         (240,393)
     Prepaid expenses and other current assets                            (915,948)              --
     Other assets                                                               --            3,000
     Accounts payable and accrued expenses                                 587,374          (62,869)
     Accrued interest payable                                              310,000               --
     Income tax payable                                                      6,631               --
                                                                       -----------      -----------

Net cash provided by (used in) operating activities                        494,077          (87,448)
                                                                       -----------      -----------

Cash flows from investing activities:
   Purchases of property and equipment                                  (2,698,782)        (452,833)
   Disposition of commodity hedging payable                               (191,567)              --
   Acquisition of business, net of acquired assets and liabilities      (6,999,973)      (1,838,620)
                                                                       -----------      -----------

Net cash used in investing activities                                   (9,890,322)      (2,291,453)
                                                                       -----------      -----------

Cash flows from financing activities:
   Proceeds from long term debt                                          4,500,000        1,350,000
   Proceeds from bank line of credit                                       431,772               --
   Repayment of long term debt                                                  --         (100,000)
   Proceeds from the sale of units                                       2,400,750               --
   Proceeds from sale of common stock                                           --        1,750,000
   Proceeds from sale of Series A Preferred Stock                               --          500,000
   Proceeds from sale of Series B Preferred Stock                               --          525,000
                                                                       -----------      -----------

Net cash provided by financing activities                                7,332,522        4,025,000
                                                                       -----------      -----------

Effect of exchange rate changes on cash                                  1,406,570          (41,563)
                                                                       -----------      -----------

Increase (decrease) in cash                                               (657,153)       1,604,536
Cash, beginning of period                                                1,216,754           17,289
                                                                       -----------      -----------

Cash, end of period                                                    $   559,601      $ 1,621,825
                                                                       ===========      ===========


See Notes to Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                         NINE MONTHS ENDED SEPTEMBER 30,
                                   (Unaudited)



                                                                   2003               2002
                                                              --------------     --------------
Supplemental disclosure of cash flow information:
   Cash paid for interest                                     $       58,591     $       25,046
                                                              ==============     ==============

Supplemental disclosure of non-cash financing activities:
   Conversion of debt to Series A Preferred Stock             $           --     $    1,250,000
                                                              ==============     ==============
   Common stock issued for acquisition                        $           --     $    2,108,421
                                                              ==============     ==============
   Options and warrants issued for services                   $      127,500     $           --
                                                              ==============     ==============



See Notes to Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)


Note 1 - Nature of Business

         Assure Energy, Inc. (the "Company") was incorporated in the State of Delaware on August 11, 1999. On September 11, 2003 the Company changed its state of domicile from Delaware to Nevada (the "Reincorporation"). The Company, through its wholly owned Canadian subsidiaries Assure Oil & Gas Corp. and Westerra 2000, Inc., and partially owned subsidiary Quarry Oil & Gas Ltd. is engaged in the exploration, development and production of oil and natural gas properties in the Canadian providences of Alberta, Saskatchewan and British Columbia.

         By August 14, 2003 the Company acquired a total of 6,919,900 shares of Quarry Oil & Gas Ltd. ("Quarry"). The Company acquired 6,750,000 shares of Quarry pursuant to a Purchase Agreement (the "Agreement") dated March 6, 2003 and acquired an additional 169,900 shares through market transactions. The aggregate purchase price for the acquisition of the 6,919,900 Quarry shares, which represents approximately 48.5% of Quarry's outstanding common stock, was $6,814,268 which was paid in cash (the "Acquisition"). Quarry is an oil and natural gas exploration and development company located in Calgary, Canada with properties in Alberta and British Columbia, Canada. As part of the Acquisition certain non oil and gas industry assets, as defined in the Agreement, have been excluded from the Acquisition and have been transferred to a new entity which is a subsidiary of Quarry. The Company then sold 51% of this subsidiary to certain vendors, as defined in the Agreement, for approximately $640,000 in cash. The remaining 49% interest has been recorded by the Company as an investment in the accompanying consolidated balance sheet.

         The acquisition of Quarry was accounted for as a purchase. The purchase price of $6,814,268 has been allocated to the assets acquired and liabilities assumed based upon their fair values at the date of acquisition. Total consideration paid has been allocated as follows:

         Current Assets                                   $    898,664
         Investment                                            645,024
         Oil and Natural Gas Properties                     16,710,838
         Accounts Payable and Accrued Expenses              (4,847,138)
         Notes payable bank                                 (6,593,120)
                                                          ------------
         Purchase price                                   $  6,814,268
                                                          ============

         The following unaudited pro forma consolidated results of operations for the nine months ended September 30, 2003 assume that the acquisition had occurred as of January 1, 2003. The pro forma data is for informational purposes only and may not necessarily reflect the actual results of operations had Quarry been operated as a part of the Company since January 1, 2003.

         Net revenue                                         $  8,580,077
                                                             ============
         Net loss                                            $ (1,760,450)
                                                             ============
         Basic net loss per common share                     $      (0.11)
                                                             ============
         Basic weighted average common share outstanding       16,210,220
                                                             ============

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)


Note 2 - Basis of Presentation

     The accompanying unaudited consolidated financial statements and related footnotes have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information read the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002. The results of operations for the nine-months ended September 30, 2003 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2003.

     The accompanying financial statements include the accounts of the Company, its wholly owned subsidiaries and Quarry, as the Company controls Quarry's operations, from the date of Acquisition. All significant intercompany balances and transactions have been eliminated in consolidation.

Note 3 - Summary of Significant Accounting Policies

     Investment

     An investment where the Company owns 20% or more but 50% or less of the voting stock of another entity is recorded using the equity method. Under this method the initial investment is recorded at cost. Subsequently, the investment is increased or decreased to reflect the Company's share of income, losses and dividends actually paid.

                                Minority Interest

     Minority interest represents the minority stockholders' proportionate share of the equity of the Company's subsidiary at September 30, 2003. The minority interest is adjusted for the minority's share of the earnings or loss of Quarry.

                            Stock based compensation

     Effective January 1, 2003, the Company adopted the fair value of accounting for stock based compensation following the provisions of Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure" an amendment of SFAS No. 123.

                           ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)


Note 3 - Summary of Significant Accounting Policies - continued

                                                                             Nine-Months Ended
                                                                             September 30, 2003
         Net loss (as reported)                                                $  (2,083,758)

         Deduct:  Additional stock based compensation expense determined under the fair value based method for all awards granted,
               modified or settled during the period, net of related taxes                --
                                                                               -------------

         Pro forma net loss                                                    $  (2,083,758)
                                                                               =============

         Basic, as reported                                                    $       (0.13)
                                                                               =============

         Basic, pro forma                                                      $       (0.13)
                                                                               =============


     Use of estimates

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Recent accounting pronouncements

     In January 2003, the Financial Accounting Standards Board issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim periods beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not have variable interest entities and does not expect the adoption of FIN 46 to have a material effect on its financial position or results of operations.

     Reclassification

     Certain reclassifications have been made to the prior period's financial statements in order to conform to the current period presentation.

Note 4 - Commitments

     On August 28, 2003 the Company entered into a consulting agreement for approximately $3,500 per month. In addition, the Company granted 50,000 non-cancelable options to purchase an equal number of the Company's common stock, with an exercise price of $3 per share and are exercisable for five years from the vesting date. The vesting date for 25,000 options is the earlier of August 28, 2004 or when the Company achieves production of 2,000 barrels of oil per day or its natural gas equivalent. The remaining 25,000 shares vest on the first anniversary of the vesting date. These options have been valued at approximately $11,000.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)


Note 4 - Commitments - continued

     On August 29, 2003 the Company entered into three employment contracts, each for approximately $70,000 annually. The employment contacts grant a total of 225,000 stock options for an equal number of the Company's common stock. The employment agreements are each through September 29, 2005. The Company will amortize the fair value of these options over the employment period. The options have an exercise price of $3 per share and are exercisable for five years from the vesting date. The vesting date for 75,000 options is the earlier of March 31, 2004 or when the Company achieves production of 2,500 barrels of oil per day or its natural gas equivalent. The next 75,000 options vest on the earlier of September 30, 2004 or when the Company achieves production of 3,000 barrels of oil per day or its natural gas equivalent. The remaining 75,000 options vest on the earlier of March 31, 2005 or when the Company achieves production of 3,000 barrels of oil per day or its natural gas equivalent. These options have been valued at approximately $123,000.

Note 5 - Options

     On September 4, 2003 the Company granted 30,000 options to purchase an equal number of the Company's common stock to one of its directors. The options have an exercise price of $3 per share and are exercisable at any time during the period ending September 3, 2006. These options have been valued at approximately $12,400.

Note 6 - Subsequent Events

         During October 2003 the Company issued 1,538,100 shares of its common stock upon the exercise of 1,538,100 shares of the A warrants for approximately $512,000. Additionally, the Company issued 10,000 shares of its common stock upon the exercise of 10,000 warrants for $30,000.

                                                                      APPENDIX A


                             ARTICLES OF CONVERSION
                              (PURSUANT TO 92A.205)


1. NAME AND  JURISDICTION OF  ORGANIZATION  OF CONSTITUENT  ENTITY AND RESULTING
ENTITY:



     Assure Energy, Inc.
--------------------------------------------------------------------------------
NAME OF CONSTITUENT ENTITY

   Nevada                                                   Corporation
----------------------------                      ------------------------------
Jurisdiction                                                Entity type*

and,

     Assure Energy, Inc.
--------------------------------------------------------------------------------
NAME OF RESULTING ENTITY

     Alberta, Canada                                         Corporation
----------------------------                      ------------------------------
Jurisdiction                                                 Entity type



2. A PLAN OF CONVERSION HAS BEEN ADOPTED BY THE CONSTITUENT ENTITY IN COMPLIANCE WITH THE LAW OF THE JURISDICTION GOVERNING THE CONSTITUENT ENTITY.



3.       LOCATION OF PLAN OF CONVERSION: (CHECK ONE)



/ /      THE ENTIRE PLAN OF CONVERSION IS ATTACHED TO THESE ARTICLES.



/X/ THE COMPLETE EXECUTED PLAN OF CONVERSION IS ON FILE AT THE REGISTERED OFFICE OR PRINCIPAL PLACE OF BUSINESS OF THE RESULTING ENTITY.



/ / THE COMPLETE EXECUTED PLAN OF CONVERSION FOR THE RESULTING DOMESTIC LIMITED PARTNERSHIP IS ON FILE AT THE RECORDS OFFICE REQUIRED BY NRS 88.330.



4. FORWARDING ADDRESS WHERE COPIES OF PROCESS MAY BE SENT BY THE SECRETARY OF STATE OF NEVADA (IF A FOREIGN ENTITY IS THE RESULTING ENTITY IN THE CONVERSION):



                  Attn:    Harvey Lalach
                           ----------------------------
                  c/o:     Assure Energy, Inc.
                           ----------------------------
                           521-3rd Avenue S.W., Suite 1250
                           ----------------------------
                           Calgary, Alberta T2P 3T3
                           ----------------------------



5. EFFECTIVE DATE OF CONVERSION (OPTIONAL) (NOT TO EXCEED 90 DAYS AFTER THE ARTICLES ARE FILED PURSUANT TO NRS 92A.240)*:



---------------------------------------------------------

6.       SIGNATURES - MUST BE SIGNED BY:



         1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manger of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).



         2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.



         -----------------------------------------------------------------------
         NAME OF CONSTITUENT ENTITY

                                                              /      /
         -----------------------------------------------------------------------
         SIGNATURE                 TITLE                       DATE



* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. THIS STATEMENT MUST BE INCLUDED WITHIN THE RESULTING ENTITY'S ARTICLES.



FILING FEE $350.00

                                                                      APPENDIX B



                               PLAN OF CONVERSION

It is hereby certified that:

1. The constituent business corporation participating in the plan of conversion is Assure Energy, Inc., which is incorporated under the laws of the State of Nevada ("Assure Nevada"). The current address of Assure Nevada is 521-3rd Avenue S.W., Suite 1250, Calgary, Alberta T2P 3T3.

2. The proposed name of the resulting business corporation is Assure Energy, Inc., a company continued under the laws of the Province of Alberta ("Assure Canada"). The proposed address of Assure Canada will be 521-3rd Avenue S.W., Suite 1250, Calgary, Alberta T2P 3T3.

3. A copy of the Articles of Continuance and By-Laws of Assure Canada is attached hereto.

4. Assure Nevada desires to effectuate a conversion to Assure Canada pursuant to Nevada Revised Statutes Chapter 92A.105.

5. The conversion of Assure Energy, Inc., a Nevada corporation, to Assure Energy, Inc., a Canadian corporation, is intended to qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. Upon the effective date of the conversion, each issued and outstanding share of Assure Nevada shall automatically, without any action on the part of the company or a stockholder, become one issued and outstanding share of Assure Canada.

6. Assure Nevada is authorized to issue 100,000,000 shares of common stock, 4,977,250 shares of blank check preferred stock, 17,500 shares of Series A Preferred Stock and 5,250 shares of Series B Preferred Stock. As of the date hereof, Assure Nevada has 17,981,100 shares of common stock, 17,500 shares of Series A Preferred Stock, and 5,250 shares of Series B Preferred Stock issued and outstanding.


7. Assure Canada is authorized to issue shares of common shares and preferred shares. Upon the effective date of the plan of conversion, Assure Canada will have 19,416,100 common shares, 17,500 Series A preferred shares, and 5,250 Series B preferred shares issued and outstanding.


8. Upon the effectiveness of the plan of conversion, the separate existence of Assure Nevada shall cease.

9. The Articles of Continuance and By-Laws of Assure Canada will be the Articles of Incorporation and By-Laws of Assure Canada, the resulting entity, and will continue in full force and effect until changed, altered or amended as provided in the Alberta Business Corporations Act.

10. The officers and directors of Assure Nevada shall be the officers and directors of Assure Canada upon the effective date of the plan of conversion, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated.

11. The plan of conversion was duly adopted by the Board of Directors of Assure Nevada on September 11, 2003.


12. The plan of conversion was duly adopted by the stockholders of Assure Nevada at a special shareholders' meeting held on January ___, 2004.



The plan of conversion shall be effective upon the filing hereof.


ASSURE ENERGY, INC. (A NEVADA CORPORATION)

By:
   ---------------------------------
         Name: Harvey Lalach
         Title: President


ASSURE ENERGY, INC. (AN ALBERTA CORPORATION)

By:
   ---------------------------------
         Name: Harvey Lalach
         Title: President



Date:                      , 2004

                                                                      APPENDIX C



ALBERTA REGISTRIES                                       ARTICLES OF CONTINUANCE
                                                       Business Corporations Act
                                                       Sections 188, 273 and 274



--------------------------------------------------------------------------------
1.       NAME OF CORPORATION                2. CORPORATE ACCESS NUMBER

         ASSURE ENERGY, INC.

--------------------------------------------------------------------------------
3. THE CLASSES OF SHARES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

         SEE SCHEDULE "A" ATTACHED HERETO AND FORMING A PART HEREOF.
--------------------------------------------------------------------------------
4.       RESTRICTIONS ON SHARE TRANSFERS (if there are no restrictions, enter
         "NONE"):

         NONE

5.       Number, or minimum and maximum number of directors:

         MINIMUM THREE (3) AND MAXIMUM TEN (10)

--------------------------------------------------------------------------------
6. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTIONS (if there are no restrictions, enter "NONE"):

         NONE

-------------------------------------------------------------------------------
7.       IF A CHANGE OF NAME IS EFFECTED, INDICATE PREVIOUS NAME:

--------------------------------------------------------------------------------
8.       DETAILS OF INCORPORATION:

         INCORPORATED IN NEVADA ON SEPTEMBER 3, 2003 AND SUBSEQUENTLY MERGED WITH ASSURE ENERGY INC. (DELAWARE CORPORATION) IN THE STATE OF NEVADA ON SEPTEMBER 11, 2003.

--------------------------------------------------------------------------------

9.       OTHER RULES OR PROVISIONS (if there are no rules or provisions, enter
         "NONE"):

         SEE SCHEDULE "B" ATTACHED HERETO AND FORMING A PART HEREOF.

DATE              SIGNATURE         TITLE

--------------------------------------------------------------------------------


               , 2004         Harvey Lalach                    Director
--------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY                                      FILED:

                     Schedule "A" to Articles of Continuance

                                       Of

                               ASSURE ENERGY, INC.


                            dated the day of , 2004.



3. THE CLASSES OF SHARES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

         (a) 100,000,000 Common Shares;

         (b) 4,977,250 Blank Check Preferred Shares;

         (c) 17,500 Series A Preferred Shares; and

         (d) 5,250 Series B Preferred Shares.

The rights, privileges, restrictions and conditions attaching to the shares of each of the aforementioned classes are as follows:

(A) COMMON SHARES

         1.       Voting

                  Except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, each holder of a Common Share is entitled to receive notice of, to attend and to vote at all meetings of the shareholders of the Corporation.

         2.       Dividends

                  Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of the Corporation, the holders of the Common Shares are entitled to receive dividends if, as and when declared by the directors of the Corporation.

         3.       Return of Capital

                  Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of the Corporation, the holders of the Common Shares are entitled to share equally in the remaining property of the Corporation upon liquidation, dissolution or winding-up of the Corporation.

         (B) BLANK CHECK PREFERRED SHARES

         The Blank Check Preferred Shares may be issued from time to time in one or more series or classes. The Board of Directors is hereby expressly authorized to provide by resolution or resolutions duly adopted prior to issuance, for the creation of each such series and class of Blank Check Preferred Shares and to fix the designation and the powers, preferences, rights, qualifications, limitations, and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Blank Check Preferred Shares shall include, but not be limited to, determining the following:

         (1) the designation of such series, the number of shares to constitute such series and the stated value thereof;

         (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the term of such voting rights, which may be general or limited;

         (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of Blank Check Preferred Shares;

         (4) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

         (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

         (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other Corporation purposes and the terms and provisions relating to the operation thereof;

         (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of Blank Check Preferred Shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

         (8) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional shares, including additional shares of such series or of any other series of Blank Check Preferred Shares or of any other class; and

         (9) any other powers, preferences and relative, participating, options and other special rights, and any qualifications, limitations and restrictions, thereof.

         The powers, preferences and relative, participating optional and other special rights of each series of Blank Check Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Blank Check Preferred Shares shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

(C) SERIES A PREFERRED SHARES

         (1) Designation and Amount. This Series consists of Seventeen Thousand Five Hundred (17,500) Series A Preferred Shares, with a stated value of One Hundred U.S. Dollars ($100.00) per share (the "Stated Value").

         (2) Dividends

             (i) The holders of Series A Preferred Shares as they appear on the share records of the Corporation ("Holder" or "Holders") shall be entitled to receive, the Board of Directors shall be obligated to declare and the Corporation shall be obligated to pay, out of funds legally available for the payment of dividends, dividends in cash or (as provided herein) Common Shares at the rate of five percent (5%) per annum (computed on the basis of a 360-day year) (the "Dividend Rate") on the Stated Value of each Series A Preferred Share. Dividends on the Series A Preferred Shares shall be cumulative from the date of issuance.

             (ii) Dividends shall be payable annually as of each anniversary of the date of issuance until the earlier of redemption or conversion, to the Holders of record of Series A Preferred Shares, as they appear on the share records of the Corporation. An additional dividend shall be payable with respect to converted or redeemed Series A Preferred Shares, which shall be payable as of the date of conversion or redemption, as the case may be. The annual anniversary date as of which dividend payments are due or the date of conversion or redemption as of which an additional dividend payment is due is hereafter referred to as the Dividend Payment Date.

             (iii) The dividend shall be paid in (i) cash or (ii) through the issuance of duly and validly authorized and issued, fully paid and non-assessable, Common Shares valued at the average closing bid price of the Corporation's Common Shares during the 10 trading day period immediately preceding the Dividend Payment Date.

             (iv) So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Pari Passu Securities (as defined herein) for any period unless full cumulative dividends required to be paid in cash have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all dividend payment periods terminating on or prior to the date of payment of the dividend on such class or series of Pari Passu Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series A Preferred Shares and all dividends declared upon any other class or series of Pari Passu Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and accumulated and unpaid on such Pari Passu Securities.

             (v) So long as any Series A Preferred Shares are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities (as defined herein), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly, unless in each case (i) the full cumulative dividends required to be paid in cash on all outstanding Series A Preferred Shares and any other Pari Passu Securities shall have been paid or set apart for payment for all past dividend periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Pari Passu Securities, and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series A Preferred Shares and the current dividend period with respect to such Pari Passu Securities.

         (3) Conversion

             (i) The outstanding Series A Preferred Shares shall be convertible into Corporation units (the "Units") as is determined by dividing the Stated Value by the Conversion Price, as defined below, at the option of the Holder in whole or in part, within 15 days of the Holder's receipt of a notice of redemption from the Corporation or at any time during the three year period commencing on the second anniversary of the Issuance Date (the "Holder Conversion Period"). Each Unit consists of one Common Share (the "Unit Shares") and one Common Share purchase warrant (the "Unit Warrants") which may be exercised for the purchase of one additional Common Share (the "Warrant Shares") at an exercise price of $1.75 U.S. Dollars per Common Share at any time during the four year period commencing one year after the date of issuance of the Units. Any conversion under this section shall be for a minimum Stated Value of $25,000.00 U.S. Dollars of Series A Preferred Shares. The Holder shall effect conversions by sending a conversion notice (the "Notice of Conversion") in the manner set forth herein. Each Notice of Conversion shall specify the Stated Value of Series A Preferred Shares to be converted, and the date on which such conversion is to be effected (the "Conversion Date"). Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the Stated Value represented by a certificate for the Series A Preferred Shares tendered by the Holder in the Notice of Conversion, the Corporation shall deliver to the Holder a new Series A Preferred Shares certificate for such Stated Value as has not been converted within seven
(7) Business Days of the Corporation's receipt of the original Series A Preferred Shares and Notice of Conversion.

             (ii) Not later than seven (7) Business Days after the Corporation's receipt of the certificate or certificates for the Series A Preferred Shares and the original of the Notice of Conversion, the Corporation will deliver to the Holder (i) a certificate or certificates representing the number of Unit Shares and Unit Warrants being acquired upon the conversion of Series A Preferred Shares and (ii), if applicable, Series A Preferred Shares in principal amount equal to the principal amount of Series A Preferred Shares not converted. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required, the Holder shall be entitled by providing written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the Series A Preferred Shares tendered for conversion.

             (iii) The Conversion Price for the conversion of a Series A Preferred Share into Units shall be $1.50 U.S. Dollars of Stated Value (the "Conversion Price").

             (iv) If the  Corporation,  at any time while any Series A Preferred
Shares  are  outstanding,   (a)  shall  pay  a  dividend  or  otherwise  make  a
distribution or distributions on shares of its Junior Securities payable in shares of its capital shares (whether payable in Common Shares or of shares of any other class), (b) subdivide outstanding Common Shares into a larger number of shares, (c) combine outstanding Common Shares into a smaller number of shares, or (d) issue by reclassification of Common Shares into any other shares of the Corporation, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares of the Corporation outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

             (v) If the Corporation, at any time while any Series A Preferred Shares are outstanding, shall issue or sell Common Shares, or options, warrants or other rights to subscribe for or purchase Common Shares, (excluding Common Shares issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof and Common Shares issuable upon exercise of options which may be issued subsequent to the date hereof to the Corporation's employees, officers, or directors) at a price per share less than the Conversion Price then in effect, the Conversion Price designated herein shall be reduced to the price at which the Common Shares are issued or the price at which the options, warrants or other rights may be exercised for the purchase of Common Shares. Such adjustment shall be made as of the date such Common Shares, options, rights or warrants are issued.

             (vi) If the Corporation, at any time while Series A Preferred Shares are outstanding, shall distribute to all holders of Common Shares (and not to Holders of Series A Preferred Shares) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section (c)(3)(v) above) then in each such case the Conversion Price at which each Series A Preferred Share shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the per share market value of Common Shares determined as of the record date mentioned above, and of which the numerator shall be such per share market value of the Common Shares on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding Common Share as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Corporation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Corporation) (an "Appraiser") selected in good faith by the Holders of a majority of the principal amount of the Series A Preferred Shares then outstanding; and provided, further, that the Corporation, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other Holders of Series A Preferred Shares of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

             (vii) All calculations hereunder shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

             (viii) Whenever the Conversion Price is adjusted pursuant to Section (c)(3)(iv), (v) or (vi), the Corporation shall within two (2) days after the determination of the new Conversion Price mail and fax to the Holder and to each other Holder of Series A Preferred Shares, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

             (ix) In case of any reclassification of the Common Shares, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Shares are converted into other securities, cash or property, then each holder of Series A Preferred Shares then outstanding shall have the right thereafter to convert such Series A Preferred Shares only into the shares and other securities and property receivable upon or deemed to be held by holders of Common Shares following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series A Preferred Shares and receive cash in the same manner as other shareholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as Common Shares into which such Series A Preferred Shares could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this section upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

             (x) If:

                          the Corporation shall declare a dividend (or any other distribution) on its Common Shares; or

                          the Corporation shall declare a special nonrecurring cash dividend on or a redemption of its Common Shares; or

                          the Corporation shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of any other class or of any rights; or

                          the approval of any shareholders of the Corporation shall be required in connection with any reclassification of the Common Shares of the Corporation (other than a subdivision or combination of the outstanding Common Shares), any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property; or

                          the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

then the Corporation shall cause to be mailed and faxed to the Holders of Series A Preferred Shares at their last addresses as it shall appear upon the Series A Preferred Shares register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

             (xi) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares solely for the purpose of issuance upon conversion of Series A Preferred Shares as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series A Preferred Shares, such number of Common Shares as shall be issuable (taking into account the adjustments and restrictions hereof) upon the conversion of the aggregate principal amount of all outstanding Series A Preferred Shares. The Corporation covenants that all Common Shares that shall be so issuable shall, upon issuance, be duly and validly authorized, issued and fully paid and nonassessable.

             (xii) No fractional Units shall be issuable upon a conversion hereunder and the number of Unit Shares and Unit Warrants to be issued shall be rounded up to the nearest whole number. Accordingly, if a fractional Unit interest arises upon any conversion hereunder, the Corporation shall eliminate such fractional Unit interest by issuing Holder an additional full Unit.

             (xiii) The issuance of certificates for Unit Shares and Unit Warrants on conversion of Series A Preferred Shares shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

             (xiv) Series A Preferred Shares converted into Units shall be canceled upon conversion.

             (xv) Each Notice of Conversion shall be given by facsimile to the Corporation no later than 4:00 PM New York Time. In the event that the Corporation receives the Notice of Conversion after 4:00 PM New York Time, the Conversion Date shall be deemed to be the next business day. In the event that the Corporation receives the Notice of Conversion after the end of the business day, notice will be deemed to have been given the next business day.

         (4) Events of Default and Remedies.

             (i) "Event of Default", wherever used herein, means any one of the following events:

                   (A) the Corporation shall fail to observe or perform any material covenant, agreement or warranty contained in Section (c)(3) of this Schedule "A", and such failure shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;

                   (B) the occurrence of any event or breach or default by the Corporation under the Purchase Agreement and such failure or breach shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;

                   (C) the Corporation or any of its subsidiaries shall commence a voluntary case under the Bankruptcy and Insolvency Act (Canada) as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Corporation under the Bankruptcy Code and the Corporation fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Corporation commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Corporation or there is commenced against the Corporation any such proceeding and the Corporation fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Corporation suffers any appointment of any custodian or the like for it or any substantial part of its property and the Corporation fails to pursue dismissal of the custodian within sixty (60) days after the appointment; or the Corporation makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Corporation for the purpose of effecting any of the foregoing;

                   (D) the Corporation shall voluntarily have its Common Shares deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Shares are listed for trading or suspended from trading thereon, and shall not have its Common Shares relisted or have such suspension lifted, as the case may be, within twenty (20) trading days of such deletion or delisting;

                   (E) the Corporation shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Notice of Conversions for any reason whatsoever;

                   If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing any Holder may, by notice to the Corporation demand redemption of his Series A Preferred Shares at the price of 105% of the Stated Value of each Series A
Preferred Share being redeemed plus accrued but unpaid dividends thereon, whereupon the Stated Value and all accrued but unpaid Dividends shall be immediately due and payable, and such Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

             (iii) Such Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Section (c)(3) of this Schedule "A" or in aid of the exercise of any power granted in this Section
(c)(3) of this Schedule "A", and proceed to enforce the redemption of any of the Series A Preferred Shares held by it, and to enforce any other legal or equitable right of such Holder.

             (iv) As a non-exclusive remedy, in the Event of a Default, the Holder can convert the outstanding Series A Preferred Shares held by him at the Conversion Price upon giving a Notice of Conversion to the Corporation.

         (5) Redemption

             (i) The Series A Preferred Shares are redeemable at the sole option of the Corporation at any time prior to the Corporation's receipt of a Notice of Conversion to the extent funds are legally available therefor, at any time and from time to time, in whole or in part, at a redemption price equal to 105% of the Stated Value of each Series A Preferred Share being redeemed plus accrued and unpaid dividends thereon ("Redemption Price"). The Holder may provide the Corporation with a Notice of Conversion within 15 days after Holder's receipt of a notice of redemption from the Corporation. The Corporation is not obligated to provide for redemption of the Series A Preferred Shares through a sinking fund. The Corporation must redeem the Series A Preferred Shares at the Redemption Price on the fifth anniversary of the Issuance Date.

             (ii) The Corporation shall not optionally redeem the Series A Preferred Shares or any other Pari Passu Securities in whole or in part without redeeming, on a pro rata basis, all outstanding Pari Passu Securities in accordance with the relative amounts due the holders of Pari Passu Securities on redemption.

             (iii) Series A Preferred Shares which have been redeemed or converted shall be deemed retired and shall thereafter resume the status of authorized and unissued Blank Check Preferred Shares, undesignated as to series, and may be redesignated and reissued as part of any new series of Blank Check Preferred Shares other than Series A Preferred Shares.

             (iv)  Notwithstanding  the  foregoing  provisions  of this  Section
(c)(3), of this Schedule "A" unless the full cumulative dividends on all outstanding Series A Preferred Shares shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the Series A Preferred Shares may be redeemed.

             (v) No redemption shall be made and no sum set aside for such redemption unless at the time thereof (i) all accrued and unpaid dividends payable on any Senior Securities (as defined in Section (c)(6) herein) have been paid in full, (ii) all required mandatory redemptions on Senior Securities have been made in full and (iii) all optional redemptions of Senior Securities, if any, previously declared, have been made in full. No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Corporation, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.

             (vi) If any redemption shall at any time be prohibited by the Business Corporations Act (Alberta) (the "Act"), the same shall be deferred until such time as the redemption can occur in full compliance with the Act.

             (vii) In the event the Corporation shall redeem any Series A Preferred Shares, notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than twenty-one (21) days prior to the date fixed by the Board for redemption to each holder of Series A Preferred Shares at the address that appears on the Corporation's share record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the Holder to whom the Corporation has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the number of Series A Preferred Shares to be redeemed;
(iii) the Redemption Price; (iv) the place or places where certificates for Series A Preferred Shares are to be surrendered for payment and (v) that dividends on the redeemed shares shall cease to accrue on such redemption date. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price of the shares called for redemption) dividends on the shares called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (other than the right to receive the Redemption Price). Upon surrender of the certificates for the Series A Preferred Shares accompanied by appropriate stock powers, the shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate representing the Series A Preferred Shares not so redeemed shall be issued to the holder without cost.

         (6) Rank

             The Series A Preferred Shares shall, as to dividends, redemptions, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Corporation's Common Shares; (ii) prior to any class or series of any other shares of the Corporation hereafter created that, by its terms, ranks junior to the Series A Preferred Shares ("Junior Securities"); (iii) junior to any class or series of any other shares of the Corporation hereafter created (with the consent of the Holders of a majority of the outstanding Series A Preferred Shares) which by its terms ranks senior to the Series A Preferred Shares ("Senior Securities"); and (iv) pari passu with any other series of Blank Check Preferred Shares of the Corporation hereafter created (with the consent of the Holders of a majority of the outstanding Series A Preferred Shares) which by its terms ranks on a parity ("Pari Passu Securities") with the Series A Preferred Shares.

         (7) Liquidation Preference

             If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation's assets in one transaction or in a series of related transactions (a "Liquidation Event"), no distribution shall be made to the holders of any shares of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless, prior thereto, the Holders of Series A Preferred Shares shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series A Preferred Shares and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Shares and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Corporation of shares of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. The "Liquidation Preference" with respect to a Series A Preferred Share means an amount equal to the Stated Value thereof, plus the accrued but unpaid dividends thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

         (8) Voting Rights

             The Holders of the Series A Preferred Shares have no voting power whatsoever, except as otherwise provided by the Act. To the extent that under the Act the vote of the Holders of the Series A Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding Series A Preferred Shares represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding Series A Preferred Shares (except as otherwise may be required under the Act) shall constitute the approval of such action by the class. To the extent that under the Act Holders of the Series A Preferred Shares are entitled to vote on a matter with holders of Common Shares, voting together as one class, each Series A Preferred Share shall be entitled to a number of votes equal to the number of Common Shares into which it is then convertible (subject to the limitations contained herein) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

         (9) Miscellaneous

             (i) If any Series A Preferred Shares are converted, the shares so converted shall be cancelled, shall return to the status of authorized, but unissued Blank Check Preferred Shares of no designated series, and shall not be issuable by the Corporation as Series A Preferred Shares.

             (ii) Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series A Preferred Shares certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Series A Preferred Shares certificate(s), the Corporation shall execute and deliver new Series A Preferred Shares certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Series A Preferred Shares certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series A Preferred Shares.

             (iii) Upon submission of a Notice of Conversion by a Holder of Series A Preferred Shares, (i) the shares covered thereby shall be deemed converted into Units and (ii) the Holder's rights as a Holder of such converted Series A Preferred Shares shall cease and terminate, excepting only the right to receive certificates for the Unit Shares and the Unit Warrants and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all the Unit Shares and the Unit Warrants prior to the tenth business day after the expiration of the delivery period with respect to a conversion of Series A Preferred Shares for any reason, then (unless the Holder otherwise elects to retain its status as a holder of the Unit Shares and the Unit Warrants by so notifying the Corporation within five business days after the expiration of such 10 business day period) the Holder shall regain the rights of a Holder of Series A Preferred Shares with respect to such unconverted Series A Preferred Shares and the Corporation shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Corporation's failure to convert Series A Preferred Shares.

             (iv) The remedies provided herein shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series A Preferred Shares and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series A Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(D) SERIES B PREFERRED SHARES

         (1) Designation and Amount

             This Series consists of five thousand two hundred fifty (5,250) shares of Series B Preferred Shares, with a stated value of One Hundred U.S. Dollars ($100.00) per share (the "Stated Value").

         (2) Dividends

             (i) The holders of Series B Preferred Shares as they appear on the share records of the Corporation ("Holder" or "Holders") shall be entitled to receive, the Board of Directors shall be obligated to declare and the Corporation shall be obligated to pay, out of funds legally available for the payment of dividends, dividends in cash or (as provided herein) Common Shares at the rate of five percent (5%) per annum (computed on the basis of a 360-day year) (the "Dividend Rate") on the Stated Value of each Series B Preferred Share. Dividends on the Series B Preferred Shares shall be cumulative from the date of issuance.

             (ii) Dividends shall be payable annually as of each anniversary of the date of issuance until the earlier of redemption or conversion, to the Holders of record of Series B Preferred Shares, as they appear on the share records of the Corporation. An additional dividend shall be payable with respect to converted or redeemed Series B Preferred Shares, which shall be payable as of the date of conversion or redemption, as the case may be. The annual anniversary date as of which dividend payments are due or the date of conversion or redemption as of which an additional dividend payment is due is hereafter referred to as the Dividend Payment Date.

             (iii) The dividend shall be paid in (i) cash or (ii) through the issuance of duly and validly authorized and issued, fully paid and non-assessable, Common Shares valued at the average closing bid price of the Corporation's Common Shares during the 10 trading day period immediately preceding the Dividend Payment Date.

             (iv) So long as any Series B Preferred Shares are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Pari Passu Securities (as defined herein) for any period unless full cumulative dividends required to be paid in cash have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares for all dividend payment periods terminating on or prior to the date of payment of the dividend on such class or series of Pari Passu Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series B Preferred Shares and all dividends declared upon any other class or series of Pari Passu Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Shares and accumulated and unpaid on such Pari Passu Securities.

             (v) So long as any Series B Preferred Shares are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities (as defined herein), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly, unless in each case (i) the full cumulative dividends required to be paid in cash on all outstanding Series B Preferred Shares and any other Pari Passu Securities shall have been paid or set apart for payment for all past dividend periods with respect to the Series B Preferred Shares and all past dividend periods with respect to such Pari Passu Securities, and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series B Preferred Shares and the current dividend period with respect to such Pari Passu Securities.

         (3) Conversion.

             (i) The outstanding Series B Preferred Shares shall be convertible into Corporation units (the "Units") as is determined by dividing the Stated Value by the Conversion Price, as defined below, at the option of the Holder in whole or in part, within 15 days of the Holder's receipt of a notice of redemption from the Corporation or at any time during the three year period commencing on the second anniversary of the Issuance Date (the "Holder Conversion Period"). Each Unit consists of one Common Share (the "Unit Shares") and one Common Share purchase warrant (the "Unit Warrants") which may be exercised for the purchase of one additional Common Share (the "Warrant Shares") at an exercise price of $2.00 U.S. Dollars per Common Share at any time during the four year period commencing one year after the date of issuance of the Units. Any conversion under this section shall be for a minimum Stated Value of $25,000.00 U.S. Dollars of Series B Preferred Shares. The Holder shall effect conversions by sending a conversion notice (the "Notice of Conversion") in the manner set forth herein. Each Notice of Conversion shall specify the Stated Value of Series B Preferred Shares to be converted, and the date on which such conversion is to be effected (the "Conversion Date"). Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the Stated Value represented by a certificate for the Series B Preferred Shares tendered by the Holder in the Notice of Conversion, the Corporation shall deliver to the Holder a new Series B Preferred Shares certificate for such Stated Value as has not been converted within seven
(7) Business Days of the Corporation's receipt of the original Series B Preferred Shares and Notice of Conversion.

             (ii) Not later than seven (7) Business Days after the Corporation's receipt of the certificate or certificates for the Series B Preferred Shares and the original of the Notice of Conversion, the Corporation will deliver to the Holder (i) a certificate or certificates representing the number of Unit Shares and Unit Warrants being acquired upon the conversion of Series B Preferred Shares and (ii), if applicable, Series B Preferred Shares in principal amount equal to the principal amount of Series B Preferred Shares not converted. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required, the Holder shall be entitled by providing written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the Series B Preferred Shares tendered for conversion.

             (iii) The Conversion Price for the conversion of a Series B Preferred Share into Units shall be $1.75 U.S. Dollars of Stated Value (the "Conversion Price").

             (iv) If the  Corporation,  at any time while any Series B Preferred
Shares  are  outstanding,   (a)  shall  pay  a  dividend  or  otherwise  make  a
distribution or distributions on shares of its Junior Securities payable in shares of its capital shares (whether payable in Common Shares or of shares of any other class), (b) subdivide outstanding Common Shares into a larger number of shares, (c) combine outstanding Common Shares into a smaller number of shares, or (d) issue by reclassification of Common Shares into any other shares of the Corporation, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares of the Corporation outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

             (v) If the Corporation, at any time while any Series B Preferred Shares are outstanding, shall issue or sell Common Shares, or options, warrants or other rights to subscribe for or purchase Common Shares, (excluding Common Shares issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof and Common Shares issuable upon exercise of options which may be issued subsequent to the date hereof to the Corporation's employees, officers, or directors) at a price per share less than the Conversion Price then in effect, the Conversion Price designated herein shall be reduced to the price at which the Common Shares are issued or the price at which the options, warrants or other rights may be exercised for the purchase of Common Shares. Such adjustment shall be made as of the date such Common Shares, options, rights or warrants are issued.

             (vi) If the Corporation, at any time while Series B Preferred Shares are outstanding, shall distribute to all holders of Common Shares (and not to Holders of Series B Preferred Shares) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section (d)(3)(v) above) then in each such case the Conversion Price at which each Series B Preferred Share shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the per share market value of Common Shares determined as of the record date mentioned above, and of which the numerator shall be such per share market value of the Common Shares on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding Common Share as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Corporation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Corporation) (an "Appraiser") selected in good faith by the Holders of a majority of the principal amount of the Series B Preferred Shares then outstanding; and provided, further, that the Corporation, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other Holders of Series B Preferred Shares of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

             (vii) All calculations hereunder shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

             (viii) Whenever the Conversion Price is adjusted pursuant to Section (d)(3)(iv), (v) or (vi), the Corporation shall within two (2) days after the determination of the new Conversion Price mail and fax to the Holder and to each other Holder of Series B Preferred Shares, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

             (ix) In case of any reclassification of the Common Shares, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Shares are converted into other securities, cash or property, then each holder of Series B Preferred Shares then outstanding shall have the right thereafter to convert such Series B Preferred Shares only into the shares and other securities and property receivable upon or deemed to be held by holders of Common Shares following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series B Preferred Shares and receive cash in the same manner as other shareholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the Common Shares into which such Series B Preferred Shares could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this section upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

             (x) If:

                          the Corporation shall declare a dividend (or any other distribution) on its Common Shares; or

                          the Corporation shall declare a special nonrecurring cash dividend on or a redemption of its Common Shares; or

                          the Corporation shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of any other class or of any rights; or

                          the approval of any shareholders of the Corporation shall be required in connection with any reclassification of the Common Shares of the Corporation (other than a subdivision or combination of the outstanding Common Shares), any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property; or

                          the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

then the Corporation shall cause to be mailed and faxed to the Holders of Series B Preferred Shares at their last addresses as it shall appear upon the Series B Preferred Shares register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

             (xi) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares solely for the purpose of issuance upon conversion of Series B Preferred Shares as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series B Preferred Shares, such number of Common Shares as shall be issuable (taking into account the adjustments and restrictions hereof) upon the conversion of the aggregate principal amount of all outstanding Series B Preferred Shares. The Corporation covenants that all Common Shares that shall be so issuable shall, upon issuance, be duly and validly authorized, issued and fully paid and nonassessable.

             (xii) No fractional Units shall be issuable upon a conversion hereunder and the number of Unit Shares and Unit Warrants to be issued shall be rounded up to the nearest whole number. Accordingly, if a fractional Unit interest arises upon any conversion hereunder, the Corporation shall eliminate such fractional Unit interest by issuing Holder an additional full Unit.

             (xiii) The issuance of certificates for Unit Shares and Unit Warrants on conversion of Series B Preferred Shares shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

             (xiv) Series B Preferred Shares converted into Units shall be canceled upon conversion.

             (xv) Each Notice of Conversion shall be given by facsimile to the Corporation no later than 4:00 PM New York Time. In the event that the Corporation receives the Notice of Conversion after 4:00 PM New York Time, the Conversion Date shall be deemed to be the next business day. In the event that the Corporation receives the Notice of Conversion after the end of the business day, notice will be deemed to have been given the next business day.

         (4) Events of Default and Remedies

             (i) "Event of Default", wherever used herein, means any one of the following events:

                   (A) the Corporation shall fail to observe or perform any material covenant, agreement or warranty contained in this Section (d)(3) of this Schedule "A", and such failure shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;

                   (B) the occurrence of any event or breach or default by the Corporation under the Purchase Agreement and such failure or breach shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;

                   (C) the Corporation or any of its subsidiaries shall commence a voluntary case under the Bankruptcy and Insolvency Act (Canada) as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Corporation under the Bankruptcy Code and the Corporation fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Corporation commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Corporation or there is commenced against the Corporation any such proceeding and the Corporation fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Corporation suffers any appointment of any custodian or the like for it or any substantial part of its property and the Corporation fails to pursue dismissal of the custodian within sixty (60) days after the appointment; or the Corporation makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Corporation for the purpose of effecting any of the foregoing;

                   (D) the Corporation shall voluntarily have its Common Shares deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Shares are listed for trading or suspended from trading thereon, and shall not have its Common Shares relisted or have such suspension lifted, as the case may be, within twenty (20) trading days of such deletion or delisting;

                   (E) the Corporation shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Notice of Conversions for any reason whatsoever;

             (ii) If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing any Holder may, by notice to the Corporation demand redemption of his Series B Preferred Shares at the price of 105% of the Stated Value of each Series B
Preferred Share being redeemed plus accrued but unpaid dividends thereon, whereupon the Stated Value and all accrued but unpaid Dividends shall be immediately due and payable, and such Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

             (iii) Such Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Section (d)(3) of this Schedule "A" or in aid of the exercise of any power granted in this Section
(d)(3) of this Schedule "A", and proceed to enforce the redemption of any of the Series B Preferred Shares held by it, and to enforce any other legal or equitable right of such Holder.

             (iv) As a non-exclusive remedy, in the Event of a Default, the Holder can convert the outstanding Series B Preferred Shares held by him at the Conversion Price upon giving a Notice of Conversion to the Corporation.

         (5) Redemption

             (i) The Series B Preferred Shares are redeemable at the sole option of the Corporation at any time prior to the Corporation's receipt of a Notice of Conversion to the extent funds are legally available therefor, at any time and from time to time, in whole or in part, at a redemption price equal to 105% of the Stated Value of each Series B Preferred Share being redeemed plus accrued and unpaid dividends thereon ("Redemption Price"). The Holder may provide the Corporation with a Notice of Conversion within 15 days after Holder's receipt of a notice of redemption from the Corporation. The Corporation is not obligated to provide for redemption of the Series B Preferred Shares through a sinking fund. The Corporation must redeem the Series B Preferred Shares at the Redemption Price on the fifth anniversary of the Issuance Date.

             (ii) The Corporation shall not optionally redeem the Series B Preferred Shares or any other Pari Passu Securities in whole or in part without redeeming, on a pro rata basis, all outstanding Pari Passu Securities in accordance with the relative amounts due the holders of Pari Passu Securities on redemption.

             (iii) Series B Preferred Shares which have been redeemed or converted shall be deemed retired and shall thereafter resume the status of authorized and unissued Blank Check Preferred Shares, undesignated as to series, and may be redesignated and reissued as part of any new series of Blank Check Preferred Shares other than Series B Preferred Shares.

             (iv)  Notwithstanding  the  foregoing  provisions  of this  Section
(d)(3) of this Schedule "A", unless the full cumulative dividends on all outstanding Series B Preferred Shares shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the Series B Preferred Shares may be redeemed.

             (v) No redemption shall be made and no sum set aside for such redemption unless at the time thereof (i) all accrued and unpaid dividends payable on any Senior Securities (as defined in Section (d)(6) herein) have been paid in full, (ii) all required mandatory redemptions on Senior Securities have been made in full and (iii) all optional redemptions of Senior Securities, if any, previously declared, have been made in full. No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Corporation, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.

             (vi) If any redemption shall at any time be prohibited by the Act, the same shall be deferred until such time as the redemption can occur in full compliance with the Act.

             (vii) In the event the Corporation shall redeem any Series B Preferred Shares, notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than twenty-one (21) days prior to the date fixed by the Board for redemption to each holder of Series B Preferred Shares at the address that appears on the Corporation's share record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the Holder to whom the Corporation has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the number of Series B Preferred Shares to be redeemed;
(iii) the Redemption Price; (iv) the place or places where certificates for Series B Preferred Shares are to be surrendered for payment and (v) that dividends on the redeemed shares shall cease to accrue on such redemption date. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price of the shares called for redemption) dividends on the shares called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (other than the right to receive the Redemption Price). Upon surrender of the certificates for the Series B Preferred Shares accompanied by appropriate stock powers, the shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate representing the Series B Preferred Shares not so redeemed shall be issued to the holder without cost.

         (6) Rank

             The Series B Preferred Shares shall, as to dividends, redemptions, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Corporation's Common Shares; (ii) prior to any class or series of any other shares of the Corporation hereafter created that, by its terms, ranks junior to the Series B Preferred Shares ("Junior Securities"); (iii) junior to any class or series of any other shares of the Corporation hereafter created (with the consent of the holders of a majority of the outstanding Series A Preferred Shares and the holders of a majority of the outstanding Series B Preferred Shares) which by its terms ranks senior to the Series B Preferred Shares ("Senior Securities"); and (iv) pari passu with the Corporation's Series A Preferred Shares and any other series of Blank Check Preferred Shares of the Corporation hereafter created (with the consent of the holders of a majority of the outstanding Series A Preferred Shares and the holders of a majority of the outstanding Series B Preferred Shares) which by its terms ranks on a parity ("Pari Passu Securities") with the Series B Preferred Shares.

         (7) Liquidation Preference

             If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation's assets in one transaction or in a series of related transactions (a "Liquidation Event"), no distribution shall be made to the holders of any shares of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless, prior thereto, the Holders of Series B Preferred Shares shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Shares and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Shares and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Corporation of shares of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. The "Liquidation Preference" with respect to a Series B Preferred Share means an amount equal to the Stated Value thereof, plus the accrued but unpaid dividends thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

         (8) Voting Rights

             The Holders of the Series B Preferred Shares have no voting power whatsoever, except as otherwise provided by the Act. To the extent that under the Act the vote of the Holders of the Series B Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding Series B Preferred Shares represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding Series B Preferred Shares (except as otherwise may be required under the Act) shall constitute the approval of such action by the class. To the extent that under the Act Holders of the Series B Preferred Shares are entitled to vote on a matter with holders of Common Shares, voting together as one class, each Series B Preferred Share shall be entitled to a number of votes equal to the number of Common Shares into which it is then convertible (subject to the limitations contained herein) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

         (9) Miscellaneous

             (i) If any Series B Preferred Shares are converted, the shares so converted shall be cancelled, shall return to the status of authorized, but unissued Blank Check Preferred Shares of no designated series, and shall not be issuable by the Corporation as Series B Preferred Shares.

             (ii) Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series B Preferred Shares certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Series B Preferred Shares certificate(s), the Corporation shall execute and deliver new Series B Preferred Shares certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Series B Preferred Shares certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series B Preferred Shares.

             (iii) Upon submission of a Notice of Conversion by a Holder of Series B Preferred Shares, (i) the shares covered thereby shall be deemed converted into Units and (ii) the Holder's rights as a Holder of such converted Series B Preferred Shares shall cease and terminate, excepting only the right to receive certificates for the Unit Shares and the Unit Warrants and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all the Unit Shares and the Unit Warrants prior to the tenth business day after the expiration of the delivery period with respect to a conversion of Series B Preferred Shares for any reason, then (unless the Holder otherwise elects to retain its status as a holder of the Unit Shares and the Unit Warrants by so notifying the Corporation within five business days after the expiration of such 10 business day period) the Holder shall regain the rights of a Holder of Series B Preferred Shares with respect to such unconverted Series B Preferred Shares and the Corporation shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Corporation's failure to convert Series B Preferred Shares.

             (iv) The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series B Preferred Shares and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series B Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(E) PREEMPTIVE RIGHTS

         No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

                     Schedule "B" to Articles of Continuance
                                       of
                               ASSURE ENERGY, INC.


                            dated the day of , 2004.


9.       OTHER RULES OR PROVISIONS (IF ANY):

         (i) The Directors of the Corporation may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at anytime exceed one-third of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

         (ii) Meetings of shareholders of the Corporation shall be held in the City of Vancouver in the Province of British Columbia, in the City of Toronto in the Province of Ontario, in the City of Montreal in the Province of Quebec, in the City of St. John's in the Province of New Foundland, in the City of Halifax in the Province of Nova Scotia, in the City of New York in the State of New York, or anywhere in the Province of Alberta that the directors determine.

                                                                      APPENDIX D


                         BY-LAWS OF ASSURE ENERGY, INC.
                             AN ALBERTA CORPORATION

                                   SECTION 1.
                         DEFINITIONS AND INTERPRETATION

(1)               DEFINITIONS

In the By-laws, unless the context otherwise requires:

(a)      "ABCA" means the Business Corporations Act (Alberta), as amended;

(b)      "appoint" includes elect and vice versa;

(c) "Articles" includes the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution and articles of revival of the Corporation, and any amendment to any of them;

(d)      "Board" means the board of directors of the Corporation;

(e) "By-laws" means this by-law and all other by-laws of the Corporation from time to time in force;

(f)      "Corporation" means Assure Energy, Inc.;

(g) "Director" means an individual who is elected or appointed as a director of the Corporation;

(h) "Indemnified Party" has the meaning set out in section I.A.8 for purposes of that section;

(i)      "Officer" means an officer of the Corporation appointed by the Board;

(j) "Record Date" means, for the purpose of determining Shareholders entitled to receive notice of a meeting of Shareholders:

         i) the date fixed in advance by the Board for that determination which precedes the date on which the meeting is to be held by not more than 50 days and not less than 21 days,

         ii) if no date is fixed by the Board, at the close of business on the last business day which precedes the day on which the notice is sent, or

         iii) if no notice is sent, the day on which the meeting is held;

(k)      "Recorded Address" means:

         i) in the case of a Shareholder, the Shareholder's latest address as shown in the Corporation's records or those of its transfer agent,

         ii) in the case of joint Shareholders, the latest address as shown in the Corporation's records or those of its transfer agent in respect of those joint holders, or the first address appearing if there is more than one address,

         iii) in the case of a Director, the Director's latest address as shown in the Corporation's records or in the last notice of directors filed with the Registrar, and

         iv) in the case of an Officer or auditor of the Corporation, that person's latest address as shown in the Corporation's records;

(l) "Registrar" means the Registrar of Corporations or a Deputy Registrar of Corporations appointed under the ABCA;

(m) "Regulations" means the Regulations, as amended, in force from time to time under the ABCA; and

(n)      "Shareholder" means a shareholder of the Corporation.

(2)      INTERPRETATION

In the By-laws, except if defined in this section or the context does not permit:

(a) words and expressions defined or used in the ABCA have the meaning or use given to them in the ABCA;

(b)      words importing the singular include the plural and vice versa;

(c)      words importing gender include masculine,  feminine and neuter genders;
         and

(d)      words importing persons include bodies corporate.

(3)      HEADINGS

The headings used in the By-laws are inserted for convenience of reference only. The headings are not to be considered or taken into account in construing the terms of the By-laws nor are they to be deemed in any way to clarify, modify or explain the effect of any term of the By-laws.

(4)      BY-LAWS SUBJECT TO THE ABCA

The By-laws are subject to the ABCA and the Regulations, to any unanimous shareholder agreement and to the Articles, in that order.

                                   SECTION 2.

                           BUSINESS OF THE CORPORATION

(1)               EXECUTION OF DOCUMENTS

Documents may be executed on behalf of the Corporation in the manner and by the persons the Board may designate by resolution.

(2)               CHEQUES, DRAFTS AND NOTES

Cheques, drafts or orders for the payment of money, notes, acceptances and bills of exchange must be signed in the manner and by the persons the Board may designate by resolution.

(3)               CORPORATE SEAL

The Board may, by resolution, adopt a corporate seal containing the name of the Corporation as the corporate seal. A document issued by or executed on behalf of the Corporation is not invalid only because the corporate seal is not affixed to that document. A document requiring authentication by the Corporation does not need to be under seal.

(4)               BANKING ARRANGEMENTS

The Board may open any bank accounts the Corporation may require at a financial institution designated by resolution of the Board. The Board may adopt, authorize, execute or deposit any document furnished or required by the financial institution and may do any other thing as may be necessarily incidental to the banking and financial arrangements of the Corporation.

(5)               VOTING RIGHTS IN OTHER BODIES CORPORATE

The persons designated by the Board to execute documents on behalf of the Corporation may execute and deliver instruments of proxy and arrange for the issue of voting certificates or other evidence of the right to exercise voting rights attached to any securities held by the Corporation in another body corporate. The instruments, certificates or other evidence shall be in favour of the person that is designated by the persons executing the instruments of proxy or arranging for the issue of voting certificates or other evidence of the right to exercise voting rights. In addition, the Board may direct the manner in which and the person by whom any particular voting right or class of voting rights may be exercised.

(6)               WITHHOLDING INFORMATION FROM SHAREHOLDERS

No Shareholder is entitled to obtain any information respecting any detail or conduct of the Corporation's business which, in the opinion of the Board, would not be in the best interests of the Shareholders or the Corporation to communicate to the public.

The Board may determine whether and under what conditions the accounts, records and documents of the Corporation are open to inspection by the Shareholders. No Shareholder has a right to inspect any account, record or document of the Corporation except as conferred by the ABCA or authorized by resolution of the Board or by resolution passed at a meeting of Shareholders.

(7)               DIVISIONS

The Board may cause any part of the business and operations of the Corporation to be segregated or consolidated into one or more divisions upon the basis the Board considers appropriate. Any division may be designated by the name the Board determines and may transact business under that name. The name of the Corporation must be set out in legible characters in and on all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of any division of the Corporation.

                                   SECTION 3.
                                    BORROWING

(1)               BORROWING POWER

Without limiting the borrowing power of the Corporation provided by the ABCA, the Board may, without authorization of the Shareholders:

(a)      borrow money on the credit of the Corporation;

(b)      issue, reissue, sell or pledge debt obligations of the Corporation;

(c) subject to section 45 of the ABCA, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The Directors may, by resolution, delegate to a Director, a committee of Directors or an Officer all or any of the powers conferred on them by this section.

                                   SECTION 4.
                                    DIRECTORS

(1)               MANAGEMENT OF BUSINESS

The Board shall manage the business and affairs of the Corporation. Every Director must comply with the ABCA, the Regulations, the Articles and the By-laws.

(2)               QUALIFICATION

A person is disqualified for election as a Director if that person:

(a) is less than 18 years of age;

(b) is

         i) a dependant adult as defined in the Dependent Adults Act (Alberta) or the subject of a certificate of incapacity under that Act,

         ii) a formal patient as defined in the Mental Health Act (Alberta),

         iii) the subject of an order under The Mentally Incapacitated Persons Act (Alberta) appointing a committee of his or her person, estate or both, or

         iv) a person who has been found to be of unsound mind by a court elsewhere than in Alberta;

(c) is not an individual; or

(d) has the status of bankrupt.

A Director is not required to hold shares issued by the Corporation.

(3)               NUMBER OF DIRECTORS

The Board is to consist of that number of Directors permitted by the Articles. In the event the Articles permit a minimum and maximum number of Directors, the Board is to consist of the number of Directors the Shareholders determine by ordinary resolution. The number of Directors at any one time may not be less than the minimum or more than the maximum number permitted by the Articles.

(4)               INCREASE NUMBER

The Shareholders may amend the Articles to increase the number, or the minimum or maximum number, of Directors. Upon the adoption of an amendment increasing the number or minimum number of Directors, the Shareholders may, at the meeting at which they adopt the amendment, elect the additional number of Directors authorized by the amendment. Upon the issue of a certificate of amendment, the Articles are deemed to be amended as of the date the Shareholders adopted the amendment.

(5)               DECREASE NUMBER

The Shareholders may amend the Articles to decrease the number, or the minimum or maximum number, of Directors. No decrease shortens the term of an incumbent Director.

(6)               ELECTION AND TERM

Each Director named in the notice of directors filed at the time of incorporation holds office from the issue of the certificate of incorporation until the first meeting of Shareholders. The Shareholders are to elect Directors by ordinary resolution at the first meeting of Shareholders and at each succeeding annual meeting at which an election of Directors is required. The elected Directors are to hold office for a term expiring not later than the close of the next annual meeting of Shareholders following the election. A Director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of Shareholders following the Director's election. If Directors are not elected at a meeting of Shareholders, the incumbent Directors continue in office until their respective successors are elected.

(7)               REMOVAL OF DIRECTORS

The Shareholders may by ordinary resolution passed at a special meeting of Shareholders remove a Director from office. Any vacancy created by the removal of a Director may be filled at the meeting at which the Director was removed, failing which the vacancy may be filled by a quorum of Directors.

(8)               CONSENT

No election or appointment of an individual as a Director is effective unless:

(a) the individual was present at the meeting when elected or appointed and did not refuse to act as Director; or

(b) if the individual was not present at the meeting when elected or appointed as a Director, the individual

         i) consented in writing to act as a Director before the individual's election or appointment or within 10 days after it, or

         ii) has acted as a Director pursuant to the election or appointment.

(9)               CEASING TO HOLD OFFICE

A Director ceases to hold office when:

(a) the Director dies or resigns;

(b) the Director is removed from office by the Shareholders who elected the Director; or

(c) the Director ceases to be qualified for election as a Director under subsection (2).

A Director's resignation is effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later.

(10)              FILLING VACANCIES

A quorum of Directors may fill a vacancy in the Board, except a vacancy resulting from an increase in the number or minimum number of Directors or from a failure to elect the number or minimum number of Directors required by the Articles. If there is not a quorum of Directors, or if there has been a failure to elect the number or minimum number of Directors required by the Articles, the Directors then in office must immediately call a special meeting of Shareholders to fill the vacancy. If the Directors fail to call a meeting, or if there are no Directors then in office, the meeting may be called by any Shareholder.

(11)              DELEGATION TO A MANAGING DIRECTOR OR COMMITTEE

The Directors may appoint from their number a Managing Director or a committee of Directors. At least half of the members of a committee of Directors must be resident Canadians. A Managing Director must be a resident Canadian. The Directors may delegate to a Managing Director or a committee of Directors any of the powers of the Directors. However, no Managing Director and no committee of Directors has authority to:

(a) submit to the Shareholders any question or matter requiring the approval of the Shareholders;

(b)      fill a vacancy among the Directors or in the office of auditor;

(c) issue securities, except in the manner and on the terms authorized by the Directors;

(d)      declare dividends;

(e) purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the Directors;

(f) pay a commission in connection with the sale of shares of the Corporation;

(g)      approve a management proxy circular;

(h)      approve any financial statements; or

(i)      adopt, amend or repeal By-laws.

(12)              REMUNERATION AND EXPENSES

The Directors are entitled to receive remuneration for their services in the amount the Board determines. Subject to the Board's approval, the Directors are also entitled to be reimbursed for traveling and other expenses incurred by them in attending meetings of the Board or any committee of Directors or in the performance of their duties as Directors.

Nothing contained in the By-laws precludes a Director from serving the Corporation in another capacity and receiving remuneration for acting in that other capacity.

The Directors must disclose to the Shareholders the aggregate remuneration paid to the Directors. The disclosure must be in a written document to be placed before the Shareholders at every annual meeting of Shareholders and must relate to the same time period as the financial statements required to be presented at the meeting relate to.

(13)              ANNUAL FINANCIAL STATEMENTS

The Board must place before the Shareholders at every annual meeting of Shareholders financial statements which have been approved by the Board as evidenced by the signature of one or more of the Directors, the report of the auditor and any further information respecting the financial position of the Corporation and the results of its operations that is required by the ABCA, the Regulations, the Articles, the By-laws or any unanimous shareholder agreement.

                                   SECTION 5.

                              MEETINGS OF DIRECTORS

(1)               CALLING MEETINGS

The Chairperson of the Board, the Managing Director or any Director may call a meeting of Directors. A meeting of Directors or of a committee of Directors may be held within or outside of Alberta at the time and place indicated in the notice referred to in subsection (2).

(2)               NOTICE

Notice of the time and place of a meeting of Directors or any committee of Directors must be given to each Director or each Director who is a member of a committee not less than 48 hours before the time fixed for that meeting. Notice must be given in the manner prescribed in section I.A.11. A notice of a meeting of Directors need not specify the purpose of the business to be transacted at the meeting except when the business to be transacted deals with a proposal to:

(a) submit to the Shareholders any question or matter requiring the approval of the Shareholders;

(b) fill a vacancy among the Directors or in the office of auditor;

(c) issue securities;

(d) declare dividends;

(e) purchase, redeem or otherwise acquire shares issued by the Corporation;

(f) pay a commission in connection with the sale of shares of the Corporation;

(g) approve a management proxy circular;

(h) approve any financial statements; or

(i) adopt, amend or repeal By-laws.

(3)               NOTICE OF ADJOURNED MEETING

Notice of an adjourned meeting of Directors is not required if a quorum is present at the original meeting and if the time and place of the adjourned meeting is announced at the original meeting. If a meeting is adjourned because a quorum is not present, notice of the time and place of the adjourned meeting must be given as for the original meeting. The adjourned meeting may proceed with the business to have been transacted at the original meeting, even though a quorum is not present at the adjourned meeting.

(4)               MEETINGS WITHOUT NOTICE

No notice of a meeting of Directors or of a committee of Directors needs to be given:

(a) to a newly elected Board following its election at an annual or special meeting of Shareholders; or

(b) for a meeting of Directors at which a Director is appointed to fill a vacancy in the Board, if a quorum is present.

(5)               WAIVER OF NOTICE

A Director may waive, in any manner, notice of a meeting of Directors or of a committee of Directors. Attendance of a Director at a meeting of Directors or of a committee of Directors is a waiver of notice of the meeting, except when the Director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(6)               QUORUM

The Directors may fix the quorum for meetings of Directors or of a committee of Directors, but unless so fixed, a majority of the Directors or of a committee of Directors holding office at the time of the meeting constitutes a quorum. Subject to the provisions of the ABCA, no business may be transacted unless at least half of the Directors present are resident Canadians.

(7)               REGULAR MEETINGS

The Board may by resolution establish one or more days in a month for regular meetings of the Board at a time and place to be named in the resolution. No notice is required for a regular meeting.

(8)               CHAIRPERSON OF MEETINGS

The chairperson of any meeting of Directors is the first mentioned of the following Officers (if appointed) who is a Director and is present at the meeting: Chairperson of the Board, Managing Director, or President. If none of the foregoing Officers are present, the Directors present may choose one of their number to be chairperson of the meeting.

(9)               DECISION ON QUESTIONS

Every resolution submitted to a meeting of Directors or of a committee of Directors must be decided by a majority of votes cast at the meeting. In the case of an equality of votes, the chairperson does not have a casting vote.

(10)              MEETING BY TELEPHONE

If all the Directors consent, a Director may participate in a meeting of Directors or of a committee of Directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other. A Director participating in a meeting by means of telephone or other communication facilities is deemed to be present at the meeting.

(11)              RESOLUTION IN LIEU OF MEETING

A resolution in writing signed by all the Directors entitled to vote on that resolution at a meeting of Directors or committee of Directors is as valid as if it had been passed at a meeting of Directors or committee of Directors. A resolution in writing takes effect on the date it is expressed to be effective.

A resolution in writing may be signed in one or more counterparts, all of which together constitute the same resolution. A counterpart signed by a Director and transmitted by facsimile or other device capable of transmitting a printed message is as valid as an originally signed counterpart.

                                   SECTION 6.

                      OFFICERS AND APPOINTEES OF THE BOARD

(1)               APPOINTMENT OF OFFICERS

The Directors may designate the offices of the Corporation, appoint as officers individuals of full capacity, specify their duties and delegate to them powers to manage the business and affairs of the Corporation, except those powers referred to in section I.A.4 which may not be delegated to a Managing Director or to a committee of Directors. Unless required by the By-laws, an Officer does not have to be a Director. The same individual may hold two or more offices of the Corporation.

(2)               TERM OF OFFICE

An Officer holds office from the date of the Officer's appointment until a successor is appointed or until the Officer's resignation or removal. An officer may resign by giving written notice to the Board. All Officers are subject to removal by the Board, with or without cause.

(3)               DUTIES OF OFFICERS

An Officer has all the powers and authority and must perform all the duties usually incident to, or specified in the By-laws or by the Board for, the office held.

(4)               REMUNERATION

The Officers are entitled to receive remuneration for their services in the amount the Board determines. The Directors must disclose to the Shareholders the aggregate remuneration paid to the five highest Officers in accordance with the rules and regulations of any stock exchange on which its shares are listed. The disclosure must be in a written document to be placed before the Shareholders at every annual meeting of Shareholders and must relate to the same time period as the financial statements required to be presented at the meeting relate to.

(5)               CHAIRPERSON OF THE BOARD

If appointed and present at the meeting, the Chairperson of the Board presides at all meetings of Directors, committees of Directors and, in the absence of the President, at all meetings of Shareholders. The Chairperson of the Board must be a Director.

(6)               MANAGING DIRECTOR

If appointed, the Managing Director is responsible for the general supervision of the affairs of the Corporation. During the absence or disability of the Chairperson of the Board, or if no Chairperson of the Board has been appointed, the Managing Director exercises the functions of that office. Subject to section I.A.4, the Board may delegate to the Managing Director any of the powers of the Board.

(7)               PRESIDENT

If appointed, the President is the chief executive officer of the Corporation responsible for the management of the business and affairs of the Corporation. During the absence or disability of the Managing Director, or if no Managing Director has been appointed, the President also exercises the functions of that office. The President may not preside as chairperson at any meeting of the Directors or of any committee of Directors unless the President is a Director.

(8)               VICE-PRESIDENT

During the absence or disability of the President, or if no President has been appointed, the Vice-President or if there is more than one, the Vice-President designated by the Board, exercises the functions of the office of the President.

(9)               SECRETARY

If appointed, the Secretary shall call meetings of the Directors or of a committee of Directors at the request of a Director. The Secretary shall attend all meetings of Directors, of committees of Directors and of Shareholders and prepare and maintain a record of the minutes of the proceedings. The Secretary is the custodian of the corporate seal, the minute book and all records, documents and instruments belonging to the Corporation.

(10)              TREASURER

If appointed, the Treasurer is responsible for the preparation and maintenance of proper accounting records, the deposit of money, the safe-keeping of securities and the disbursement of funds of the Corporation. The Treasurer must render to the Board an account of all financial transactions of the Corporation upon request.

(11)              AGENTS AND ATTORNEYS

The Board has the power to appoint agents or attorneys for the Corporation in or outside of Canada with any power the Board considers advisable.

                                   SECTION 7.

                              CONFLICT OF INTEREST

(1)               DISCLOSURE OF INTEREST

A Director or Officer who:

(a) is a party to a material contract or proposed material contract with the Corporation; or

(b) is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation,

must disclose in writing to the Corporation or request to have entered in the minutes of meetings of the Directors the nature and extent of the Director's or Officer's interest.

(2)               APPROVAL AND VOTING

A Director or Officer must disclose in writing to the Corporation, or request to have entered in the minutes of meetings of Directors, the nature and extent of the Director's or Officer's interest in a material contract or proposed material contract if the contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or the Shareholders. The disclosure must be made immediately after the Director or Officer becomes aware of the contract or proposed contract. A Director who is required to disclose an interest in a material contract or proposed material contract may not vote on any resolution to approve the contract unless the contract is:

(a) an arrangement by way of security for money lent to or obligations undertaken by the Director, or by a body corporate in which the Director has an interest, for the benefit of the Corporation or an affiliate;

(b) a contract relating primarily to the Director's remuneration as a Director or Officer, employee or agent of the Corporation or as a director, officer, employee or agent of an affiliate;

(c)      a contract for indemnity or insurance under the ABCA; or

(d)      a contract with an affiliate.

(3)      EFFECT OF CONFLICT OF INTEREST

If a material contract is made between the Corporation and a Director or Officer, or between the Corporation and another person of which a Director or Officer is a director or officer or in which the Director or Officer has a material interest:

(a) the contract is neither void nor voidable by reason only of that relationship, or by reason only that a Director with an interest in the contract is present at or is counted to determine the presence of a quorum at a meeting of Directors or committee of Directors that authorized the contract; and

(b) a Director or Officer or former Director or Officer to whom a profit accrues as a result of the making of the contract is not liable to account to the Corporation for that profit by reason only of holding office as a Director or Officer, if the Director or Officer disclosed the Director's or Officer's interest in the contract in the manner prescribed by the ABCA and the contract was approved by the Board or the Shareholders and was reasonable and fair to the Corporation at the time it was approved.

                                   SECTION 8.

                          LIABILITY AND INDEMNIFICATION

(1)               LIMITATION OF LIABILITY

Every Director and Officer in exercising the powers and discharging the duties of office must act honestly and in good faith with a view to the best interests of the Corporation and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No Director or Officer is liable for:

(a) the acts, omissions or defaults of any other Director or Officer or an employee of the Corporation;

(b) any loss, damage or expense incurred by the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation;

(c) the insufficiency or deficiency of any security in or upon which any of the money of the Corporation is invested;

(d) any loss or damage arising from the bankruptcy, insolvency or tortious or criminal acts of any person with whom any of the Corporation's money is, or securities or other property are, deposited;

(e)      any loss occasioned by any error of judgment or oversight; or

(f) any other loss, damage or misfortune which occurs in the execution of the duties of office or in relation to it,

unless occasioned by the wilful neglect or default of that Director or Officer. Nothing in this By-law relieves any Director or Officer of any liability imposed by the ABCA or otherwise by law.

(2)               INDEMNITY

The Corporation shall indemnify a Director or Officer, a former Director or Officer and a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (the "Indemnified Parties") and the heirs and legal representatives of each of them, against all costs, charges and expenses, which includes, without limiting the generality of the foregoing, the fees, charges
and        disbursements        of       legal        counsel        on       an
as-between-a-solicitor-and-the-solicitor's-own-client basis and an amount paid to settle an action or satisfy a judgment, reasonably incurred by an Indemnified Party, or the heirs or legal representatives of an Indemnified Party, or both, in respect of any action or proceeding to which any of them is made a party by reason of an Indemnified Party being or having been a Director or Officer or a director or officer of that body corporate, if:

(a) the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party's conduct was lawful.

The Corporation shall indemnify an Indemnified Party and the heirs and legal representatives of an Indemnified Party in any other circumstances that the ABCA permits or requires. Nothing in this By-law limits the right of a person entitled to indemnity to claim indemnity apart from the provisions of this By-law.

(3)               INSURANCE

The Corporation may purchase and maintain insurance for the benefit of a person referred to in subsection (2) against the liabilities and in the amounts the ABCA permits and the Board approves.

                                   SECTION 9.
                                   SECURITIES

(1)               SHARES

Shares of the Corporation may be issued at the times, to the persons and for the consideration the Board determines. No share may be issued until the consideration for the share is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money that the Corporation would have received if the share had been issued for money.

(2)               OPTIONS AND OTHER RIGHTS TO ACQUIRE SECURITIES

The Corporation may issue certificates, warrants or other evidences of conversion privileges, options or rights to acquire securities of the Corporation. The conditions attached to the conversion privileges, options and rights must be set out in the certificates, warrants or other evidences or in certificates evidencing the securities to which the conversion privileges, options or rights are attached.

(3)               COMMISSIONS

The Board may authorize the Corporation to pay a reasonable commission to any person in consideration of that person purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for shares of the Corporation.

(4)               SECURITIES REGISTER

The Corporation shall maintain at its records office a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities:

(a) the names, alphabetically arranged and the latest known address of each person who is or has been a security holder;

(b) the number of securities held by each security holder; and

(c) the date and particulars of the issue and transfer of each security.

The Corporation shall keep information relating to a security holder that is entered in the securities register for at least seven years after the security holder ceases to be a security holder.

(5)               TRANSFER AGENTS AND REGISTRARS

The Corporation may appoint one or more trust corporations as its agent to maintain a central securities register and one or more agents to maintain a branch securities register. An agent may be designated as a transfer agent or a branch transfer agent, and a registrar, according to the agent's function. An agent's appointment may be terminated at any time. The Board may provide for the registration or transfer of securities by a transfer agent, branch transfer agent or registrar.

(6)               DEALINGS WITH REGISTERED HOLDERS

The Corporation may treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of an owner of the security.

(7)               TRANSFERS OF SECURITIES

Securities of the Corporation may be transferred in the form of a transfer endorsement on the security certificates issued in respect of the securities of the Corporation, or in any form of transfer endorsement which may be approved by resolution of the Board.

(8)               REGISTRATION OF TRANSFERS

If a security in registered form is presented for registration of transfer, the Corporation must register the transfer if:

(a) the security is endorsed by the person specified by the security or by special endorsement to be entitled to the security or by the person's successor, fiduciary, survivor, attorney or authorized agent, as the case may be;

(b) reasonable assurance is given that the endorsement is genuine and effective;

(c) the Corporation has no duty to inquire into adverse claims, or has discharged its duty to do so;

(d) any applicable law relating to the collection of taxes has been complied with;

(e)      the transfer is rightful or is to a bona fide purchaser; and

(f) the fee prescribed by the Board for a security certificate issued in respect of a transfer has been paid.

(9)               LIEN

If the Articles provide that the Corporation has a lien on a share registered in the name of a Shareholder or the Shareholder's legal representative for a debt of the Shareholder to the Corporation, and the Shareholder is indebted to the Corporation, the Corporation may refuse to register any transfer of the holder's shares pending enforcement of the lien.

(10)              SECURITY CERTIFICATES

Security certificates and acknowledgments of a security holder's right to obtain a security certificate must be in a form the Board approves by resolution. A security certificate must be signed by at least one Director or Officer. Unless the Board otherwise determines, security certificates representing securities in respect of which a transfer agent or registrar has been appointed are not valid unless countersigned by or on behalf of the transfer agent or registrar. Any signature may be printed or otherwise mechanically reproduced on a security certificate. If a security certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate, notwithstanding that the person has ceased to be a Director or Officer, and the security certificate is as valid as if the person were a Director or Officer at the date of issue.

(11)              ENTITLEMENT TO A SECURITY CERTIFICATE

A security holder is entitled at the holder's option to a security certificate or to a non-transferable written acknowledgment of the holder's right to obtain a security certificate from the Corporation in respect of the securities of the Corporation held by that holder.

(12)              SECURITIES HELD JOINTLY

The Corporation is not required to issue more than one security certificate in respect of securities held jointly by several persons. Delivery of a certificate to one of the joint holders is sufficient delivery to all of them. Any one of the joint holders may give effectual receipts for the certificate issued in respect of the securities or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of the security.

(13)              REPLACEMENT OF SECURITY CERTIFICATES

The Board or an Officer or agent designated by the Board may in its or the Officer's or agent's discretion direct the issue of a new security certificate in place of a certificate that has been lost, destroyed or wrongfully taken. A new security certificate may be issued only on payment of a reasonable fee and on any terms as to indemnity, reimbursement of expenses and evidence of loss of title as the Board may prescribe.

(14)              FRACTIONAL SHARES

The Corporation may issue a certificate for a fractional share or may issue in its place scrip certificates in a form that entitles the holder to receive a certificate for a full share by exchanging scrip certificates aggregating a full share. The Directors may attach conditions to any scrip certificates issued by the Corporation, including conditions that:

(a) the scrip certificates become void if they are not exchanged for a share certificate representing a full share before a specified date; and

(b) any shares for which those scrip certificates are exchangeable may, notwithstanding any pre-emptive right, be issued by the Corporation to any person and the proceeds of those shares distributed rateably to the holders of the scrip certificates.

                                   SECTION 10.

                            MEETINGS OF SHAREHOLDERS

(1)               ANNUAL MEETING OF SHAREHOLDERS

The Board must call an annual meeting of Shareholders to be held not later than 18 months after the date of incorporation and subsequently, not later than 15 months after holding the last preceding annual meeting. An annual meeting is to be held for the purposes of considering the financial statements and auditor's report, fixing the number of Directors for the following year, electing Directors, appointing an auditor and transacting any other business that may properly be brought before the meeting.

(2)               SPECIAL MEETINGS OF SHAREHOLDERS

The Board may at any time call a special meeting of Shareholders.

(3)               SPECIAL BUSINESS

All business transacted at a special meeting of Shareholders and all business transacted at an annual meeting of Shareholders, except consideration of the financial statements and auditor's report, fixing the number of Directors for the following year, election of Directors and reappointment of the incumbent auditor, is deemed to be special business.

(4)               PLACE AND TIME OF MEETINGS

Meetings of Shareholders may be held at the place within Alberta and at the time the Board determines. A meeting of Shareholders may be held outside Alberta if all the Shareholders entitled to vote at that meeting agree to holding the meeting outside Alberta. A Shareholder who attends a meeting of Shareholders held outside Alberta is deemed to have agreed to holding the meeting outside Alberta, except when the Shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held. Notwithstanding the foregoing, a meeting of Shareholders may be held outside of Alberta at one or more places specified in the Articles.

(5)               NOTICE OF MEETINGS

Notice of the time and place of a meeting of Shareholders must be sent not less than 21 days and not more than 50 days before the meeting to:

(a) each Shareholder entitled to vote at the meeting;

(b) each Director; and

(c) the auditor of the Corporation.

Notice of a meeting of Shareholders called for the purpose of transacting any business other than consideration of the financial statements and auditor's report, fixing the number of Directors for the following year, election of Directors and reappointment of the incumbent auditor must state the nature of the business to be transacted in sufficient detail to permit a Shareholder to form a reasoned judgment on that business and must state the text of any special resolution to be submitted to the meeting.

(6)               NOTICE OF ADJOURNED MEETINGS

With the consent of the Shareholders present at a meeting of Shareholders, the chairperson may adjourn that meeting to another fixed time and place. If a meeting of Shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days, it is not necessary to give notice of the adjourned meeting, other than by verbal announcement at the time of the adjournment. If a meeting of Shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting must be given as for the original meeting. The adjourned meeting may proceed with the business to have been transacted at the original meeting, even though a quorum is not present at the adjourned meeting.

(7)               WAIVER OF NOTICE

A Shareholder and any other person entitled to attend a meeting of Shareholders may waive in any manner notice of a meeting of Shareholders. Attendance of a Shareholder or other person at a meeting of Shareholders is a waiver of notice of the meeting, except when the Shareholder or other person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(8)               SHAREHOLDER LIST

If the Corporation has more than 15 Shareholders entitled to vote at a meeting of Shareholders, the Corporation must prepare a list of Shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each Shareholder,

(a)      if a Record Date is fixed, not later than 10 days after that date; or

(b)      if no Record Date is fixed,

         i at the close of business on the last business day preceding the day on which the notice is given, or

         ii if no notice is given, on the day on which the meeting is held.

A Shareholder may examine the list of Shareholders:

(c) during usual business hours at the Corporation's records office or at the place where its central securities register is maintained; and

(d)      at the meeting of Shareholders for which the list was prepared.

(9)      PERSONS ENTITLED TO VOTE

A person named in a list of Shareholders is entitled to vote the shares shown opposite the person's name at the meeting to which the list relates, except to the extent that:

(a) i if a Record Date is fixed, the person transfers ownership of any of the person's shares after the Record Date, or

         ii if no Record Date is fixed, the person transfers ownership of any of the person's shares after the date on which the list of Shareholders is prepared; and

(b)      the transferee of those shares

         i        produces properly endorsed share certificates, or

         ii       otherwise establishes ownership of the shares,
         and demands, not later than 10 days before the meeting, that the transferee's name be included in the list before the meeting,

in which case the transferee is entitled to vote the shares.

(10)              CHAIRPERSON OF MEETINGS

The chairperson of any meeting of Shareholders is the first mentioned of the following Officers (if appointed) who is present at the meeting: President, Chairperson of the Board or Managing Director. If none of the foregoing Officers are present, the Shareholders present and entitled to vote at the meeting may choose a chairperson from among those individuals present.

(11)              SCRUTINEER

If desired, one or more scrutineers, who need not be Shareholders, may be appointed by resolution or by the chairperson of the meeting with the consent of the meeting.

(12)              PROCEDURE AT MEETINGS

The chairperson of any meeting of Shareholders shall conduct the proceedings at the meeting in all respects. The chairperson's decision on any matter or thing relating to procedure, including, without limiting the generality of the foregoing, any question regarding the validity of any instrument of proxy or other evidence of authority to vote, is conclusive and binding upon the Shareholders.

(13)              PERSONS ENTITLED TO BE PRESENT

The only persons entitled to be present at a meeting of Shareholders are:

(a)      the Shareholders entitled to vote at the meeting;

(b)      the Directors;

(c)      the auditor of the Corporation; and

(d) any others who, although not entitled to vote, are entitled or required under any provision of the ABCA, any unanimous shareholder agreement, the Articles or the By-laws to be present at the meeting.

Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

(14)              QUORUM

A quorum of Shareholders is present at a meeting of Shareholders if at least two persons are present in person or by proxy, each of whom is entitled to vote at the meeting, and who hold or represent by proxy in the aggregate not less than 12.5% of the shares entitled to be voted at the meeting. If any share entitled to be voted at a meeting of Shareholders is held by two or more persons jointly, the persons or those of them who attend the meeting of Shareholders constitute only one Shareholder for the purpose of determining whether a quorum of Shareholders is present.

(15)              LOSS OF QUORUM

If a quorum is present at the opening of a meeting of Shareholders, the Shareholders present or represented by proxy may proceed with the business of the meeting, even if a quorum is not present throughout the meeting. If a quorum is not present at the opening of a meeting of Shareholders, the Shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

(16)              PROXY HOLDERS AND REPRESENTATIVES

A Shareholder entitled to vote at a meeting of Shareholders may by means of a proxy appoint a proxy holder and one or more alternate proxy holders, who are not required to be Shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy must be executed by the Shareholder or by the Shareholder's attorney authorized in writing and be in the form prescribed by the Regulations. A proxy is valid only at the meeting in respect of which it is given or any adjournment of that meeting. An instrument of proxy signed by a Shareholder and transmitted by facsimile or other device capable of transmittal, or a printed message is as valid as an originally executed instrument of proxy.

A Shareholder that is a body corporate or association may, by resolution of its directors or governing body, authorize an individual to represent it in person at a meeting of Shareholders. That individual's authority may be established by depositing with the Corporation prior to the commencement of the meeting a certified copy of the resolution passed by the Shareholder's directors or governing body or other evidence of the individual's authority to vote. A resolution or other evidence of authority to vote is valid only at the meeting in respect of which it is given or any adjournment of that meeting.

(17)              TIME FOR DEPOSIT OF PROXIES

The Board may specify in a notice calling a meeting of Shareholders a time not exceeding 48 hours, excluding Saturdays and holidays, preceding the meeting or an adjournment of the meeting before which proxies to be used at the meeting must be deposited with the Corporation or its agent. If no time for the deposit of proxies has been specified in a notice calling a meeting of Shareholders, a proxy to be used at the meeting must be deposited with the Secretary of the Corporation or the chairperson of the meeting prior to the commencement of the meeting.

(18)              REVOCATION OF PROXIES

A Shareholder may revoke a proxy:

(a) by depositing an instrument in writing executed by the Shareholder or by the Shareholder's attorney authorized in writing:

         i at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment of that meeting, at which the proxy is to be used, or

         ii with the chairperson of the meeting on the day of the meeting or an adjournment of the meeting; or

(b)      in any other manner permitted by law.

(19)              JOINT SHAREHOLDERS

If two or more persons hold shares jointly, one of those holders present at a meeting of Shareholders may, in the absence of the others, vote the shares. If two or more of those persons are present in person or by proxy, they must vote as one on the shares jointly held by them.

(20)              DECISION ON QUESTIONS

At every meeting of Shareholders all questions proposed for the consideration of Shareholders must be decided by the majority of votes, unless otherwise required by the ABCA or the Articles. In the case of an equality of votes, the chairperson of the meeting does not, either on a show of hands or verbal poll or on a ballot, have a casting vote in addition to the vote or votes to which the chairperson may be entitled as a Shareholder or proxy holder.

(21)              VOTING BY SHOW OF HANDS

Subject to subsection (22), voting at a meeting of Shareholders shall be by a show of hands of those present in person or represented by proxy or by a verbal poll of those present by telephone or other communication facilities. When a vote by show of hands has been taken upon a question, a declaration by the chairperson of the meeting that the vote has been carried, carried by a particular majority or not carried, an entry to that effect in the minutes of the meeting is conclusive evidence of the fact without proof of the number of votes recorded in favour of or against any resolution or other proceeding in respect of the question.

(22)              VOTING BY BALLOT

If a ballot is required by the chairperson of the meeting or is demanded by a Shareholder or proxy holder entitled to vote at the meeting, either before or on the declaration of the result of a vote by a show of hands or verbal poll, voting must be by ballot. A demand for a ballot may be withdrawn at any time before the ballot is taken. If a ballot is taken on a question, a prior vote on that question by show of hands or verbal poll has no effect.

(23)              NUMBER OF VOTES

At every meeting a Shareholder present in person or represented by proxy or present by telephone or other communication facilities and entitled to vote has one vote for each share held.

(24)              MEETING BY TELEPHONE

Any person described in subsection (13) may participate in a meeting of Shareholders by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other. A Shareholder participating in a meeting by means of telephone or other communication facilities is deemed to be present at the meeting.

(25)              RESOLUTION IN LIEU OF MEETING

A resolution in writing signed by all the Shareholders entitled to vote on that resolution at a meeting of Shareholders is as valid as if it had been passed at a meeting of Shareholders. A resolution in writing takes effect on the date it is expressed to be effective.

A resolution in writing may be signed in one or more counterparts, all of which together constitute the same resolution. A counterpart signed by a Shareholder and transmitted by facsimile or other device capable of transmitting a printed message is as valid as an originally signed counterpart.

                                   SECTION 11.
                                     NOTICES

(1)               METHOD OF NOTICE

A notice or document required to be sent to a Shareholder, Director, Officer or auditor of the Corporation may be given by personal delivery, prepaid transmitted or recorded communication or prepaid mail addressed to the recipient at the recipient's Recorded Address. A notice or document sent by personal delivery is deemed to be given when it is actually delivered. A notice or document sent by means of prepaid transmitted or recorded communication is deemed to be given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. A notice or document sent by mail is deemed to be given when deposited at a post office or in a public letter box.

(2)               NOTICE TO JOINT SHAREHOLDERS

If two or more persons are registered as joint holders of any share, a notice or document may be sent or delivered to all of them, but notice given to any one joint Shareholder is sufficient notice to the others.

(3)               NOTICE TO SUCCESSORS

Every person who, by operation of law, transfer, death of a Shareholder or any other means becomes entitled to any share, is bound by every notice in respect of the share which is sent or delivered to the Shareholder prior to the person's name and address being entered in the Corporation's securities register and prior to the person furnishing proof of authority or evidence of entitlement as prescribed by the ABCA. This subsection applies whether the notice was given before or after the event which resulted in the person becoming entitled to the share.

(4)               NON-RECEIPT OF NOTICES

If a notice or document is sent to a Shareholder, Director, Officer or auditor of the Corporation in accordance with subsection (1) and the notice or document is returned on three consecutive occasions, the Corporation is not required to give any further notice or documents to the person until that person informs the Corporation in writing of the person's new address.

(5)               FAILURE TO GIVE NOTICE

The accidental failure to give a notice to a Shareholder, Director, Officer or auditor of the Corporation, the non-receipt of a notice by the intended recipient or any error in a notice not affecting its substance does not invalidate any action taken at the meeting to which the notice relates.

(6)               EXECUTION OF NOTICES

Unless otherwise provided, the signature of any person designated by resolution of the Board to sign a notice or document on behalf of the Corporation may be written, stamped, typewritten or printed.

         MADE by the Directors as evidenced by the signature of the following Director effective ____________________, 2004.




                                                 -------------------------------



         CONFIRMED by the Shareholders as evidenced by the signature of the following Shareholder effective ____________________, 2004.




                                                 -------------------------------

                                                                      APPENDIX E


            SECTIONS 92A.300 - 92A.500 OF THE NEVADA REVISED STATUTES
                         -- RIGHTS OF DISSENTING OWNERS


         NRS 92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS
92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

         NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

         NRS 92A.310 "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation.

         NRS 92A.315 "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

         NRS 92A.320 "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         NRS 92A.325 "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

         NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

         NRS 92A.335 "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

         NRS 92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

         NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

         NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

         NRS  92A.370  RIGHTS  OF  DISSENTING   MEMBER  OF  DOMESTIC   NONPROFIT
CORPORATION.

         1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

         2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

         NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

         1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

         (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

                  (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

                  (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

         (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

         (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

         2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

         NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

         1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

         (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

         (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

                  (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                           (I) The surviving or acquiring entity; or

                           (II) Any other entity which, at the effective date of
the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

         (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

         2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

         NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

         1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

         2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

         (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

         (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

         NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

         2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

         NRS 92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

         (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (b) Must not vote his shares in favor of the proposed action.

         2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

         NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; contents.

         1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

         2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

         (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

         (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

         (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

         NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

         1. A stockholder to whom a dissenter's notice is sent must:

         (a) Demand payment;

         (b) Certify whether he or the beneficial owner of whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

         (c) Deposit his certificates, if any, in accordance with the terms of the notice.

         2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

         3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

         NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

         1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

         2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

         1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

         (a) Of the county where the corporation's registered office is located; or

         (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

         2. The payment must be accompanied by:

         (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

         (b) A statement of the subject corporation's estimate of the fair value of the shares;

         (c) An explanation of how the interest was calculated;

         (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

         (e) A copy of NRS 92A.300 to 92A.500, inclusive.

         NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.

         1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

         2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

         NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

         1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

         NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

         1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

         3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

         (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

         (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

         NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

         1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

         2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

         (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

         3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

         4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

         5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                                  EXHIBIT INDEX


                      SEC Report
                      Reference
 Exhibit No.            Number                                     Description
 -----------            ------                                     -----------
   2.1                   2.1                  Asset  Purchase  Agreement  dated March 14, 2002 between  Registrant and
                                              Inventoy.com International, Inc.(1)

   2.2                   2.1                  Acquisition  Agreement  dated  April 23,  2002 by and among  Registrant,
                                              Assure Oil & Gas Corp. ("Assure") and the shareholders of Assure (2)

   2.3                   2.1                  Share Purchase  Agreement dated May 30, 2002 by and among Assure Oil and
                                              Gas Corp., and Gary Freitag, Garth R. Keyte and Evan Stephens.(3)

   2.4                   2.1                  Stock Exchange  Agreement dated August 27, 2002 by and among Registrant,
                                              Inventoy.com  International  Inc., Kaplan Design Group,  Douglas Kaplan,
                                              Ed Kaplan and Ron Beit-Halachmy.(4)

   2.5                   2.1                  Share  Purchase  Agreement  dated  March  6,  2003 by and  among  Assure
                                              Energy,   Inc.,   and  Al  J.   Kroontje,   Trevor  G.  Penford,   Karen
                                              Brawley-Hogg,  Donald J. Brown, Troon Investments,  Ltd., and Quarry Oil
                                              & Gas, Ltd. (9)

   2.6                   2.2                  Amending  Agreement dated March 26, 2003 to March 6, 2003 Share Purchase
                                              Agreement. (9)

   2.7                   2.3                  Amending  Agreement  No. 2 dated  April 11,  2003 to March 6, 2003 Share
                                              Purchase Agreement. (9)

   2.8                   2.1                  Agreement  and Plan of Merger  dated as of  September  9,  2003  between
                                              Assure Energy,  Inc., a Delaware  corporation and Assure Energy, Inc., a
                                              Nevada corporation. (10)

   2.9                   2.2                  Certificate  of Merger as filed  with the  Delaware  Secretary  of State effective September 11, 2003. (10)

   2.10                  2.3                  Articles  of  Merger  as filed  with the  Nevada  Secretary  of State on
                                              September 11, 2003. (10)

   3.1                   3.1                  Certificate of Incorporation of Registrant as filed August 11, 1999.(5)

   3.2                   3.1                  Certificate of Amendment to Certificate of  Incorporation  of Registrant
                                              filed February 15, 2002.(6)

                      SEC Report
                      Reference
 Exhibit No.            Number                                     Description
 -----------            ------                                     -----------
   3.3                   3.1                  Certificate of Amendment to Certificate of  Incorporation  of Registrant
                                              filed May 1, 2002.(2)

   3.4                   3.2                  By-Laws of Assure Energy, Inc., a Delaware corporation.(5)

   3.5                   3.1                  Articles of Incorporation of Assure Energy,  Inc., a Nevada  corporation as filed with the Nevada Secretary of State on September 3, 2003. (10)

   3.6                   3.2                  By-Laws of Assure Energy, Inc., a Nevada corporation. (10)

   4.1                   4.1                  Registration  Rights Agreement dated as of April 23, 2002 by and between
                                              Registrant and the shareholders of Assure Oil & Gas Corp.(1)

   4.3                   4.3                  Certificate  of   Designation,   Preferences  and  Rights  of  Series  A
                                              Preferred Stock of Registrant as filed on June 7, 2002(8)

   4.4.                  4.1                  Certificate  of   Designation,   Preferences  and  Rights  of  Series  B
                                              Preferred Stock of Registrant as filed on August 28, 2002.(4)

   5.1                                        Opinion of  Gottbetter  & Partners,  LLP  regarding  the validity of the securities issued hereby(12)

   10.1                  10.1                 Promissory Note dated April 23, 2002 (2)

   10.2                  10.1                 Convertible Preferred Stock Purchase Agreement dated August 27, 2002 (4)

   10.3                  10.1                 Employment  Agreement dated as of September 12, 2002 between  Registrant and Suzanne West.(7)

   10.4                  10.4                 Convertible  Preferred  Stock  Purchase  Agreement  dated  as of June 1,
                                              2002(8)

   10.5                  10.5                 Employment  Agreement dated as of September 17, 2002 between  Registrant and Harvey Lalach(8)

   10.6                  10.6                 Stock Option Agreement made as of September 17, 2002 between  Registrant and Harvey Lalach(8)

   10.7                  10.7                 Stock Option  Agreement  made as of October 1, 2002  between  Registrant and James Golla(8)

                      SEC Report
                      Reference
 Exhibit No.            Number                                     Description
 -----------            ------                                     -----------
   10.8                  10.8                 Stock Option  Agreement  made as of October 1, 2002  between  Registrant and Primoris Group Inc. (8)

   10.9                  10.9                 Subordinated Promissory Note dated December 28, 2002(8)

   10.10                 10.10                Subordinated Promissory Note with Warrant dated March 15, 2003(8)

   10.11                                      Management and Operational  Services Agreement dated as of September 15,
                                              2003 between Assure Oil & Gas Corp. and Quarry Oil & Gas Ltd. (12)

   10.12                                      Employment  Agreement  dated as of August  29,  2003  among  Registrant,
                                              Assure Oil & Gas Corp. and Colin Emerson(12)

   10.13                                      Employment  Agreement  dated as of August  29,  2003  among  Registrant,
                                              Assure Oil & Gas Corp. and Tim Chorney(12)

   10.14                                      Employment  Agreement  dated as of August  29,  2003  among  Registrant,
                                              Assure Oil & Gas Corp. and Cameron Bogle(12)

   10.15                                      Stock Option  Agreement made as of September 4, 2003 between  Registrant and Lisa Komoroczy(12)

   21                    21                   List of subsidiaries of Registrant (11)

   23.1                                       Consent of Independent Auditors(12)

   23.2                                       Consent of Gottbetter & Partners, LLP. (included in Exhibit 5.1)

   99.1                                       Proxy Card(12)



         (1) Filed with the Securities and Exchange Commission on May 1, 2002 as an exhibit, numbered as indicated above, to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended January 31, 2002, which exhibit is incorporated herein by reference.



         (2) Filed with the Securities and Exchange Commission on May 8, 2002, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K dated April 23, 2002, which Exhibit is incorporated herein by reference.



         (3) Filed with the Securities and Exchange Commission on June 14, 2002, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8K dated May 30, 2002, which exhibit is incorporated herein by reference.



         (4) Filed with the Securities and Exchange Commission on September 11, 2002, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8K dated August 27, 2002, which exhibit is incorporated herein by reference.

         (5) Filed with the Securities and Exchange Commission on May 25, 2001 as an exhibit, numbered as indicated above, to the Registrants' registration statement on Form SB-2, which exhibit is incorporated herein by reference.



         (6) Filed with the Securities and Exchange Commission on April 8, 2002, as an exhibit, numbered as indicated above, to the Registrant's Transition Report on Form 10-QSB for the transition period from August 1, 2001 to December 31, 2001, which exhibit is incorporated herein by reference.



         (7) Filed with the Securities and Exchange Commission on November 19, 2002, as an exhibit, numbered as indicated above, to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002, which exhibit is incorporated herein by reference.



         (8) Filed with the Securities and Exchange Commission on April 15, 2003, as an exhibit, numbered as indicated above, to the Registrant's Annual Report on Form 10KSB for the year ended December 31, 2002, which exhibit is incorporated herein by reference.



         (9) Filed with the Securities and Exchange Commission on August 11, 2003, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8K dated July 28, 2003, which exhibit is incorporated herein by reference.



         (10) Filed with the Securities and Exchange Commission on September 25, 2003, as an exhibit, numbered as indicated above to the Registrant's Current Report on Form 8K dated September 11, 2003, which exhibit is incorporated herein by reference.



         (11) Filed with the Securities and Exchange Commission on October 31, 2003, as an exhibit, numbered as indicated above, to Amendment No. 1 to Registrant's Registration Statement on Form S-4.



         (12) Filed herewith.